ASSET PURCHASE AGREEMENT


                                     BETWEEN


                               STAR MOUNTAIN, INC.


                                       AND


                                ESSEX CORPORATION


                             FOR THE PURCHASE OF THE


                         SYSTEMS EFFECTIVENESS DIVISION





                             dated 16 October, 1997
                 and effective as of 12:01 a.m., 1 October, 1997

                                TABLE OF CONTENTS

                                                                            PAGE

1.  PURCHASE AND SALE OF ASSETS.............................................1

    1.1      Transfer of Assets.............................................1
    1.2      Consideration for the Transferred Assets.......................4
    1.3      Assumption of Liabilities......................................5
    1.4      Allocation of Purchase Price...................................6
    1.5      Security Agreement.............................................6
    1.6      Subordination to all Senior Financing..........................6

2.  REPRESENTATIONS AND WARRANTIES OF SELLER................................7

    2.1      Organization and Qualification ................................7
    2.2      Corporate Power and Authority..................................7
    2.3      Validity, Etc..................................................8
    2.4      Books and Records..............................................8
    2.5      Financial Statements...........................................9
    2.6      Absence of Undisclosed Liabilities.............................9
    2.7      Labor and Employee Relations...................................9
    2.8      Powers of Attorney; Absence of Limitations on Competition;
             Guarantees....................................................10
    2.9      Significant Customers.........................................10
    2.10     Governmental Approvals/Filings................................11
    2.11     Absence of Adverse Change; Conduct of Business................11
    2.12     Certain Practices.............................................11
    2.13     Compliance with Law; Licenses and Permits.....................12
    2.14     Employee Benefits.............................................12
    2.15     Fixed Assets..................................................13
    2.16     Insurance.....................................................14
    2.17     Outstanding Contracts.........................................14
    2.18     Outstanding Leases............................................14
    2.19     Intellectual Properties.......................................15
    2.20     Proprietary Information of Third Parties......................16
    2.21     Transactions with Affiliates..................................16
    2.22     Taxes.........................................................16
    2.23     Litigation....................................................17
    2.24     Environmental Matters.........................................18
    2.25     Broker's or Finder's Fees.....................................20
    2.26     Disclosure....................................................20

3.  REPRESENTATIONS AND WARRANTIES OF BUYER................................20

    3.1      Organization..................................................20
    3.2      Corporate Power and Authority.................................21
    3.3      Validity, Etc.................................................21
    3.4      Broker's or Finder's Fees.....................................21
    3.5      Disclosure....................................................21

4.  COVENANTS AND AGREEMENTS...............................................22

    4.1      Cooperation...................................................22
    4.2      Best Efforts..................................................22
    4.3      Tax Returns...................................................22
    4.4      Investigations................................................23
    4.5      Conduct of Business in the Ordinary Course....................23
    4.6      Preservation of Business......................................24
    4.7      Notification of Material Changes and Litigation...............24
    4.8      Payment of Liabilities........................................25
    4.9      Employees and Consultants.....................................25
    4.10     Billed Accounts Receivable....................................25

5.  CONDITIONS TO THE BUYER'S OBLIGATIONS..................................26

    5.1      Consents......................................................26
    5.2      [Reserved]....................................................26
    5.3      Novation of Contracts.........................................26
    5.4      Representations and Warranties................................26
    5.5      [reserved]....................................................26
    5.6      Opinion of Counsel to the Seller..............................26
    5.7      Closing Documents.............................................28
    5.8      Approval of the Buyer and Its Counsel.........................29

6.  CONDITIONS TO THE SELLER'S OBLIGATIONS.................................29

    6.1      Opinion of Counsel to the Buyer...............................29
    6.2      Closing Documents.............................................29
    6.3      Approval of the Seller and Its Counsel........................29

7.  THE CLOSING AND CERTAIN CLOSING DELIVERIES.............................29

    7.1      Time and Place of Closing.....................................29
    7.2      Deliveries by the Seller......................................30
    7.3      Deliveries by the Buyer.......................................31

8.  INDEMNIFICATION.........................................................32

    8.1      Survival.......................................................32
    8.2      Indemnification by Seller......................................32
    8.3      Notice to Seller...............................................33
    8.4      Indemnification by Buyer.......................................33
    8.5      Notice to the Buyer............................................34
    8.6      Survival of Indemnification....................................34
    8.7      Offset.........................................................35

9.  MISCELLANEOUS...........................................................35

    9.1      Knowledge of Seller............................................35
    9.2      "Person" Defined...............................................35
    9.3      Notices........................................................35
    9.4      Entire Agreement...............................................37
    9.5      Modifications and Amendments...................................37
    9.6      Assignment/Binding Effect......................................37
    9.7      Parties in Interest............................................37
    9.8      Governing Law..................................................37
    9.9      Arbitration....................................................38
    9.10     Severability...................................................38
    9.11     Interpretation.................................................38
    9.12     Headings and Captions..........................................39
    9.13     Reliance.......................................................39
    9.14     Expenses.......................................................39
    9.15     Gender.........................................................39
    9.16     Publicity......................................................39
    9.17     Counterparts...................................................39

                                INDEX TO EXHIBITS

   EXHIBIT A         --  Form of Bill of Sale
   EXHIBIT B         --  Form of Assignment and Assumption Agreement
   EXHIBIT C         --  Forms of Lease Assignment and Assumption Agreement
   EXHIBIT D         --  Form of Subordinated Non-Negotiable Promissory Note
   EXHIBIT E         --  Form of Escrow Agreement
   EXHIBIT F         --  Form of Security Agreement
   EXHIBIT G         --  Form of Subordination Agreement
   EXHIBIT H         --  Form of Certification of Non-Foreign Status


                         INDEX TO SCHEDULES

   Schedule 1.1.2        --       Excluded Assets
   Schedule 1.2          --       Escrow Drawdown Schedule
   Schedule 1.3          --       Assumed Liabilities
   Schedule 1.4          --       Allocation of Purchase Price
   Schedule 2.3          --       Exceptions to Validity
   Schedule 2.5          --       Financial Reports
   Schedule 2.8          --       Powers of Attorney; Limitations on
                                  Competition; Guarantees
   Schedule 2.9          --       Significant Customers
   Schedule 2.10         --       Governmental Approvals
   Schedule 2.11         --       Adverse Changes
   Schedule 2.13         --       Non-Compliance with Laws
   Schedule 2.14         --       Employee Benefits
   Schedule 2.16         --       Insurance
   Schedule 2.17         --       Contracts
   Schedule 2.18         --       Leases
   Schedule 2.19         --       Intellectual Properties
   Schedule 2.20         --       Proprietary Information of Third Parties
   Schedule 2.22         --       Taxes
   Schedule 2.23         --       Litigation
   Schedule 2.24         --       Environmental Permits
   Schedule 5.1          --       Consents
   Schedule 5.3          --       Novated Contracts

                            ASSET PURCHASE AGREEMENT


         THIS ASSET PURCHASE AGREEMENT (this "Agreement") is entered into this 16th day of October, 1997 and effective as the 1st day of October, 1997, by and between STAR MOUNTAIN, INC. (the "Buyer"), a Virginia corporation, and ESSEX CORPORATION (the "Seller"), a Virginia corporation.

                             PRELIMINARY STATEMENTS:

         The Seller,  through its Systems Effectiveness  Division, is engaged in
the  business  of  demining  training  and  training   systems,   human  factors
engineering, and nuclear courier transportation safeguards training; and

         The Seller desires to sell or otherwise transfer to the Buyer certain of its assets and the aforementioned business conducted by it (the "Business").

           NOW THEREFORE, in consideration of these preliminary statements and the mutual covenants, representations, warranties, and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.         PURCHASE AND SALE OF ASSETS

           1.1    TRANSFER OF ASSETS

                  1.1.1 Upon the terms and subject to the conditions set forth in this Agreement, as of the Effective Time (as hereinafter defined), or with respect to the Escrowed Contracts (as hereinafter defined) upon the novation or deemed novation of same in accordance with this
                         Agreement, including Sections 1.1.3 and 1.1.4, the Seller shall transfer to the Buyer, free and clear of all claims, charges, liens, contracts, rights, options, security interests, mortgages, encumbrances, and restrictions whatsoever (individually a "Claim" and collectively, "Claims"), all of the assets, properties and rights owned by the Seller or in which the Seller has any right or interest of every type and description, real, personal and mixed, tangible and intangible, confirmed or contingent relating to the Business (other than the Excluded Assets, as hereinafter defined), including, without limitation, business agreements, property, inventory, goodwill, supplier lists, customer lists, prepaid insurance, licenses and permits, processes, service marks, know-how, show-how, trade secrets, licenses to software (including, without limitation, documentation), computers and computer equipment, files and other records, systems and processes, security deposits, contracts, arrangements and understandings, oral and written, formal and informal, for work to be performed and/or services to be provided, interests in real estate, leasehold and other improvements, machines, machinery, equipment, furniture, fixtures, supplies, all rights and claims under insurance policies and other contracts of whatever nature, all causes of action, claims and demands of every nature relating to the Assumed Liabilities and Contracts (as hereinafter defined), the right to use the name "Systems Effectiveness Division" or any derivative thereof, and all other assets, properties, and rights of every kind and nature owned by the Seller, whether or not specifically referred to in this Agreement (collectively, the "Transferred Assets"), all with the intention that the Business shall be transferred to the Buyer as a going concern. Notwithstanding any provision of this Agreement to the contrary, the Buyer acknowledges that on the Closing Date, a Lease Assignment and Assumption Agreement in the form of EXHIBIT C(2) with respect to the premises located at 1430 Springhill Rd., McLean, Virginia, will not have been obtained. The Seller agrees to use its best efforts to secure from TDP Corporation and deliver to the Buyer such Lease Assignment and Assumption Agreement, executed by TDP Corporation and the Seller, and until such time, to take all such measures as are necessary to mitigate the impact of the Seller's not having obtained such Lease Assignment and Assumption Agreement prior to Closing (including but not limited to allowing the Buyer to use the subject premises).

                  1.1.2 Notwithstanding any provision of this Agreement to the contrary, there shall be excluded from the Transferred Assets and retained by the Seller the assets listed in
                         SCHEDULE 1.1.2 attached hereto and incorporated herein by reference (collectively, the "Excluded Assets").

                  1.1.3 Notwithstanding any provision of this Agreement to the contrary, there shall be excluded from the Transferred Assets and retained by the Seller all assets, contracts, arrangements, and understandings which are not capable of being transferred or assigned without the approval or consent of any party thereto other than the Seller or the approval of a creditor of the Seller if such approval or consent has not been obtained (collectively, the "Contingent Assets"); PROVIDED, however, that the Seller and the Buyer agree that, upon satisfaction of the conditions set forth in Section
                         1.1.4 hereof, the Contingent Assets shall be transferred to the Buyer in accordance with the provisions of Section 1.1.5 of this Agreement and the Contingent Assets shall be deemed Transferred Assets for all purposes under this Agreement; notwithstanding the foregoing, the Buyer acknowledges that the Lease Assignment and Assumption Agreement from TDP Corporation in the form of Exhibit C shall be delivered to the Buyer in accordance with the second paragraph of Section 1.1.1.

                  1.1.4 The Seller shall, at its own cost, cause all contracts listed on SCHEDULE 5.3 to be novated in the name of Buyer as soon as possible after the Closing Date, but in no event later than ninety (90) days following the Closing Date; PROVIDED that Buyer shall reasonably cooperate with Seller and provide such information regarding the Buyer as Seller shall reasonably request in order to novate such contracts, including but not limited to submission to an audit conducted by the
                         Defense Contract Audit Agency. Additionally, if the Federal government or prime contractor (in the event the contract to be novated in the name of the Buyer is a subcontract) should terminate for convenience such contract with the Seller and thereafter contract with the Buyer for substantially the same project, then, in that event, such contract shall be deemed to have been novated to the Buyer, notwithstanding any provision herein to the contrary, and the Seller shall be entitled to payment for such contract in accordance with the amount set forth on SCHEDULE 1.2. Each contract listed on SCHEDULE 5.3 (other than Contract No. NAS9-97022, Grant No. 1 R43 AG14316-01 and Grant No. AA11608-1) shall, until such time as it has been novated as aforesaid, be fully subcontracted to the Buyer at provisional rates except for direct and indirect costs (to the extent provided in the following sentence) properly incurred by the Seller prior to Closing (each such subcontract to be effective as of the Effective Date). Notwithstanding anything in this Agreement to the contrary, the Seller agrees not to claim any indirect costs with respect to any of the contracts listed in SCHEDULE 5.3 in excess of provisional contract costs and then, only when and to the extent funds to cover such costs are available after payment of all amounts due the Buyer with respect to the subject contract (any of the foregoing claims for such costs by the Seller to be subordinate in all respects to the claims of the Buyer).

                  1.1.5 The Seller shall transfer the Transferred Assets to the Buyer at Closing pursuant to a Bill of Sale in substantially the form of EXHIBIT A, an Assignment and Assumption Agreement in substantially the form of EXHIBIT B, Lease Assignment and Assumption Agreement in substantially the forms of EXHIBIT C(1), C(2) AND C(3), and such other documents and instruments as are necessary to give effect to the transfer, conveyance, and assignment of the Transferred Assets as the Buyer or its counsel may reasonably request.

                  1.1.6 At any time and from time to time after the Closing Date, at the request of the Buyer and without further consideration, the Seller shall execute and deliver such other instruments of sale, transfer, conveyance, assignment, and confirmation as may be reasonably requested in order to more effectively transfer, convey, and assign to the Buyer and to confirm the Buyer's title to the Transferred Assets.

   1.2            CONSIDERATION FOR THE TRANSFERRED ASSETS
                  The total consideration for the Transferred Assets and the Business to be paid to the Seller shall be equal to the sum of $1,475,000 (the "Estimated Purchase Price"), subject to adjustment as follows:

                  1.2.1 The Estimated Purchase Price shall be increased or decreased, dollar for dollar, by the amount by which the net worth of the Transferred Assets at the Effective Date is greater or less than, respectively, the sum of $522,381 which number represents the net worth as of August 31, 1997.

                  1.2.2  [reserved]

                  The Estimated Purchase Price shall be payable as follows:

                  1.2.3 The deposit in the amount of two hundred thousand dollars ($200,000) delivered to Seller on July 14, 1997 shall be deemed paid to the Seller.

                  1.2.4  [reserved]

                  1.2.5 Payments by wire transfer at Closing for and on behalf of the Seller to Signet Bank/Virginia in the amount of two hundred sixty four thousand Dollars ($264,000) and F&M Bank in the amount of $61,000, all in accordance with wiring instructions provided and certified by the Seller at Closing.

                  1.2.6 The principal amount of $325,000 plus interest, payable in fifteen (15) equal monthly payments of principal and interest in the amount of twenty two thousand nine hundred eighty nine Dollars ($22,989), represented by a secured, subordinated, non-negotiable promissory note payable to the Seller plus interest at nine percent (9%) per annum (the "Promissory Note"), the form of which is attached hereto as EXHIBIT D. The payments under the Promissory Note shall be secured as provided in the Security Agreement and subordinated in accordance with Section 1.6.

                  1.2.7 An amount equal to six hundred twenty five thousand Dollars ($625,000) shall be deposited by the Buyer into an escrow account on the Closing Date (the "Escrowed Funds") to be retained, paid to the Seller, returned to the Buyer or otherwise held in accordance with that certain Escrow Agreement in the form of EXHIBIT E hereto, to be executed and delivered by the Buyer and the Seller at Closing.

                         Within twenty (20) days following the Closing Date, the Seller and the Buyer shall jointly determine the adjustment to the Purchase Price, if any, pursuant to
                         Section 1.2.1. If the Purchase Price is greater than the Estimated Purchase Price, then the Buyer shall pay to the Seller by certified check the difference between the Purchase Price and the Estimated Purchase Price within five (5) business days following determination of the Purchase Price. If the Estimated Purchase Price is greater than the Purchase Price, then the Seller shall pay to the Buyer by certified check the difference between the Purchase Price and the Estimated Purchase Price within five (5) days following determination of the Purchase Price; PROVIDED that, at the Buyer's option, such amount may be deducted from the Escrowed Funds.

   1.3    ASSUMPTION OF LIABILITIES

                  1.3.1 The only obligations and liabilities to be assumed by the Buyer in connection with its acquisition of the Transferred Assets (the "Assumed Liabilities") are the obligations and liabilities specifically listed on
                         SCHEDULE 1.3 and obligations and liabilities arising after the Effective Time, including obligations under executory contracts listed on SCHEDULE 1.3 arising after the Effective Time (provided such contracts are not in default and are assigned in writing by the Seller with the written consent of the other party or parties thereto, if necessary, and are delivered to the Buyer on or prior to the Effective Time).

                  1.3.2 The Buyer shall assume the Assumed Liabilities pursuant to the Assignment and Assumption Agreement substantially in the form of EXHIBIT B and the Lease Assignment and Assumption Agreement substantially in the form of EXHIBIT C. The Seller shall remain liable for the payment of all other liabilities and obligations of the Seller which accrue prior or subsequent to the Effective Time. Except for the Assumed Liabilities in the amount and to the extent provided in this Section 1.3 (if such amount or extent is stated therein), the Buyer shall not assume or be responsible for any other liabilities or obligations which relate in any manner to the operation of the Business prior to the Effective Time, and the Seller shall indemnify, defend, and hold the Buyer harmless from all of such obligations and liabilities as set forth in Section 8.2 below. Operating expenses, including without limitation rent payable under real estate and equipment leases, staff commissions, unpaid vacation and holiday pay, and rebates to customers for which bills are received or payment became due after the Effective Time with respect to periods both prior to and after the Effective Date will be allocated to each of the Seller and the Buyer on a pro-rata basis according to the ratio of pre- Effective Time days to post-Effective Time days; promptly upon receipt of notice from one party of amounts so allocated to the other, the party to whom notice was directed shall remit full payment therefor to the other party.

   1.4    ALLOCATION OF PURCHASE PRICE

          The considerations paid and the liabilities assumed by the Buyer pursuant to Sections 1.2 and 1.3 above shall be allocated among the Transferred Assets purchased hereunder as set forth on SCHEDULE 1.4 attached hereto, the amounts set forth thereon to be modified in amounts mutually agreeable to the Buyer and the Seller to take into account any adjustments to the Estimated Purchase Price made pursuant to this Agreement. The Seller and the Buyer each hereby covenant and agree that neither of them will take a position on any income tax return, before any governmental agency, or in any judicial proceeding that is in any way inconsistent with the allocation set forth on
          SCHEDULE 1.4. Each party shall duly and timely file Form 8594 with its appropriate tax returns.

   1.5    SECURITY AGREEMENT

          The obligation of the Buyer to make payment due under Section 1.2.6 shall be secured pursuant to the terms of a Security Agreement in the form of EXHIBIT F hereto, to be executed by the Buyer and the Seller at Closing.

   1.6    SUBORDINATION TO ALL SENIOR FINANCING

          All payments under the Note and the Security Agreement, and the security provided to the Seller pursuant to this Agreement and the Security Agreement shall be subordinate in all respects to all Senior Financing. For purposes of this Agreement, "Senior Financing" shall mean (i) all financing of any nature (excluding operating and capital leases and purchase money security interest financing) obtained by the Buyer, the aggregate outstanding principal of which does not exceed the sum of four million five hundred thousand Dollars ($4,500,000),
          (ii) all operating and capital leases, (iii) all other extensions of credit which are secured by a purchase money security interest, (iv) all financing secured or to be secured by the shares of any entity which was or is acquired by the Buyer, in which entity the Buyer holds or will hold a controlling interest, (v) up to $200,000 in any types of encumbrances of the Buyer's assets other than those described in
          (i) through (iv) which are in existence as of the Effective  Date, and
          (vi) all circumstances giving rise to any liens or encumbrances on the Buyer's assets of any nature which are contested by the Buyer in good faith. The Seller agrees to execute and deliver to the Buyer at Closing a Subordination Agreement in the form of EXHIBIT G. The Seller further agrees upon the request of the Buyer to execute and deliver all such additional agreements and documents as may be reasonably required by any third party now or hereafter providing Senior

          Financing to evidence the aforementioned subordination of payment and security interest.

2.        REPRESENTATIONS AND WARRANTIES OF SELLER

          As an inducement to the Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, the Seller represents and warrants to the Buyer, as of the Effective Date, as of the date hereof and as of the Closing Date, as follows:

   2.1    ORGANIZATION AND QUALIFICATION

          The Seller is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia. The Seller is qualified to do business in the Commonwealth of Virginia, the State of Florida, the State of New Mexico, and the State of Alabama. The nature of the Business or the Transferred Assets does not require the Seller to be licensed or qualified in any jurisdiction in which the failure to so qualify would have a material adverse effect on the Business or the Transferred Assets. The Seller has made available to the Buyer complete and correct copies of the Articles of Incorporation and By-laws of the Seller as currently in effect.

   2.2    CORPORATE POWER AND AUTHORITY

          The Seller has the corporate power and authority to own and hold its properties and to carry on its business as now conducted, including, to the best of the Seller's knowledge and belief, the right to use the name "Systems Effectiveness Division." The Seller:

                  2.2.1 has the corporate power and authority to execute, deliver, and perform this Agreement (including the
                         Exhibits and the Schedules hereto) and the other documents and instruments contemplated hereby (collectively, this Agreement, the Exhibits and Schedules hereto, and the other documents and instruments contemplated hereby, including but not limited to the Non- negotiable Promissory Note, the Assignment and Assumption Agreement, the Lease Assignment and Assumption Agreement, and the Bill of Sale shall constitute the "Documents")and to consummate the transactions contemplated hereby and thereby;

                  2.2.2 has taken all necessary corporate and shareholder action to authorize and approve the execution, delivery, and performance of this Agreement and the other Documents and the consummation of the transactions contemplated hereby and thereby; and

                  2.2.3 has duly and validly executed and delivered this Agreement and the other Documents and this Agreement and the other Documents constitute valid and binding obligations of the Seller, enforceable against the Seller in accordance with their terms.

   2.3    VALIDITY,  ETC.

          Except as set forth on SCHEDULE 2.3, neither the execution and delivery of this Agreement or the other Documents, the consummation of the transactions contemplated hereby or thereby, nor the performance of this Agreement or the other Documents by the Seller will:

                  2.3.1 violate, conflict with or result in any breach of any trust agreement, articles of incorporation, bylaw, judgment, decree, order, statute, or regulation applicable to the Seller;

                  2.3.2 violate, conflict with or result in a breach, default, or termination or give rise to any right of termination, cancellation, or acceleration of the maturity of any payment date of any of the obligations of the Seller or increase or otherwise affect the obligations of the Seller under any law, rule, regulation, or any judgment, decree, order, governmental permit, license, or order or any of the terms, conditions, or provisions of any mortgage, indenture, note, license, agreement, or other instrument or obligation related to the Seller or to the Seller's ability to consummate the transactions contemplated hereby or thereby, except for such defaults (or rights of termination, cancellation, or acceleration) as to which requisite waivers or consents have been or as of the Closing Date will be obtained in writing and provided to the Buyer;

                  2.3.3 violate any order, writ, injunction, decree, statute, rule, or regulation applicable to the Seller; or

                  2.3.4  result  in  the   creation   of  any  Claim   upon  the
                         Transferred Assets.

  2.4     BOOKS AND RECORDS

          The minute books of the Seller, the relevant portions of which have been or will be made available to the Buyer and its representatives, contain materially accurate records of all meetings of and corporate actions or written consents by the shareholders and Board of Directors of the Seller relating to the Business or the Transferred Assets set forth in such minute books during the period of January 1, 1993 through the date of this Agreement.

  2.5     FINANCIAL STATEMENTS

          The Seller has previously furnished to the Buyer, and attached hereto as SCHEDULE 2.5 are the Seller's SEC Form 10-KSB Annual Report Quarterly Filings dated December 29, 1996, and quarterly reports filed for SEC Form 10-QSB's for the period ended March 30, 1997 and June 29, 1997, on file with the United States Securities and Exchange Commission, and the unaudited balance sheet of the Seller's Systems Effectiveness Division (the "Balance Sheet") as of August 31, 1997 (the "Balance Sheet Date"). All such financial reports (the "Financial Reports") have been prepared in good faith in accordance with the books and records of the Seller, and accurately and fairly present the financial position and results of operations of the Seller as of their respective dates and for their respective periods. Such statements were not necessarily prepared in accordance with generally accepted accounting principles. Such books and records relating to the Transferred Assets and the Business are complete and correct in all material respects, accurately reflect all transactions of the Business, and have been made available to the Buyer for examination. Since the Balance Sheet Date:

                  2.5.1 there has been no change in the assets, liabilities, or financial condition of the Seller's Systems
                         Effectiveness Division from that reflected in the Balance Sheet except for changes in the ordinary course of business consistent with past practice and which have not been materially adverse; and

                  2.5.2 none of the business, prospects, financial condition, operations, property or affairs of the Seller's Systems Effectiveness Division has been materially adversely affected by any occurrence or development, individually or in the aggregate, whether or not insured against. The Seller has disclosed to the Buyer all material facts relating to the preparation of the Financial Reports to the extent they relate to the Business or the Transferred Assets.


  2.6     ABSENCE OF UNDISCLOSED LIABILITIES

          The Seller is not bound by any agreement, or subject to any charter or other corporate restriction or any legal requirement, which has, or in the future can reasonably be expected to have, a material adverse effect on the Business or the Transferred Assets.

  2.7     LABOR AND EMPLOYEE RELATIONS

          The Seller is not a party to or bound by any collective bargaining agreement with any labor organization, group, or association covering any of its employees, and the Seller has no knowledge of any attempt to organize the Seller's employees by any Person, unit, or group seeking to act as their bargaining agent. There are no pending or, to the best knowledge of the Seller, threatened charges (by employees, their representatives, or governmental authorities) of unfair labor practices or of employment discrimination or of any other wrongful action with respect to any aspect of employment of any person employed or formerly employed by the Seller. To the best knowledge of the Seller, no union representation election relating to employees of the Seller has been scheduled by any governmental agency or authority, no organizational effort is being made with respect to any of such employees, and there is no investigation of the Seller's employment policies or practices by any governmental agency or authority pending or threatened. The Seller is not currently, nor has it been, involved in labor negotiations with any unit or group seeking to become the bargaining unit for any employees of the Seller. The Seller has not experienced any material work stoppages, and to the best knowledge of the Seller, no work stoppage is planned.

  2.8     POWERS OF ATTORNEY; ABSENCE OF LIMITATIONS ON COMPETITION; GUARANTEES

          With respect to the Business or the Transferred Assets, except as set forth in SCHEDULE 2.8:

                  2.8.1 no power of attorney or similar authorization given by the Seller presently is in effect or outstanding;

                  2.8.2 no contract or agreement to which the Seller is a party or is bound or to which the Business or Transferred Assets is subject limits the freedom of the Seller to compete in any line of business or with any Person, to the extent same relates to the Business or the Transferred Assets; and

                  2.8.3 the Seller is not a party to or bound by any guarantee of any debt or obligation of any other Person.

  2.9     SIGNIFICANT  CUSTOMERS

          Set forth on SCHEDULE 2.9 is a true and correct list of the Seller's six (6) largest customers of the Business for the most recent twelve month period ending December 29, 1996 together with the amount of services attributable to such customers expressed in dollars and as a percentage of total sales and services. Except as set forth in
          SCHEDULE 2.9, none of the customers identified on SCHEDULE 2.9 has terminated, materially reduced, or to the best knowledge of the Seller, threatened to terminate or materially reduce its request for services of the Seller during the period covered by such schedule.

  2.10   GOVERNMENTAL  APPROVALS/FILINGS

          Except as set forth in SCHEDULE 2.10, no registration or filing by the Seller with, or consent or approval for the Seller of or other action by, any Federal, state, or other governmental agency or instrumentality is or will be necessary for the valid execution, delivery, and performance by the Seller of this Agreement.

  2.11    ABSENCE OF ADVERSE CHANGE; CONDUCT OF BUSINESS

          During the period from the Balance Sheet Date to and including the date of this Agreement, except as set forth on SCHEDULE 2.11, the Seller has not, relative to the Business or the Transferred Assets:

                 2.11.1 borrowed or agreed to borrow any material amount of funds or incurred any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise), or guaranteed or agreed to guarantee any obligations of others;

                 2.11.2 canceled any indebtedness owing to it or any claims that it might have possessed, waived any material rights of substantial value or sold, leased, encumbered, transferred or otherwise disposed of, or agreed to sell, lease, encumber, or otherwise dispose of its assets or permitted any of its assets to be subjected to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind;
                 2.11.3 made any material capital expenditure or commitment therefor;

                 2.11.4 increased its indebtedness for borrowed money or made any loan to any Person;

                 2.11.5 written off as uncollectible any notes or accounts receivable, except write-offs in the ordinary course of business [charged to applicable reserves]; 2.11.6 made any material change in any method of accounting or auditing practice;

                 2.11.7 otherwise conducted its business or entered into any transaction, except in the usual and ordinary manner; or

                 2.11.8 agreed, whether or not in writing, to do any of the foregoing.

  2.12 CERTAIN PRACTICES Neither the Seller, nor any of its directors or officers, or to the best knowledge of the Seller, its employees have, directly or indirectly, used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity; made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; violated any provision of applicable law; established or maintained any unlawful or unrecorded fund of corporate monies or other assets; made any false or fictitious entry on the books or records of the Seller or any subsidiary; made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment; or made any bribe, kickback, or other payment of a similar or comparable nature, whether lawful or not, to any person or entity, private or public, regardless of form, whether in money, business, or to obtain special concessions, or to pay for favorable treatment for business secured or for special concessions already obtained.

  2.13    COMPLIANCE WITH LAW; LICENSES AND PERMITS

          Except as set forth on SCHEDULE 2.13, the Seller has complied in all material respects with all laws, ordinances, legal requirements, rules, regulations, and orders applicable to it, its operations, properties, assets, products, and services. Except as set forth on
          SCHEDULE 2.13, there is no existing law, rule, regulation, or order, and the Seller is not aware of any proposed law, rule, regulation, or order, whether Federal, state, or local, which would prohibit or materially restrict the Buyer from, or otherwise materially adversely affect the Buyer in, conducting the Business in the manner heretofore conducted by the Seller in any jurisdiction in which the Business is now conducted. The Seller possesses all franchises, permits, licenses, certificates, and consents required from any governmental or regulatory authority in order for the Seller to carry on the Business as currently conducted and to own and operate the Transferred Assets as now owned and operated, the failure of which to possess would have a material adverse effect on the Business or the Transferred Assets.

  2.14    EMPLOYEE BENEFITS


                 2.14.1 Set forth on SCHEDULE 2.14 is a list of all pension, profit sharing, retirement, deferred compensation, multi employer (as defined under ERISA), stock purchase, stock option, incentive, bonus, vacation, severance, disability, hospitalization, medical insurance, life insurance, fringe benefit, welfare, and other employee benefit plans, programs, or arrangements pursuant to which the Seller or its ERISA Affiliates provides (directly or indirectly, individually, or jointly through others) benefits or compensation to or on behalf of employees or former employees of the Seller or its ERISA Affiliates, whether formal or informal, whether or not written ("Employee Plan"). On request by the Buyer, the Seller shall furnish a copy of each Employee Plan and a copy of any related materials. The Seller will maintain the benefits listed on SCHEDULE 2.14 in full force and effect through the Effective Time. The Buyer shall have no obligation or liability of any kind or nature for any compensation or benefits of any kind or nature to the employees or consultants of the Seller for services rendered prior to the Effective Time.

                 2.14.2 Neither the Seller nor any of its ERISA Affiliates is or has been a participant in, or is or has been obligated to maintain or to make contributions to, a multi-employer plan (within the meaning of ERISA
                         Section 3(37) and ERISA Section 4001(a)(3)) or an Employee Plan which is subject to Title IV of ERISA. Neither the Seller nor any ERISA Affiliate has sponsored, contributed to, or been obligated under Title I or IV of ERISA to contribute to a "defined benefit plan" (as defined in ERISA Section 3(35)).

                 2.14.3 Neither the Seller nor its ERISA Affiliates have entered into any contract, agreement, or arrangement (whether oral or written) under which the Seller or its ERISA Affiliates have assumed any liability relating to their clients' retirement plans, nor have the Seller and/or its ERISA Affiliates made any verbal representations that the use of any employees of the Seller or its ERISA Affiliates would have no adverse consequence on such client retirement plans.


                 2.14.4 Neither the Seller nor its ERISA Affiliates have engaged in employee leasing as defined in this Section
                         2.14.4. Employee leasing is defined solely for purposes of this Section 2.14.4 to mean the placement by an employer (customer) of all or most of its existing work force onto the payroll of an employee leasing firm and an explicit co-employment relationship following the termination-lease back.

                 2.14.5 For purposes of this Section 2.14, the term "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and the term "ERISA Affiliate" shall mean each trade or business (whether or not incorporated) which together with the Seller is treated as a single employer under Section 414(b), (c), (m),
                         (o) or (t) of the Code.

  2.15    FIXED  ASSETS

          The list of Fixed Assets for the Period Ending 08/31/97, prepared by the Seller, contains a true and complete list of all of the Seller's fixed assets relating to the Business, whether owned or leased. The Seller has good and marketable title to all of its fixed assets relating to the Business, free and clear of all claims, liens, mortgages, charges, and encumbrances except as disclosed in the Balance Sheet. All of the Seller's fixed assets relating to the Business, whether owned or leased, are adequate and usable for the purposes for which they are currently used and are in good operating condition and repair, normal wear and tear excepted.

  2.16    INSURANCE

          The Seller is, and will be through the Effective Time, insured with insurers in respect of its properties, assets, and businesses as set forth on the attached SCHEDULE 2.16. SCHEDULE 2.16 lists the insurance coverage carried by the Seller, which insurance will remain in full force and effect with respect to all events occurring prior to the Effective Time.

  2.17    OUTSTANDING CONTRACTS

          SCHEDULE 2.17 sets forth a description of all existing contracts, agreements, leases, commitments, licenses, and franchises, relating to the Business and the Transferred Assets, which involve obligations or commitments by the Seller of $1,000 or more and are not cancelable by the Seller without penalty within 30 days (collectively "Contracts"), whether written or oral. The Seller has delivered or made available to the Buyer true, correct, and complete copies of all of the Contracts specified on SCHEDULE 2.17 which are in writing, and such schedule sets forth a complete description of all Contracts which are not in writing. All of the Contracts are in full force and effect and enforceable in accordance with their terms, except to the extent that the enforceability thereof may be subject to or affected by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or other laws relating to or affecting the rights of creditors generally. Except as set forth on SCHEDULE 2.17, the Seller and, to the best knowledge of the Seller, each other party thereto has materially performed all the obligations required to be performed by it, has received no notice of default, and is not in default (with due notice or lapse of time or both) under any of the Contracts.

          The Seller has no present expectation or intention of not fully performing all its obligations under each of the Contracts, and the Seller has no knowledge of any breach or anticipated breach by the other party to any of the Contracts to which the Seller is a party. Except as set forth on SCHEDULE 2.17, none of the Contracts has been terminated; no notice has been given by any party thereto of any alleged default by any party thereunder; and the Seller is not aware of any intention or right of any party to declare another party to any of the Contracts to be in default. Except as set forth on SCHEDULE 2.17, there exists no actual or, to the best knowledge of the Seller, threatened termination, cancellation, or limitation of the business relationship of the Seller by any party to any of the Contracts.

  2.18    OUTSTANDING LEASES

          SCHEDULE 2.18 sets forth a description of each agreement by which the Seller leases each parcel of real property (the "Leased Parcels") used in connection with the

          Business (collectively, the "Leases"). The Seller has delivered or made available to the Buyer true, correct, and complete copies of all of the Leases specified on SCHEDULE 2.18. All rents due under the Leases have been paid. All of the Leases are in full force and effect and enforceable in accordance with their terms, except to the extent that the enforceability thereof may be subject to or affected by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or other laws relating to or affecting the rights of creditors generally. Except as set forth on SCHEDULE 2.18, the Seller and, to the best knowledge of the Seller, each other party thereto has performed all the obligations required to be performed by it, has received no notice of default, and is not in default (with due notice or lapse of time or both) under any of the Leases. The Seller has no present expectation or intention of not fully performing all its obligations under each of the Leases prior to the Effective Time, and the Seller has no knowledge of any breach or anticipated breach by the other party to any of the Leases. Except as set forth on SCHEDULE 2.18, none of the Leases has been terminated; no notice has been given by any party thereto of any alleged default by any party thereunder; and the Seller is not aware of any intention or right of any party to declare another party to any of the Leases to be in default. There exists no actual or, to the best knowledge of the Seller, threatened termination, cancellation, or limitation of the business relationship of the Seller with any party to any of the Leases.

  2.19    INTELLECTUAL PROPERTIES

          SCHEDULE 2.19 contains an accurate and complete list of all domestic and foreign letters patent, patents, patent applications, patent licenses, software licenses and know-how licenses, trade names, trademarks, copyrights, unpatented inventions, service marks, trademark registrations and applications, service mark registrations and applications and copyright registrations and applications, trade secrets, or other confidential proprietary information owned or used by the Seller in the operation of the Business (collectively the "Intellectual Property"). Except as set forth on SCHEDULE 2.19 and except for commercial software licensed for use on personal computers, the Seller owns the entire right, title, and interest in and to the Intellectual Property, trade secrets, and technology used in the operation of its business. Except as set forth on SCHEDULE 2.19, there have been and are no pending or, to the best knowledge of the Seller, threatened proceedings or litigation or other adverse claims affecting or with respect to the Intellectual Property. There is, to the best knowledge of the Seller, no reasonable basis upon which a claim may be asserted against the Seller for infringement of any domestic or foreign letters patent, patents, patent applications, patent licenses and know-how licenses, trade names, trademark registrations and applications, common law trademarks, service marks, service mark registrations or applications or copyrights, copyright registrations or applications, trade secrets, or other confidential proprietary information. To the best knowledge of the Seller, no Person is infringing the Intellectual Property.

  2.20    PROPRIETARY INFORMATION OF THIRD PARTIES

          Except as disclosed on SCHEDULE 2.20, no third party has claimed or, to the best knowledge of the Seller, has reason to claim that any Person employed by or consulting with the Seller ("Related Person") has:

                 2.20.1  violated  or may  be  violating  any of  the  terms or
                         conditions     of     such     person's    employment,
                         non-competition, or non-disclosure agreement with such third party;

                 2.20.2 disclosed or may be disclosing or utilized or may be utilizing any trade secret or proprietary information or documentation of such third party, or

                 2.20.3 interfered or may be interfering in the employment relationship between such third party and any of its present or former employees. No third party has requested information from the Seller which suggests that such a claim might be contemplated. Except as disclosed on SCHEDULE 2.20, to the best knowledge of the Seller, no Related Person has employed or proposes to employ any trade secret or any information or documentation proprietary to any former employer and, no Related Person has violated any confidential relationship which such person may have had with any third party, in connection with the development, or sale of any service of the Seller, and the Seller has no reason to believe there will be any such employment or violation.

  2.21    TRANSACTIONS WITH AFFILIATES

          No director, officer or shareholder of the Seller, or member of the family of any such person, or any corporation, partnership, trust, or other entity controlled by any of the foregoing persons, is a party to any transaction with the Seller relating to the Business or the Transferred Assets, including any contract, agreement, or other arrangement providing for the employment of, furnishing of services by, rental of real or personal property from, or otherwise requiring payments or involving other obligations to any such person or firm.

  2.22    TAXES

          Except as set forth on SCHEDULE 2.22, all federal, state, local, and foreign tax returns and tax reports required to be filed by the Seller on or before the date hereof have been timely filed with the appropriate governmental agencies in all jurisdictions in which such returns and reports are required to be filed and all amounts shown as owing thereon have been paid. All taxes (including, without limitation, income, accumulated earnings, property, sales, use, franchise, value added, fuel, employees' income withholding, and social security taxes) which have become due or payable or are required to be collected by the Seller or are otherwise attributable to any periods ending at or before the Effective Time and all interest and penalties thereon, whether disputed or not, have been paid or will be paid in full or adequately and properly reflected on the Balance Sheet or the Seller's books and records on or prior to the Closing Date. Except as set forth on SCHEDULE 2.22, all deposits required by law to be made by the Seller with respect to employees' withholding taxes have been duly made, and as of the Closing Date all such deposits due will have been made. Except as set forth on SCHEDULE 2.22, no examination of any tax return of the Seller is currently in progress. There are no outstanding agreements or waivers extending the statutory period of limitations applicable to any such tax return.

  2.23    LITIGATION

          With respect to the Business or the Transferred Assets, or arising out of or in any way relating to the Transferred Assets, except as set forth on SCHEDULE 2.23, there is no:

                 2.23.1 action, suit, claim, proceeding, or investigation pending or, to the best knowledge of the Seller, threatened against or affecting the Seller (whether or not such the Seller is a party or prospective party thereto), at law or in equity, or before or by any Federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign;

               2.23.2    arbitration proceeding pending relating to the Seller;

               2.23.3 governmental inquiry pending or threatened against or involving the Seller, and there is no basis for any of the foregoing. The Seller has not received any opinion or memorandum or legal advice from legal counsel to the effect that it is exposed, from a legal standpoint, to any liability or disadvantage by reason of any specific action or inaction on the part of the Seller which may be material to the business, prospects, financial condition, operations, property or affairs of the Seller; or

               2.23.4 other claim that would materially or adversely affect the Business or the Transferred Assets

          There are no outstanding orders, writs, judgments, injunctions, or decrees served upon the Seller by any court, governmental agency, or arbitration tribunal against the Seller. There are no facts or circumstances which may result in institution of any action, suit, claim, or legal, administrative, or arbitration proceeding or investigation against, involving, or affecting the Seller or the transactions contemplated hereby. The Seller is not in default with respect to any order, writ, injunction, or decree known to or served upon it from any court or of any Federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign. With respect to the Business or the Transferred Assets, except as disclosed on SCHEDULE 2.23, there is no action or suit by the Seller pending or threatened against others.

  2.24    ENVIRONMENTAL MATTERS

              2.24.1     COMPLIANCE

                         The  Seller  and   all  those  properties  the  leases
                          for  which   are  contained  on  SCHEDULE  2.18  (the
                         "Leased Parcels") are in compliance with all applicable
                         laws, rules, regulations, orders, ordinances, judgments, and decrees of all governmental authorities with respect to all environmental statutes, rules, and regulations. Except as set forth on SCHEDULE 2.24, the Seller has not received notice of, nor does the Seller have knowledge of, any past, present, or future events, conditions, circumstances, activities, practices, incidents, actions, or plans of the Seller or the Seller's predecessors, either collectively, individually, or severally, which may interfere with or prevent continued compliance with, or which may give rise to any common law or legal liability or otherwise form the basis of any claim, action, suit, proceeding, hearing, or investigation, based on or related to the disposal, storage, handling, manufacture, processing, distribution, use, treatment, or transport, or the emission, discharge, release, or threatened release into the environment, of any Substance. As used in this
                         Section 2.24, the term "Substance" or "Substances" shall mean any pollutant, hazardous substance, hazardous material, hazardous waste, or toxic waste, as defined in any presently enacted federal, state, or local statute or any regulation that has been promulgated pursuant thereto. No part of any of the Leased Parcels has been listed or proposed for listing on the National Priorities List established by the United States Environmental Protection Agency, or any other such list by any federal, state, or local authorities.


              2.24.2     ENVIRONMENTAL SUBSTANCE LIABILITY

                         No event has occurred or condition exists or operating practice is being employed that could give rise to liability on the part of the Seller, either at the present time or in the future, for any losses, liabilities, damages (whether consequential or otherwise), settlements, penalties, interest, expenses, and costs of responses, including any such liability on account of the right of any governmental or private entity or person, and including closure expenses, costs of assessment, containment, removal, or response (other than monitoring or transportation or disposal of materials required to be transported or disposed of in the ordinary course of business consistent with past practice) arising under any rule or federal, state, or local statute, or any regulation that has been promulgated pursuant thereto, or common law, as a result of or in connection with, or alleged to be as a result of or in connection with, the following:


                           2.24.2.1     the       handling,    storage,    use,
                                        transportation,   or   disposal  of any
                                        Substances  in  or  near  or  from  the
                                        Leased Parcels;


                           2.24.2.2 the handling, storage, use, transportation, or disposal of any
                                        Substances   by   the   Seller   or  its
                                        predecessors  which  Substances  were  a
                                        product,    by-product,   or   otherwise
                                        resulted from the operations conducted by or on behalf of the Seller or its predecessors;

                           2.24.2.3 any intentional or unintentional emission, discharge, or release of any Substances in or near or from facilities into or upon the air, surface water, ground water, or land or any disposal, handling, manufacturing, processing,
                                        distribution,    use,   treatment,    or
                                        transport of such Substances in or near or from facilities by or on behalf of the Seller or its predecessors; or

                           2.24.2.4 the presence of any toxic or hazardous building materials (including but not
                                        limited   to    asbestos    or   similar
                                        substances)  in  any  facilities  of the
                                        Seller, including but not limited to the
                                        inclusion  of  such   materials  in  the
                                        exterior and interior walls, floors, ceilings, tile, insulation or any other portion of building structures.

             2.24.3      ENVIRONMENTAL PERMITS

                         The Seller has obtained and holds all registrations, permits, licenses, and approvals issued by or on behalf of any federal, state, or local governmental body or agency if any ("Environmental Permits") that are required in connection with the operation by the Seller of the Leased Parcels, the discharge or emission of Substances by the Seller from the Leased Parcels, or the generation, treatment, storage, transportation, or disposal of any such Substances by the Seller. Such Environmental Permits, which are described on SCHEDULE 2.24, are currently effective and sufficient for the operation of the Leased Parcels and the business of the Seller as currently conducted and intended to be conducted. The Seller is in compliance with all terms and
                                     - 19 -
                         conditions of the Environmental Permits, and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables contained in those laws or provisions or contained in any regulation, code, plan, order, decree, judgment, notice, or demand letter issued, entered, promulgated, or approved thereunder and applicable to the Seller.

  2.25    BROKER'S  OR FINDER'S  FEES

          No agent, broker, person, or firm acting on behalf of Seller is, or will be, entitled to any commission or broker's or finder's fees from the Seller or from any person controlling, controlled by, or under common control with the Seller in connection with any of the transactions contemplated herein.

  2.26    DISCLOSURE

          All Documents delivered or to be delivered by or on behalf of the Seller in connection with this Agreement and the transactions contemplated hereby are true, complete, and correct in all material respects. Neither this Agreement, nor any of the other Documents contains any untrue statement of a material fact or omits a material fact necessary to make the statements made by Seller herein or therein, in light of the circumstances in which made, not misleading. There is no fact known to the Seller which materially and adversely affects the business, prospects or financial condition of the Seller or its properties or assets, which has not been set forth in the Documents.

3.        REPRESENTATIONS AND WARRANTIES OF BUYER

          As an inducement to the Seller to enter into this Agreement and to consummate the transactions contemplated hereby, the Buyer represents and warrants to the Seller, as of the date hereof and as of the Closing Date, as follows:

  3.1     ORGANIZATION

          The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the Commonwealth of Virginia and is duly qualified to transact business as a foreign corporation in each jurisdiction in which the failure to so qualify would have a material adverse impact on the Buyer's ability to purchase the Business and the Transferred Assets pursuant to this Agreement and to perform its obligations under this Agreement and the other Documents.

  3.2     CORPORATE POWER AND AUTHORITY

          The Buyer has the corporate power and authority to execute, deliver, and perform this Agreement and the other Documents. The execution, delivery, and performance of the Documents contemplated hereby and the consummation of the transactions contemplated hereby and thereby have been duly authorized and approved by all necessary corporate and shareholder action of the Buyer. The Documents to be executed and delivered by the Buyer have been duly executed and delivered by, and constitute the legal, valid, and binding obligation of, the Buyer enforceable against the Buyer in accordance with their terms.

  3.3     VALIDITY, ETC.

          Neither the execution and delivery by the Buyer of this Agreement and the other Documents, the consummation by the Buyer of the transactions contemplated hereby or thereby, nor the performance by the Buyer of this Agreement and such other agreements in compliance with the terms and conditions hereof and thereof will:

             3.3.1 violate, conflict with, or result in any breach of any trust agreement, articles of incorporation, bylaw, judgment, decree, order, statute, or regulation applicable to the Buyer;

             3.3.2 violate, conflict with, or result in a breach of or default (or give rise to any right of termination, cancellation, or acceleration) under any law, rule, or regulation or any judgment, decree, order, governmental permit, license, or order or any of the terms, conditions, or provisions of any mortgage, indenture, note, license, agreement, or other instrument to which the Buyer is a party; or

             3.3.3 violate any order, writ, injunction, decree, statute, rule, or regulation applicable to the Buyer.

  3.4     BROKER'S OR FINDER'S FEES

          No agent, broker, person, or firm acting on behalf of the Buyer is, or will be, entitled to any commission or broker's or finder's fees from the Buyer, or from any person controlling, controlled by, or under common control with the Buyer, in connection with any of the transactions contemplated herein.

  3.5     DISCLOSURE

          All Documents delivered or to be delivered by or on behalf of the Buyer in connection with this Agreement and the transactions contemplated hereby are true,
          complete,   and  correct  in  all  material  respects.   Neither  this
          Agreement, nor any of the other Documents, contains any untrue statement of a material fact or omits a material fact necessary to make the statements made by the Buyer herein or therein, in light of the circumstances in which made, not misleading. There is no fact known to the Buyer which may have a material adverse effect on the Buyer's ability to pay its obligations under this Agreement, which has not been set forth in the Documents.

4.       COVENANTS AND AGREEMENTS

         4.1      COOPERATION

                  Each of the parties hereto shall use their best efforts in good faith to perform and fulfill all conditions and obligations to be fulfilled or performed by it hereunder to the end that the transactions contemplated hereby will be fully and timely consummated. With respect to each of the Contracts listed on SCHEDULE 1.2 which have been novated in the Buyer's name in accordance with this Agreement, the parties further agree to cooperate with respect to any DCAA or other governmental audit, in the preparation and collection of final billings and in the preparation of incurred cost submissions. The Buyer further agrees to make available for inspection by the Seller upon reasonable request and during normal business hours, the books and records relating to the Business which are delivered to the Seller pursuant to this Agreement and, at the Seller's expense, make reasonable efforts to make former employees of the Seller currently employed by the Buyer at the time of the Seller's request available to the Seller with respect to any DCAA or other governmental audits of the Seller.

         4.2      BEST EFFORTS

                  The Seller and the Buyer shall each use its best efforts to procure upon reasonable terms and conditions all consents and approvals, completion of all filings, all registrations, and certificates, and satisfaction of all other requirements prescribed by law which are necessary for the consummation of the transactions contemplated by this Agreement and the Buyer's ownership and operation of the Seller's Business after the Closing Date. Prior to the Closing Date, the Seller will use its best efforts to preserve its relationships with its employees, customers, and others having business relationships with the Seller.

         4.3      TAX RETURNS

                  The Seller shall cause to be prepared and timely filed, at its sole expense, all of its required tax returns for all periods ending on or prior to the Effective Date. The Seller shall be responsible for the payment of, and will indemnify, defend and hold the Buyer harmless against all taxes due or assessed which relate to the operations of the Business for all periods ending on or prior to the Effective Date.

         4.4      INVESTIGATIONS

                  Prior to the Closing Date, the Seller shall give the Buyer and its employees, accountants, attorneys, and other authorized representatives full access during all reasonable times to all the premises, properties, books, and records of the Seller relating in any way to the Business or the Transferred Assets, and furnish the Buyer with such financial and operating data, analyses, and other information reasonably requested respecting the Business and the Transferred Assets as the Buyer shall from time to time request. Any investigation shall be conducted in a manner which does not unreasonably interfere with business operations.

         4.5      CONDUCT OF BUSINESS IN THE ORDINARY COURSE

                  From the Effective Date until Closing, the Seller has conducted and shall conduct the Business only in the ordinary course. By way of amplification and not limitation, except as otherwise provided herein, the Seller shall not, without the prior written consent of the Buyer, do any of the following to the extent any of the following have an adverse effect on the Business or the Transferred Assets:

                  4.5.1 borrow or agree to borrow any material amount of funds or incur any liability or obligation of any nature (whether accrued, absolute, contingent, or otherwise), or guarantee or agree to guarantee any obligations of others;

                  4.5.2 cancel any indebtedness owing to it or any claims that it might possess, waive any material rights of substantial value, or sell, lease, encumber, transfer, or otherwise dispose of, or agree to sell, lease, encumber, or otherwise dispose of its assets or permit any of its assets to be subjected to any mortgage, pledge, lien, security interest, encumbrance, restriction, or charge of any kind;

                  4.5.3 make any material capital expenditure or commitment therefor;


                  4.5.4 increase its indebtedness for borrowed money or make any loan to any Person;

                  4.5.5 write off as uncollectible any notes or accounts receivable, except write-offs in the ordinary course of business charged to applicable reserves;

                  4.5.6 make any material change in any method of accounting or auditing practice;

                  4.5.7 otherwise conduct its business or enter into any transaction, except in the usual and ordinary manner; or

                  4.5.8 agree, whether or not in writing, to do any of the foregoing.

         4.6      PRESERVATION OF BUSINESS

                  Prior to the Closing Date, the Seller shall use its best efforts to preserve the possession and control of all of the Transferred Assets and the Business, to preserve the goodwill of its customers and others with whom it has business relations, and to do nothing to impair the ability to keep and preserve its Business as it exists on the date of this Agreement.

         4.7      NOTIFICATION OF MATERIAL CHANGES AND LITIGATION

                  During the period from the date of this Agreement to the Closing Date, the Seller shall provide the Buyer with prompt written notice, accompanied by a detailed description and analysis to the extent the Transferred Assets or the Business are adversely effected:

                  4.7.1 of any material adverse, or to the best knowledge of the Seller, potentially material adverse change in the condition, earnings, or business of the Seller;

                  4.7.2 of any event or condition of any character (whether actual or, to the best knowledge of the Seller, threatened) pertaining to the financial condition, business, or assets of the Seller that has materially and adversely affected, or has a substantial possibility of materially and adversely affecting, any of such financial condition, business, or assets, or causing any of such business to be carried on materially less profitably than prior to the date of this Agreement; and

                  4.7.3 of all claims, regulatory proceedings, and litigation (whether actual or, to the best knowledge of the Seller, threatened and whether or not material) against or possibly involving the Seller or (where such actual or threatened claims, regulatory proceedings or litigation arise in connection with actions taken or alleged to be taken by any officer, employer, or director of the Seller) in any capacity as an officer, employee, or director of the Seller.

                  Such adverse or potentially adverse material changes or such claims, proceedings, or litigation shall include, without limitation, any adverse or potentially adverse material change in or any litigation arising in connection with any item or matter reported on any schedule, exhibit, or document delivered by the Seller to the Buyer in connection with this Agreement.

         4.8      PAYMENT OF LIABILITIES

                  Except for the Assumed Liabilities, the Seller shall pay and satisfy in full all of its other obligations and liabilities relating to the Business or the Transferred Assets, of any nature whatsoever, which accrue prior or subsequent to the Effective Date.

         4.9      EMPLOYEES AND CONSULTANTS

                  The Buyer and the Seller have determined in good faith that the closing of the transactions contemplated by this Agreement will not result in an "employment loss" within the meaning of the Workers Adjustment Retraining and Notification act, 29 U.S.C. ss. 2101 ET SEQ (the "Warn Act"). The Seller has made all of its employees and consultants available to be hired by the Buyer. Notwithstanding the foregoing and except as otherwise set forth in this Agreement, the Buyer shall be under no obligation to hire any such employees and consultants. The Buyer and the Seller understand and acknowledge that each is an employer subject to the Warn Act. The Seller shall be responsible for any Warn Act violations based on or arising from acts, events, or omissions prior to the Closing, and the Buyer shall be responsible for any Warn Act violations based on or arising from acts, events, or omissions after the Closing. At the Closing, the Seller shall provide to the Buyer a list of all employees or former employees terminated by the Seller during the ninety (90) day period prior to the Closing. Nothing herein shall be deemed either to affect or to limit in any way the management prerogatives of the Buyer with respect to employees, or to create or to grant to such employees any third party beneficiary rights or claims or causes of action of any kind or nature.

         4.10     BILLED ACCOUNTS RECEIVABLE

                  The Seller shall assign to the Buyer, pursuant to the Assignment and Assumption Agreement to be executed on the Closing Date in substantially the form attached hereto as EXHIBIT B, all rights to collect all amounts due it on account of the Business and the Transferred Assets, which accrued prior to the Effective Time, except for Excluded Assets, and except for the work properly performed by the Seller on contracts to be novated during the period commencing at the Effective Time through the date(s) of novation. The Buyer shall have the right to retain all such amounts collected. Upon the expiration of the sixty (60) day period following the Closing Date, the Buyer shall transfer back to the Seller the right to collect all of the foregoing amounts that remain uncollected as of such date and the Purchase Price shall be reduced, dollar for dollar, by the amount so transferred back to the Seller, such reduction to be reflected in a reduction in the principal amount of the Promissory Note or by a certified check delivered by the Seller to the Buyer at the time of such transfer.

5.       CONDITIONS TO THE BUYER'S OBLIGATIONS

         The obligation of the Buyer to make deliveries to the Seller pursuant to Sections 1.2 and 1.3 hereof and to consummate the other transactions contemplated hereby is subject to the satisfaction, on or before the Closing Date, of the following conditions each of which may be waived by the Buyer in its sole discretion:

         5.1      CONSENTS

                  Except as set forth on SCHEDULE 5.1, all requisite governmental approvals and consents of third parties identified on such schedule or otherwise identified by the Seller as required to be received to prevent any material license, permit, or agreement relating to the Business from terminating prior to its scheduled termination, as a result of the consummation of the transactions contemplated hereby, shall have been obtained and all permits related to any of the foregoing shall have been transferred or reissued to the Buyer.

         5.2      [RESERVED]

         5.3      NOVATION OF CONTRACTS

                  The Seller shall have demonstrated to the Buyer's reasonable satisfaction that it has diligently pursued novation of the contracts listed in SCHEDULE 5.3, such pursuit to include the filing of all documentation, submission of all information, and payment of any and all fees required by the contracting agency in connection with such novation.

         5.4      REPRESENTATIONS AND WARRANTIES

                  The  representations and warranties of the Seller set forth in
                  Article 2 of this Agreement shall be true and correct in all material respects, without any exceptions thereto except as otherwise stated therein which would materially and adversely affect the Business and the Transferred Assets.

         5.5      [reserved].

         5.6      OPINION OF COUNSEL TO THE SELLER

                  The Buyer shall have received from Messrs. De Martino, Finkelstein, Rosen & Virga, counsel to the Seller, an opinion, dated as of the Closing Date, in form and substance reasonably satisfactory to the Buyer, and to the following effect to the best knowledge of counsel.

                  5.6.1 The Seller is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia and is in good standing under the laws of the Commonwealth of Virginia, and the States of Florida, New Mexico, and Alabama. The nature of the Business or the Transferred Assets does not require the Seller to be licensed or qualified in any other jurisdiction in which the failure to so qualify would have a material adverse effect on the Business or the Transferred Assets;

                  5.6.2 The Seller has the corporate power and authority to own and hold its properties and to carry on its business as now conducted. The Seller has the corporate power and authority to execute, deliver, and perform the Agreement and the other Documents. The execution, delivery, and performance of the
                           Agreement   and   the   other  Documents   and   the
                           consummation of the transactions contemplated hereby and thereby have been duly authorized and approved by all necessary corporate action of the Seller. The Agreement and each of the other Documents to be executed and delivered by the Seller have been duly executed and delivered by, and constitute the legal,
                           valid,  and   binding   obligation  of  the  Seller,
                           enforceable against the Seller in accordance with their terms;
                  5.6.3    [RESERVED]

                  5.6.4 With respect to the Business or Transferred Assets, there is no:

                           5.6.4.1 action, suit, claim, proceeding, or investigation pending or, to the best knowledge of Counsel, threatened against or affecting the Seller (whether or not the Seller is a party or prospective party thereto), at law or in equity, or before or by any Federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign;

                           5.6.4.2 arbitration proceeding pending relating to the Seller;

                           5.6.4.3      governmental    inquiry    pending   or
                                        threatened  against   or  involvin  the
                                        Seller,  and, to  the best knowledge of
                                        counsel,  there is no basis  for any of
                                        the  foregoing.   The  Seller  has  not
                                        received any opinion or  memorandum  or
                                        legal advice from DeMartino,Finkelstein,
                                        Rosen & Virga, or to  the  best  of its
                                        knowledge from any other legal  counsel
                                        to the effect that it is exposed, from a
                                        legal standpoint,  to any  liability or
                                        legal disadvantage which may be material
                                        to  the  business, prospects,  financial
                                        condition,   operations,  property,  or
                                        affairs of the Business.  There  are  no
                                        outstanding  orders,  writs,  judgments,
                                        injunctions, or decrees
                                        served  upon the  Seller  by any  court,
                                        governmental   agency,   or  arbitration
                                        tribunal  against  the  Seller.  To  the
                                        knowledge of counsel, there are no facts
                                        or  circumstances  which  may  result in
                                        institution of any action,  suit,  claim
                                        or legal,  administrative or arbitration
                                        proceeding  or  investigation   against,
                                        involving, or affecting the transactions contemplated hereby; or

                           5.6.4.4 other Claims that would materially or adversely affect the Business or the Transferred Assets.

                  5.6.5 The execution and delivery of this Agreement and the other Documents, the consummation of the transactions contemplated hereby and thereby, and the performance of the Agreement and such other agreements in compliance with the terms and conditions hereof and thereof by the Seller will not:

                           5.6.5.1 violate, conflict with or result in any breach of any trust agreement, articles of incorporation, bylaw, judgment, decree, order, statute or regulation applicable to the Seller;

                           5.6.5.2 violate, conflict with or result in a breach, default or termination or give
                                        rise   to   any   right  of termination,
                                        cancellation  or  acceleration  of  the
                                        maturity of  any payment date of any of
                                        the  obligations   of  the   Seller  or
                                        increase   or   otherwise   affect  the
                                        obligations of the Seller under any law,
                                        rule,   regulation   or   any  judgment,
                                        decree,   order,  governmental  permit,
                                        license  or  order or  any of the terms,
                                        conditions   or   provisions   of   any
                                        mortgage,  indenture,   note,   license,
                                        agreement   or   other   instrument  or
                                        obligation related to the  Seller or to
                                        the Seller's ability  to consummate the
                                        transactions   contemplated  hereby  or
                                        thereby, except  for such  defaults (or
                                        rights  of termination, cancellation  or
                                        acceleration)   a  to   which  requisite
                                        waivers or consents have been  obtained
                                        in writing and provided to the Buyer; or

                           5.6.5.3 result in the creation of any Claim upon the Transferred Assets; and

                  5.6.6 The Bill of Sale conveys all right, title, and interest in and to the Transferred Assets.

         5.7      CLOSING DOCUMENTS

                  The Seller shall have delivered all of the resolutions, certificates, documents, and instruments required by this Agreement.

         5.8      APPROVAL OF THE BUYER AND ITS COUNSEL

                  All actions, proceedings, consents, instruments, and documents required to be delivered by, or at the behest or direction of, the Seller hereunder or incident to its performance hereunder, and all other related matters, shall, except to the extent the form of same is specified in the Documents, be reasonably satisfactory as to form and substance to the Buyer and its counsel.

6.       CONDITIONS TO THE SELLER'S OBLIGATIONS

         The obligation of the Seller to transfer the Transferred Assets to the Buyer and to consummate the other transactions contemplated hereby is subject to the satisfaction, on or before the Closing Date, of the following conditions, each of which may be waived by the Seller in its sole discretion:

         6.1      OPINION OF COUNSEL TO THE BUYER

                  The Seller shall have received from Arent Fox Kintner Plotkin & Kahn, counsel to the Buyer, an opinion, dated as of the Closing Date, in form and substance reasonably satisfactory to the Seller, to the effect that this Agreement has been duly authorized, executed, and delivered by the Buyer.

         6.2      CLOSING DOCUMENTS

                  The Buyer shall have delivered all of the resolutions, certificates, documents, and instruments required by this Agreement.

         6.3      APPROVAL OF THE SELLER AND ITS COUNSEL

                  All actions, proceedings, consents, instruments, and documents required to be delivered by, or at the behest or direction of, the Buyer hereunder or incident to its performance hereunder, and all other related matters, shall be reasonably satisfactory as to form and substance to the Seller and its counsel.

7.       THE CLOSING AND CERTAIN CLOSING DELIVERIES

         7.1      TIME AND PLACE OF CLOSING

                  Upon the terms and subject to the satisfaction or waiver of the conditions contained in this Agreement, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Arent Fox Kintner Plotkin & Kahn, 1050 Connecticut Avenue, N.W., Washington, D.C. 20036-5339, on 16 October,

                 1997, 10 a.m. or on such other date and time as may be mutually agreed upon by the parties prior to 16 October, 1997 (the "Closing Date"). The transactions contemplated by this Agreement shall be effective as of 12:01 a.m. (the "Effective Time") on 1 October, 1997 (the "Effective Date") except as otherwise specifically set forth in this Agreement.

         7.2     DELIVERIES BY THE SELLER

                  At the Closing, the Seller will deliver or cause to be delivered to the Buyer the following:

                  7.2.1 All required consents of third parties to the sale, conveyance, transfer, assignment, and delivery of the Transferred Assets and the Business of the Seller hereunder;

                  7.2.2 A certificate of the Secretary (or, if authorized, the Assistant Secretary) of the Seller certifying as of the Closing Date the following:

                           7.2.2.1      a true, correct, and complete copy of
                      the Articles of Incorporation of the
                     Seller and all amendments thereto as in
                           effect on the Closing Date;

                           7.2.2.2      a true, correct,  and complete  copy  of
                                        the  By-laws  of  the   Seller  and  all
                                        amendments thereto as in effect on the Closing Date;

                           7.2.2.3 a true, correct, and complete copy of the resolutions approved and adopted by the Seller's Board of Directors authorizing and approving the execution, performance and delivery of this Agreement and the transactions contemplated by this Agreement; and

                           7.2.2.4 the incumbency of the duly authorized officers of the Seller.

                  7.2.3 A Certificate of Good Standing from each of (i) the Commonwealth of Virginia, (ii) the State of Florida,
                           (iii) the State of New Mexico, and (iv) the State of Alabama.

                  7.2.4 The affidavit of the Seller certifying as to its non-foreign status in accordance with Section 1445(b)(2) of the Internal Revenue Code substantially in the form of EXHIBIT H.

                  7.2.5    The Bill of Sale required by Section 1.1.5;

                  7.2.6    The Assignment and  Assumption Agreement  required by
                           Section 1.1.5;

                  7.2.7    The   Lease   Assignment   and   Assumption Agreement
                           required by Section 1.1.5;

                  7.2.8    Evidence   of   termination  of   existing employment
                           arrangements if any;

                  7.2.9    The  opinion  of  the  Seller's  counsel  required by
                             Section 5.6 above; and

                  7.2.10   The Subordination Agreement required by Section 1.6;

                  7.2.11   The Escrow Agreement required by Section 1.2.7;

                  7.2.12 A Certification of Delivery listing and attaching true, correct and complete copies of certain of the documents referenced in this Agreement (including all Exhibits and Schedules hereto) but not attached hereto (all of such documents being incorporated herein by reference);

                  7.2.13 All other documents, instruments, and writings required to be delivered by the Seller at or prior to the Closing Date pursuant to this Agreement or otherwise required in connection herewith.

         7.3      DELIVERIES BY THE BUYER

                  At the Closing, the Buyer will deliver the following to or for the account of the Seller or certain of its employees, as the case may be:

                  7.3.1    The payments required by Sections 1.2.5 above;

                  7.3.2    The Promissory Note of the Buyer required by Section
                           1.2.6 above;

                  7.3.3    The Assignment and Assumption Agreement  required by
                           Section 1.3;

                  7.3.4    The   Lease  Assignment  and   Assumption   Agreement
                            required by Section 1.3;

                  7.3.5    [reserved];

                  7.3.6    The  Opinion  of  the  Buyer's  counsel  required  by
                           Section 6.1 above;

                  7.3.7 A certificate of an officer of the Buyer certifying, as of the Closing Date, a true, correct, and complete copy of the resolutions approved and adopted by the Board of Directors of the Buyer authorizing the transactions contemplated herein; and

                  7.3.8    The Security Agreement required by Section 1.5;

                  7.3.9    The Escrow Agreement required by Section 1.2.7;

                  7.3.10 All other documents, instruments, and writings required to be delivered by the Buyer at or prior to the Closing Date pursuant to this Agreement or otherwise required in connection herewith.

8.       INDEMNIFICATION

         8.1      SURVIVAL

                  All representations and warranties in this Agreement and the other Documents shall survive the Closing of the transactions contemplated by this Agreement and any investigation at any time made by or on behalf of any party for a period of two and one half (2 1/2) years (i. e. 912 days) and all such representations and warranties shall expire 2 1/2 years after the Closing Date, except that:

                  8.1.1 claims, if any, asserted in writing prior to the end of such 2 1/2 year period identified as a claim for indemnification pursuant to this Section 8 shall survive until finally resolved and satisfied in full; and

                  8.1.2 tax or environmental claims arising from a breach of Sections 2.24 and 2.26, respectively, shall survive for the full period of the applicable statute of limitations, and until finally resolved and satisfied in full if asserted on or prior to the expiration of any such period. The representations and warranties shall not be affected or otherwise diminished by any investigation at any time by or on behalf of the party for whose benefit such representations and warranties were made.

         8.2      INDEMNIFICATION BY SELLER

                  Subject  to the terms  herein,  the  Seller  shall  indemnify, defend, and hold the Buyer and the respective officers, directors, and employees of the Buyer, and their successors and assigns (the "Seller's Indemnitees") harmless from, against and with respect to any claim, liability, obligation, loss, damage, assessment, judgment, cost, and expense of any kind or character (the "Damages"), arising out of or in any manner incident, relating or attributable to:

                  8.2.1 Any material inaccuracy in any representation or breach of any warranty of the Seller contained in this Agreement;

                  8.2.2 Any material failure by the Seller to perform or observe, or to have performed or observed, in full, any covenant, agreement, or condition to be performed or observed by it under this Agreement;

                  8.2.3 Reliance by the Buyer on any books or records of the Seller or written information furnished to the Buyer pursuant to this Agreement by or on behalf of the Seller in the event that such books and records or written information are false or inaccurate excluding things that are reasonably estimated; or

                  8.2.4 Liabilities or obligations of, or claims against, the Buyer (whether absolute, accrued, contingent or otherwise) relating to, or arising out of, the operation of the Business prior to the Closing Date or facts and circumstances relating specifically to the Business, the Leased Parcels, or the Seller existing at or prior to the Closing Date, whether or not such liabilities, obligations or claims were known on such date, excluding only the Assumed Liabilities.

         8.3      NOTICE TO SELLER

                  If any of the matters as to which the Seller's Indemnitees are entitled to receive indemnification under Section 8.2 should entail litigation with or claims asserted by parties other than the Seller, the Seller shall be given prompt notice thereof and shall have the right, at his expense, to control such claim or litigation upon prompt notice to the Buyer of his election to do so. To the extent requested by the Seller, the Buyer, at its expense, shall cooperate with and assist the Seller, in connection with such claim or litigation. The Buyer shall have the right to appoint single counsel to consult with and remain advised by the Seller in connection with such claim or litigation. The Seller shall have final authority to determine all matters in connection with such claim or litigation; provided, however, that the Seller shall not settle any third party claim without the consent of the Buyer, which shall not be unreasonably denied or delayed.

         8.4      INDEMNIFICATION BY BUYER

                  Subject to the terms herein, the Buyer shall indemnify, defend, and hold the Seller and the respective officers, directors, and employees of the Seller and its successors and assigns (the "Buyer's Indemnitees") harmless from, against, and with respect to any claim, liability, obligation, loss, damage, assessment, judgment, cost, and expense of any kind or character (the "Damages"), arising out of or in any manner incident, relating, or attributable to:

                  8.4.1 Any inaccuracy in any representation or breach of warranty of the Buyer contained in this Agreement;

                  8.4.2 Any failure by the Buyer to perform or observe, or to have performed or observed, in full, any covenant, agreement or condition to be performed or observed by it under any of the Documents;

                  8.4.3 Reliance by the Seller on any books or records of the Buyer or reliance by the Seller on any written information furnished to the Seller pursuant to this Agreement by or on behalf of the Buyer in the event that such books and records or written information are false or inaccurate;

                  8.4.4 The failure of the Buyer to pay or perform the Assumed Liabilities, Contracts and Leases subsequent to the Closing Date; or

                  8.4.5 Liabilities or obligations of, or claims against, the Seller (whether absolute, accrued, contingent or otherwise) relating to, or arising out of, the operation of the Business subsequent to the Closing Date.

         8.5      NOTICE TO THE BUYER

                  If any of the matters as to which the Buyer's Indemnitees are entitled to receive indemnification under Section 8.4 should entail litigation with or claims asserted by parties other than the Buyer, the Buyer shall be given prompt notice thereof and shall have the right, at its expense, to control such claim or litigation upon prompt notice to the Seller of its election to do so. To the extent requested by the Buyer, the Seller, at his expense, shall cooperate with and assist the Buyer, in connection with such claim or litigation. The Seller shall have the right to appoint single counsel to consult with and remain advised by the Buyer in connection with such claim or litigation. The Buyer shall have final authority to determine all matters in connection with such claim or litigation; provided, however, that the Buyer shall not settle any third party claim without the consent of the Seller, which shall not be unreasonably denied or delayed.

         8.6      SURVIVAL OF INDEMNIFICATION

                  The obligations to indemnify and hold harmless pursuant to this Section 8 shall survive the Closing of the purchase of the Business contemplated hereby for a period of 2 1/2 years, notwithstanding any investigation at any time made by or on behalf of any party, except that:

                  8.6.1 claims, if any, asserted in writing prior to the end of such 2 1/2 year period identified as a claim for indemnification pursuant to this Section 8 shall survive until finally resolved and satisfied in full; and

                  8.6.2 tax or environmental claims arising from a breach of Sections 2.22 and 2.24, respectively, shall survive for the full period of the applicable statute of limitations, and until finally resolved and satisfied in full if asserted on or prior to the expiration of any such period.

         8.7      OFFSET

                  The Seller acknowledges and agrees that the Buyer shall be entitled to offset any indemnity claim under Section 8.2 against any payment due to the Seller under Section 1.2 hereof at the Buyer's sole option. In the event that the Buyer intends to assert a right to offset under this Section 8 Agreement shall, prior to offsetting any amount otherwise due (or as soon thereafter as is reasonably practicable), give written notice to the other party of the basis upon which it asserts such right and the manner in which the amount offset was calculated. The parties agree that the failure of the party giving such notice to state any claim or amount in any such notice shall not constitute a waiver of such claim or amount or in any manner or to any extent compromise or prejudice any claim not stated therein.

9.       MISCELLANEOUS

         9.1      KNOWLEDGE OF SELLER

                  Where any representation or warranty contained in this Agreement is expressly qualified by reference to the best knowledge of the Seller, the Seller confirms that it has made due and diligent inquiry of its President/CEO as to the matters that are the subject of such representation and warranty.

         9.2      "PERSON" DEFINED

                  "Person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or other department or agency thereof.

         9.3      NOTICES

                  All notices, requests, consents and other communications hereunder shall be in writing, shall be addressed to the receiving party's address set forth below or to such other address as a party may designate by notice hereunder, and shall be either delivered by hand, sent by recognized overnight courier, made by telecopy or facsimile transmission, or sent by registered or certified mail, return receipt requested, postage prepaid.

                  If to the Buyer:

                  Star Mountain, Inc.
                  3601 Eisenhower Avenue
                  Alexandria, Virginia 22304-6439
                  Attn: Carl von Sternberg, President
                  Fax No: (703) 960-7009

                  With a copy to:

                  Arent Fox Kintner Plotkin & Kahn
                  1050 Connecticut Avenue, N.W.
                  Washington, DC 20036-5339
                  Attn: David C. Haas, Esq.
                  Fax No: (202) 857-6395

                  If to the Seller:

                  Essex Corporation
                  9150 Guilford Road
                  Columbia, Maryland 21046-1891
                  Attn: Harry Letaw, Jr.
                  Fax No: (301) 953-7880

                  With a copy to:

                  De Martino, Finkelstein, Rosen & Virga 1818 N Street, N.W. Suite 400
                  Washington, DC  20036
                  Attn: Ralph V. De Martino, Esq.
                  Fax No: (202) 659-1290

                  All notices, requests, consents and other communications hereunder shall be deemed to have been given if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above:

                  9.3.1 if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service;

                  9.3.2 if made by telecopy or facsimile transmission, at the time that receipt thereof has been acknowledged by electronic confirmation or otherwise; or

                  9.3.3 if sent by registered or certified mail, on the fifth business day following the day such mailing is sent. The address of any party herein may be changed at any time by written notice to the parties.

         9.4      ENTIRE AGREEMENT

                  This Agreement and the other Documents embody the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior oral or written agreements and understandings relating to the subject matter hereof, including but not limited to the letter of intent between Buyer and Seller dated 25 June, 1997 (signed by Seller on 8 July, 1997). No statement, representation, warranty, covenant, or agreement of any kind not expressly set forth in the other Documents shall affect, or be used to interpret, change, or restrict, the express terms and provisions of this Agreement.

         9.5      MODIFICATIONS AND AMENDMENTS

                  The terms and provisions of this Agreement may be modified or amended only by written agreement executed by all parties hereto.

         9.6      ASSIGNMENT/BINDING EFFECT

                  Neither this Agreement, nor any right hereunder, may be assigned by any of the parties hereto without the prior written consent of the other parties; PROVIDED, however, that Buyer may assign its rights to acquire the Transferred Assets, and its obligations to assume the assumed liabilities, to any subsidiary and the Seller may assign any amount due it under this Agreement or any of the other Documents. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective heirs, personal representatives, successors, and permitted assigns.

         9.7      PARTIES IN INTEREST

                  Nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement. Nothing in this Agreement shall be construed to create any rights or obligations except among the parties hereto, and no person or entity shall be regarded as a third-party beneficiary of this Agreement.

         9.8      GOVERNING LAW

                  This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the internal laws of the Commonwealth of Virginia without giving effect to the conflict of law principles thereof.

         9.9      ARBITRATION

                  Any dispute or difference between the parties hereto arising out of or relating to this Agreement shall be finally settled by arbitration in accordance with the Commercial Rules of the American Arbitration Association by a panel of three qualified arbitrators. The Seller and the Buyer shall each choose an arbitrator and the third shall be chosen by the two so chosen. If either the Seller or the Buyer fails to choose an arbitrator within 30 days after notice of commencement of arbitration or if the two arbitrators fail to choose a third arbitrator within 30 days after their appointment, the American Arbitration Association shall, upon the request of any party to the dispute or difference, appoint the arbitrator or arbitrators to constitute or complete the panel as the case may be. Arbitration proceedings hereunder may be initiated by either the Seller or the Buyer making a written request to the American Arbitration Association, together with any appropriate filing fee, at the office of the American Arbitration Association in Washington, D.C. All arbitration proceedings shall be held in Washington, D.C. Any order or determination of the arbitral tribunal shall be final and binding upon the parties to the arbitration and may be entered in any court having jurisdiction.

         9.10     SEVERABILITY

                  In the event that any arbitral tribunal of competent jurisdiction shall finally determine that any provision, or any portion thereof, contained in this Agreement shall be void or unenforceable in any respect, then such provision shall be deemed limited to the extent that such arbitral tribunal determines it enforceable, and as so limited shall remain in full force and effect. In the event that such arbitral tribunal shall determine any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

         9.11     INTERPRETATION

                  The parties hereto acknowledge and agree that: (i) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement, and (ii) the terms and provisions of this Agreement shall be construed fairly as to all parties hereto and not in favor of or against any party, regardless of which party was generally responsible for the preparation of this Agreement.

         9.12     HEADINGS AND CAPTIONS

                  The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify, or affect, or be considered in construing or interpreting the meaning or construction of any of the terms or provisions hereof.

         9.13     RELIANCE

                  The parties hereto agree that, notwithstanding any right of any party to this Agreement to investigate the affairs of any other party to this Agreement, the party having such right to investigate shall have the right to rely fully upon the representations and warranties of the other party expressly contained herein.

         9.14     EXPENSES

                  Each party shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) incurred in connection with this Agreement and the transactions contemplated hereby whether or not the transactions contemplated hereby are consummated.

         9.15     GENDER

                  All pronouns and any variation thereof shall be deemed to refer to the masculine, feminine, neuter, singular, or plural as the identity of the person or entity or the context may require.

         9.16     PUBLICITY

                  Except by the mutual agreement between the Seller and the Buyer, no party shall issue any press release or otherwise make any public statement with respect to the execution of, or the transactions contemplated by, this Agreement except as may be required by law.


         9.17     COUNTERPARTS

                  This Agreement may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the Buyer and the Seller have each caused this Agreement to be executed by its duly authorized officer all as of the day and year first above written.



STAR MOUNTAIN, INC.                         ATTEST

\Timothy Schimkus\                          \Irene M. Byrne\
-----------------------------               -----------------------------
Timothy Schimkus                            Irene M. Byrne
Treasurer                                   Secretary

ESSEX CORPORATION                           ATTEST

\Harry Letaw, Jr.\                          \Kimberly DeChello\
-----------------------------               -----------------------------
Harry Letaw, Jr.                            Kimberly DeChello
Chief Executive Officer                     Assistant Secretary

                                    EXHIBIT A



                                  BILL OF SALE



         KNOW ALL MEN BY THESE PRESENTS, that ESSEX CORPORATION, a Virginia corporation (the "Transferor"), in consideration of the covenants, agreements, terms, and provisions contained in the Asset Purchase Agreement dated 16 October, 1997 and effective 1 October, 1997 (the "Asset Purchase Agreement") by and between Transferor and STAR MOUNTAIN, INC., a Virginia corporation (the "Transferee"), and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, does hereby grant, sell, assign, convey, transfer, and deliver "where is" unto Transferee, free and clear of all claims, charges, liens, contracts (except as otherwise provided in the Asset Purchase Agreement), rights, options, security interests, mortgages, encumbrances, and restrictions whatsoever, the Transferred Assets.


         TO HAVE AND TO HOLD all and singular said Transferred Assets unto Transferee, its successors, and assigns, to its own use and benefit forever.


         This Bill of Sale is subject in all respects to the terms of the Asset Purchase Agreement, and all of the representations, warranties, covenants, and agreements contained in the Asset Purchase Agreement, all of which shall survive the execution and delivery of this Bill of Sale in accordance with the terms of the Asset Purchase Agreement. Transferor represents, warrants, and covenants with Transferee that it is the true and lawful owner of the Transferred Assets and has a good and perfect right to sell and transfer good and marketable title thereto, free and clear of all Claims. All capitalized words and terms used in this Bill of Sale and not defined herein shall have the respective meanings ascribed to them in the Asset Purchase Agreement.


         This Bill of Sale and the rights and obligations of the Transferee and Transferor hereunder shall be construed in accordance with and governed by the internal laws of the Commonwealth of Virginia, without giving effect to the conflict of law principles thereof.

         IN WITNESS WHEREOF, the Transferor has caused this Bill of Sale to be executed by its duly authorized officer, as of the 16th day of October, 1997.


ESSEX CORPORATION                                 ATTEST:



By:  \Harry Letaw, Jr.\                 By:    \Kimberly DeChello\
     -------------------------------           -------------------------------
     Harry Letaw, Jr.                          Kimberly DeChello
     Chief Executive Officer                   Assistant Secretary

                                    EXHIBIT B


                       ASSIGNMENT AND ASSUMPTION AGREEMENT


         THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (the "Agreement") is made and entered into as of the 16th day of October, 1997 by and between STAR MOUNTAIN, INC. (the "Assignee"), a Virginia corporation, and ESSEX CORPORATION (the "Assignor"), a Virginia corporation.

                             PRELIMINARY STATEMENTS:

         Assignor and Assignee have entered into an Asset Purchase Agreement dated 16 October, 1997 herewith (the "Asset Purchase Agreement"), pursuant to which Assignor has agreed to transfer to Assignee, substantially all of its assets used in connection with its "Systems Effectiveness Division" as more particularly described in the Asset Purchase Agreement (collectively, the "Business"); and

         In connection with the Business, Assignor is a party to certain written agreements and holds certain licenses and permits and, in order to induce Assignee to enter into the Asset Purchase Agreement, Assignor desires to assign to Assignee all right, title, and interest it has in and to the agreements, licenses, and permits and Assignee desires to accept such assignment and to assume and become responsible on and after the date hereof for performing and observing the terms, conditions, and provisions of the agreements, licenses, and permits and would not enter into the Asset Purchase Agreement or consummate the transactions contemplated thereby but for this Agreement; and

         The provisions in this Agreement will protect the Business and goodwill of the Business transferred to Assignee pursuant to the Asset Purchase Agreement.

         NOW, THEREFORE, in consideration of the premises set forth above and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1.       ASSIGNMENT OF CONTRACTS

         Assignor hereby sells, assigns, and transfers to Assignee, its successors, and assigns, all right, title, and interest of Assignor in the agreements and contracts set forth on SCHEDULE 1 attached hereto and incorporated herein by reference (the "Contracts"). Specifically excluded from this Agreement are all contracts which are not capable of being transferred or assigned without the approval or consent of any party thereto other than Assignor which approval or consent has not as of this date been obtained, all such contracts and agreements being listed in SCHEDULE 2 hereto.

2.       ASSIGNMENT OF LICENSES, ETC.

         Assignor hereby sells, assigns, and transfers to Assignee, its successors, and assigns, all right, title, and interest of Assignor in the licenses and permits set forth on SCHEDULE 3 attached hereto and incorporated herein by reference (the "Licenses").

3.       ASSUMPTION

         Assignee accepts the foregoing assignments and on and after the date hereof will perform all obligations required to be performed by and in the manner set forth in the Contracts and Licenses, all with the same force and effect as if Assignee were originally named as a party therein.

4.       NO OTHER ASSUMPTION

         Except for the obligations expressly assumed pursuant to Section 3 above, Assignee shall not be responsible for, does not assume, and shall not perform any obligations or liabilities of Assignor, whether known or unknown, contingent or otherwise, arising from Assignor's conduct in connection with the Contracts or the Licenses, whether before or after the date hereof.

5.       MISCELLANEOUS

         5.1      APPLICABLE LAW

                  This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the internal laws of the Commonwealth of Virginia, without giving effect to the conflict of law principles thereof.

         5.2      HEADINGS

                  Section and other headings contained in this Agreement are for reference purposes only and are in no way intended to define, interpret, describe or otherwise limit the scope, extent or intent of this Agreement or any of its provisions.

         5.3      PARTIES IN INTEREST

                  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         5.4      AMENDMENTS

                  This Agreement may not be changed orally but only by an agreement in writing signed by the parties hereto.

         5.5      THIRD PARTY BENEFICIARIES

                  Each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any person other than the parties hereto, their successors, and assigns.


                                      (End)

         IN WITNESS WHEREOF, Assignee and Assignor have caused this Agreement to be executed as of the date first above written.



STAR MOUNTAIN, INC.                        ATTEST
ASSIGNEE

         \Timothy Schimkus\                         \Irene M. Byrne\
By:      _____________________________     By:      ____________________________
         Timothy Schimkus                           Irene M. Byrne
         Treasurer                                  Secretary

ESSEX CORPORATION                          ATTEST
ASSIGNOR

         \Harry Letaw, Jr.\                         \Kimberly DeChello\
By:      _____________________________     By:      ____________________________
         Harry Letaw, Jr.                           Kimberly DeChello
         Chief Executive Officer                    Assistant Secretary

                                                GNMENT AND ASSUMPTION AGREEMENT
                                                                16 OCTOBER, 1997


                                   SCHEDULE 1

                               ASSUMED LIABILITIES


1.       CONTRACTS

         1.1 Contract No. DAAD05-93-D-7022, dated April 1, 1993, issued by the Directorate of Contracting, USAAPGSA, Ryan Building, APG, Maryland 21005-5001, to Essex Corporation, 1430 Springhill Road, Suite 510, McLean, Virginia 22102.

         1.2 Contract No. DAAB07-97-C-6013, dated March 14, 1997, issued by USA CECOM ACQ CTR, Washington OPS Office, 2461 Eisenhower Avenue (AMSEL-AC-WB- B), Alexandria, Virginia 22331-0700, to Essex Corporation, 1430 Springhill Road, Suite 510, McLean, Virginia 22102.

         1.3 Subcontract No.116054-24195, dated February 11, 1997, issued by Fibertek, Inc. ESS, 510 Herndon Parkway, Herndon, Virginia 22070, to Essex Corporation, Systems Effectiveness Division, 1430 Springhill Road, Suite 510, McLean, Virginia 22102 (attached) -- including Delivery Order DAAB07-96-D-H753.

         1.4 Contract No. NAS9-97022, dated December 2, 1996, issued by NASA Johnson Space Center, S&LS Acquisition Management, 2101 NASA Road 1, Houston, Texas 77058-3698, to Essex Corporation, 1430 Springhill Road, Suite 510, McLean, Virginia 22102.

         1.5 Contract No. DE-AC04-93AL91124, dated September 15, 1993, issued by the Department of Energy, Albuquerque Operations Office, P.O. Box 5400, Albuquerque, New Mexico 87185-5400, to Essex Corporation, 1430 Springhill Road, Suite 510, McLean, Virginia 22102.

         1.6 Grant No. 1 R43 AA11608-01 dated September 22, 1997 issued by National Institutes of Health, 6000 Executive Blvd., Rockville, MD 20892-7003 to Essex Corporation, 1040 Woodcock Road, Suite 227, Orlando, FL 32803.

         1.7 Grant No. 1 R43 AG14316-01 dated September 30, 1997 issued by National Institutes of Health, 6000 Executive Blvd., Rockville, MD 20892-7003 to Essex Corporation, 1040 Woodcock Road, Suite 227, Orlando, FL 32803.

                       ASSIGNMENT AND ASSUMPTION AGREEMENT
                                                                16 OCTOBER, 1997


         1.8 Contract No. USZA92-97-C-0055 dated September 16, 1997 issued by the HQ, US Army Special Operations Command, Ft. Bragg, NC 28307-5200 to Essex Corporation, 1430 Springhill Road, Suite 510, McLean, VA 22102.


         1.9 Contract No. N39998-97-M-5542 dated September 10, 1997 issued by Dept. Of Defense, Office of Special Technology, 10530 Riverview Road, Building 3, Ft. Washington, MD 20744 to Essex Corporation,1430 Springhill Road, Suite 510, McLean, VA 22102.

         1.10 Agreement for Consulting Services, dated June 7, 1993, between Edward H. Frederick, Jr., and Essex Corporation.

         1.11 Agreement for Consulting Services, dated March 11, 1997, between Stephen A. Povah and Essex Corporation.

         1.12 Subcontract No. 2418A, dated December 16, 1996, between the University of Central Florida and Essex Corporation.

         1.13 Subcontract No. 2420-01, dated March 21, 1997, between James Madison University and Essex Corporation.

         1.14 Subcontract No. 2418B, dated December 16, 1996, between Jones and Jones Research Associates and Essex Corporation.

2.       FACILITY LEASES

         2.1 Lease, dated October 1, 1986, between Freida V. Bruer and Essex Corporation, a Virginia corporation, for one 14' x 70' mobile office unit.

         2.2 Lease, dated December 8, 1994, between TDP Corporation, a Virginia corporation, and Essex Corporation, a Virginia corporation, for the premises identified as Suite 510 of the building located at 1430 Springhill Road, McLean Virginia, commonly known as Tysons Dulles Plaza II.

         2.3 Lease, dated April 1, 1997, between Koger Equity, Inc., a Florida corporation, and Essex Corporation, a Virginia corporation, for the premises identified as Suite 227 of the building located at 1040 Woodcock Road, Orlando Florida, commonly known as Palmetto.

                       ASSIGNMENT AND ASSUMPTION AGREEMENT
                                                                16 OCTOBER, 1997



3.       CAPITAL EQUIPMENT LEASES

         3.1 Equipment Lease Agreement No. 493167, dated October 12, 1995, between AT&T Capital Leasing Services and Essex Corporation.*


         3.2 Lease No. 118147001, dated October 10, 1995, between Potomac Funding & Leasing Association and Essex Corporation.*

         3.3 Equipment Lease dated October 26, 1995, between Copelco Capital, Inc., P.O. Box 728, Park Ridge, NJ 07656-0728 and Essex Corporation (Minolta copier rental).

         3.4      Equipment  Lease dated December 12, 1996,  between AT&T Credit
                  Corp.,   P.O.  Box  849,   Parsippany,   NJ  07054  and  Essex
                  Corporation (telephone system lease).

         3.5 Equipment Lease between Minolta Leasing Services (Chemical Leasing), P.O. Box 105819, Atlanta, GA 30348-5819 and Essex Corporation (Orlando copier lease).

         3.6 Equipment Lease dated December 9, 1996, between Nissan Motor Acceptance Corp., P.O. Box 105810, Atlanta, GA 30348-5810 and Essex Corporation (truck lease).

         3.7      Equipment  Lease between  Pitney Bowes,  8875 Dex Ellis Trail,
                  #501,  Jacksonville,   FL  32256-1221  and  Essex  Corporation
                  (postage meter rental, model 0015743, serial no. 0001632762).

         * The parties acknowledge that those certain capital equipment leases numbered 3.1 and 3.2 are in the process of being assigned and that the Seller, with the cooperation of the Buyer, will use its best efforts to effect such assignment as soon as possible (the Buyer being entitled to the use of the subject equipment until and after the effective date of such assignments).

4.       ACCRUED VACATION, LEASE MAINTENANCE AGREEMENTS AND ACCOUNTS PAYABLE

         4.1      Accrued Vacation

                  Accrued vacation not to exceed $66,825.

         4.2 Accounts payable which relate directly to the Business in a total amount not to exceed $152,170.

                       ASSIGNMENT AND ASSUMPTION AGREEMENT
                                                                16 OCTOBER, 1997



         4.3      Additional Materials and Miscellaneous Overhead/Indirect Items

                  4.3.1      All of the items listed in  the Sections 4.3.2 and
                             4.3.3 are to be assumed by the Buyer only to the extent same were properly incurred with reference to, and are recoverable by the Buyer under, one of the contracts listed in Section 1 to this Schedule 1.3, the assumption by the Buyer to be effective only when and if the contract with respect to which the amount is so incurred (and under which it is so
                             recoverable)    has   been    novated    or   fully
                             subcontracted   in  the   name  of   the  Buyer in
                             accordance with Section 1.1.4 of this Agreement.

                  4.3.2 Additional materials (direct costs), in an amount not to exceed $150,000, and travel (direct costs), in an amount not to exceed $25,000, to the extent any of the foregoing were properly incurred by the Seller pursuant to one or more of the government contracts being assigned/novated to the Buyer under this Asset Purchase Agreement.

                  4.3.3 Miscellaneous overhead/indirect items for which no invoice(s) have been received will be allocated to each of the Seller and Buyer on a pro rata basis according to which party benefitted; provided, however, that in no event shall Seller's liability exceed $25,000 for the foregoing miscellaneous overhead/indirect expenses, to the extent any of the foregoing were properly incurred by the Seller pursuant to one or more of the government contracts being assigned/novated to the Buyer under this Asset Purchase Agreement.

5.       LEASE MAINTENANCE AGREEMENTS

         5.1 Maintenance Agreement dated March 31, 1997, between Avid Technology, Inc., P.O. Box 3197, Boston, MA 02241-3197 and Essex Corporation (video lab maintenance).

         5.2 Maintenance Agreement dated October 26, 1995, between Gold Office Products, 14620 Rothgeb Drive, Rockville, MD 20850 and Essex Corporation (Minolta copier maintenance agreement).

         5.3 Maintenance Agreement dated December 12, 1996, between AT&T, 5450 N.W. 33rd Avenue, Suite 106, Ft. Lauderdale, FL 33309 and Essex Corporation (post warranty maintenance).

                       ASSIGNMENT AND ASSUMPTION AGREEMENT
                                                                16 OCTOBER, 1997


         5.4 Maintenance Agreement 5320-3128468, dated January 14, 1997, between Copytronics, Inc., P.O. Box 5489, Jacksonville, FL 32247 and Essex Corporation (Minolta copier 5320, serial no. 3128468, maintenance and extra copier).

                       ASSIGNMENT AND ASSUMPTION AGREEMENT
                                                                16 OCTOBER, 1997


                                   SCHEDULE 2

                                    CONSENTS


6.       [reserved]

7. Novation of Contract No. DAAD05-93-D-7022, dated April 1, 1993, issued by the Directorate of Contracting, USAAPGSA, Ryan Building, APG, Maryland 21005-5001, to Essex Corporation, 1430 Springhill Road, Suite 510, McLean, Virginia 22102.

8. Novation of Contract No. DAAB07-97-C-6013, dated March 14, 1997, issued by USA CECOM ACQ CTR, Washington OPS Office, 2461 Eisenhower Avenue (AMSEL-AC-WBB), Alexandria, Virginia 22331-0700, to Essex Corporation, 1430 Springhill Road, Suite 510, McLean, Virginia 22102.

9. Novation of Subcontract No. 116054-24195, dated February 11, 1997, issued by Fibertek, Inc. ESS, 510 Herndon Parkway, Herndon, Virginia 22070, to Essex Corporation, Systems Effectiveness Division, 1430 Springhill Road, Suite 510, McLean, Virginia 22102 including Delivery Order DAAB07-96-D-H753.

10. Novation of Contract No. NAS9-97022, dated December 2, 1996, issued by NASA Johnson Space Center, S&LS Acquisition Management, 2101 NASA Road 1, Houston, Texas 77058- 3698, to Essex Corporation, 1430 Springhill Road, Suite 510, McLean, Virginia 22102.

11. Novation of Contract No. DE-AC04-93AL91124, dated September 15, 1993, issued by the Department of Energy, Albuquerque Operations Office, P.O. Box 5400, Albuquerque, New Mexico 87185-5400, to Essex Corporation,
        1430 Springhill Road, Suite 510, McLean, Virginia 22102.

12. Novation of Contract-Grant No.1 R43 AA11608-01 dated September 22, 1997 issued by National Institutes of Health, 6000 Executive Blvd., Rockville, MD 20892-7003 to Essex Corporation, 1040 Woodcock Road, Suite 227, Orlando, FL 32803.

13. Novation of Contract No. USZA92-97-C-0055 dated September 16, 1997 issued by the HQ, US Army Special Operations Command, Ft. Bragg, NC 28307-5200 to Essex Corporation, 1430 Springhill Road, Suite 510, McLean, VA 22102.

                       ASSIGNMENT AND ASSUMPTION AGREEMENT
                                                                16 OCTOBER, 1997


14. Novation of Contract No. N39998-97-M-5542 dated September 10, 1997 issued by Dept. Of Defense, Office of Special Technology, 10530
         Riverview Road, Building 3, Ft. Washington, MD 20744 to Essex Corporation, 1430 Springhill Road, Suite 510, McLean, VA 22102.

15. Novation of Contract - Grant No. 1 R43 AG14316-01 dated September 30, 1997 issued by National Institutes of Health, 6000 Executive Blvd., Rockville, MD 20892-7003 to Essex Corporation, 1040 Woodcock Road, Suite 227, Orlando, FL 32803.

16. Assignment of Lease dated December 8, 1994, between TDP Corporation, a Virginia corporation, and Essex Corporation, a Virginia corporation, for the premises identified as Suite 510 of the building located at 1430 Springhill Road, McLean Virginia, commonly known as Tysons Dulles Plaza II.

                       ASSIGNMENT AND ASSUMPTION AGREEMENT
                                                                16 OCTOBER, 1997


                                   SCHEDULE 3

                             INTELLECTUAL PROPERTIES

1.       LIST:

         1.1      Delta
         1.2      CDL/Passing Gear
         1.3 Information from SED SBIR's to extent not restricted by U. S. Government prior rights. Per following table:


ESSEX     SHORT TITLE/DATE/AGENCY   PRODUCT     COMMENTS
JOB NO.
2418      VE Assess Test Battery    Software    Project on-going
          12/96-12/98 (NASA)

2381      Indexing - Posture        Software    Technique for converting video
          10/94-10/96 (NSF)                     data

2366      A Smart System (PAT)      Software    Technique for converting videoa
          2/94-2/96 (NASA)                      data

2365      Performance Readiness     Software    A series of visual & cognitive
          2/94-2/96 (NASA)                      tests were computerized

2353      Temporal Factors          Software -  Visual tests were computerized
          6/93-6/95 (NSF)           Temporal
                                     Factors
                                     Battery


2350      Isoperformance            Software    Programs written to analyze
          8/93-8/95 (Brooks AFB)                manpower data

2342      Record/Eval Sim Sick      Software    Technique for converting video
          Device - 4/93-4/95                    data
          (NAVAIR)

2339      Workload Device           Hardware &  Eye movement scoring algorithms
          4/93-4/95 (NAWC)          Software    developed

2326      Dose Equivalency          Software    for DELTA
          9/92-9/94 (NSF)

2320      Dark Focus                Hardware -  Hand held device developed for
          9/92-9/94 (NASA)          Dark Focus  visual test
                                     Device

                       ASSIGNMENT AND ASSUMPTION AGREEMENT
                                                                16 OCTOBER, 1997

2.       EXCEPTIONS:

         2.1      Letters from various legal counsel regarding US Patent No.
                  5,103,408.

                                  EXHIBIT C (1)

                    LEASE ASSIGNMENT AND ASSUMPTION AGREEMENT


         THIS ASSIGNMENT OF LEASE (this "Assignment") is made and entered into as of the 16th day of October, 1997, by and among FREIDA V. BRUER (the "Landlord"), whose address is P.O. Box 520, Daleville, AL 36322, ESSEX
CORPORATION, a Virginia Corporation (the "Assignor"), whose address 9150 Guilford Road, Columbia, Maryland 21046-1891, and STAR MOUNTAIN, INC., a Virginia corporation, whose address is 3601 Eisenhower Avenue, Alexandria, Virginia 22304-6439.

                             PRELIMINARY STATEMENTS:

         On 1 October, 1986, Landlord, as landlord, and ESSEX CORPORATION ("Essex"), as tenant, entered into a Lease (the "Lease") for one 14' x 70' mobile office unit (the "Premises").

         The Lease provides, among other things, that said Lease shall not be assigned without Landlord's prior written consent.

         Assignor desires to assign its interest in the Lease and Assignee desires to assume Assignor's interest in the Lease.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

1.       ASSIGNMENT

         Assignor assigns to Assignee, as of the date of this Assignment, all of Assignor's right, title, and interest in and to the Lease. Assignor covenants (a) that neither Assignor nor Landlord is in default under the Lease and no notice of default has been sent by either Assignor or Landlord to the other party, (b) that the Lease is not encumbered by any prior transfer, assignment, mortgage, or any encumbrance, placed or caused by Assignor (c) that Assignor has full and lawful authority to assign the Lease, (d) that the Lease attached hereto as EXHIBIT A constitutes the entire agreement between Assignor and Landlord with respect to the leasing of the Premises described in the Lease and the Lease is in full force and effect and has not been modified, supplemented, or amended in any way, and (e) that the rent required to be paid by Assignor for all periods through the date hereof, has been paid in full.



                                    C(1) - 1

2.       CONSENT TO ASSIGNMENT

         Landlord consents to the assignment by Assignor to Assignee. Landlord does not hereby consent to further assignment or to any subletting of the Premises. Landlord certifies that (a) neither Assignor nor Landlord is in default under the Lease and no notice of default has been sent by either Assignor or Landlord to the other party, (b) the Lease constitutes the entire agreement between Assignor and Landlord with respect to the leasing of the Premises described in the Lease and the Lease is in full force and effect and has not been modified, supplemented, or amended in any way, (c) the rent required to be paid by Assignor for all periods through the date hereof has been paid in full, and (d) the Lease is not encumbered by any prior transfer, assignment, mortgage, or any encumbrance. Further, Landlord acknowledges that no existing or future default by Assignor shall be deemed a default by Assignee with respect to any such defaults by Assignor.

3.       RELEASE

         Landlord releases and discharges Assignor from any and all claims, demands, actions, and causes of action of every conceivable kind and nature whatsoever accruing on or after the date hereof which Landlord might assert, whether absolute, contingent, known, or unknown, against Assignor by reason of, arising out of, or pertaining to, any matter, act, transaction, occurrence, omission, or commission relating in any manner to the Lease. Assignor releases and discharges Landlord from any and all claims, demands, actions, and causes of action of every conceivable kind and nature whatsoever, accruing on or after the date hereof which Assignor might assert, whether absolute, contingent, known, or unknown against Landlord by reason of, arising out of, or pertaining to, any matter, act, transaction, occurrence, omission, or commission relating in any manner to the Lease.

4.       NO MODIFICATION

         This Assignment may not be changed, modified, discharged, or terminated unless in writing signed by the parties hereto or their respective successors and assigns. This Assignment shall be binding upon the parties and their successors and assigns.

5.       COUNTERPARTS

         This Assignment may be signed by each party hereto upon a separate copy, in which event all of said copies shall constitute a single counterpart to this Assignment. This Assignment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.




                                    C(1) - 2

6.       ASSUMPTION

         The Assignee hereby assumes all of the obligations of the Assignor under the Assignment.

                                      (End)


                                    C(1) - 3

         IN WITNESS WHEREOF, the parties hereto have executed this Assignment as of the date first written above.



LANDLORD:                               FREIDA V. BRUER

                                \Freida V. Bruer\
                        By: ____________________________
                                 Freida V. Bruer

ASSIGNOR:                               ESSEX CORPORATION

                               \Harry Letaw, Jr.\
                        By: ____________________________
                                Harry Letaw, Jr.
                             Chief Executive Officer

ASSIGNEE:                               STAR MOUNTAIN, INC.

                               \Timothy Schimkus\
                        By: ____________________________
                                Timothy Schimkus
                                    Treasurer

                                  EXHIBIT C(2)

                                     FORM OF
                    LEASE ASSIGNMENT AND ASSUMPTION AGREEMENT


         THIS ASSIGNMENT OF LEASE (this "Assignment") is made and entered into as of the ___ day of ___________, 1997, by and among TDP CORPORATION, a Virginia corporation (the "Landlord"), whose address is c/o BARNES, MORRIS, PARDOE & FOSTER MANAGEMENT SERVICES LLC, 1420 Springhill Road, Suite 203, McLean, VA 22102, ESSEX CORPORATION, a Virginia Corporation (the "Assignor"), whose address 9150 Guilford Road, Columbia, Maryland 21046-1891, and STAR MOUNTAIN, INC., a Virginia corporation, whose address is 3601 Eisenhower Avenue, Alexandria, Virginia 22304-6439.

                             PRELIMINARY STATEMENTS:

         On 8 December, 1994, Landlord, as landlord, and ESSEX CORPORATION ("Essex"), as tenant, entered into a Lease (the "Lease") for the premises identified as Suite 510 of the building located 1430 Springhill Road, McLean, Virginia, commonly known as Tysons Dulles Plaza II (the "Premises").

         The Lease provides, among other things, that said Lease shall not be assigned without Landlord's prior written consent.

         Assignor desires to assign its interest in the Lease and Assignee desires to assume Assignor's interest in the Lease.

         Assignor  has  requested  that  Landlord   release  Assignor  from  its
obligations under the Lease and has offered in exchange to release Landlord from claims that Assignor may have against Landlord.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

1.       ASSIGNMENT

         Assignor assigns to Assignee, as of the date of this Assignment, all of Assignor's right, title, and interest in and to the Lease. Assignor covenants (a) that neither Assignor nor Landlord is in default under the Lease and no notice of default has been sent by either Assignor or Landlord to the other party, (b) that the Lease is not encumbered by any prior transfer, assignment, mortgage, or any encumbrance placed or caused by Assignor, (c) that Assignor


                                    C(2) - 1
         has full and lawful authority to assign the Lease, (d) that the Lease attached hereto as EXHIBIT A constitutes the entire agreement between Assignor and Landlord with respect to the leasing of the Premises described in the Lease and the Lease is in full force and effect and has not been modified, supplemented, or amended in any way, and (e) that the rent required to be paid by Assignor for all periods through the date hereof, has been paid in full.

2.       CONSENT TO ASSIGNMENT

         Landlord consents to the assignment by Assignor to Assignee. Landlord does not hereby consent to further assignment or to any subletting of the Premises. Landlord certifies that (a) neither Assignor nor Landlord is in default under the Lease and no notice of default has been sent by either Assignor or Landlord to the other party, (b) the Lease constitutes the entire agreement between Assignor and Landlord with respect to the leasing of the Premises described in the Lease and the Lease is in full force and effect and has not been modified, supplemented, or amended in any way, (c) the rent required to be paid by Assignor for all periods through the date hereof has been paid in full, and (d) the Lease is not encumbered by any prior transfer, assignment, mortgage, or any encumbrance. Further, Landlord acknowledges that no existing or future default by Assignor shall be deemed a default by Assignee with respect to any such defaults by Assignor.

3.       RELEASE

         Landlord releases and discharges Assignor from any and all claims, demands, actions, and causes of action of every conceivable kind and nature whatsoever accruing on or after the date hereof which Landlord might assert, whether absolute, contingent, known, or unknown, against Assignor by reason of, arising out of, or pertaining to, any matter, act, transaction, occurrence, omission, or commission relating in any manner to the Lease. Assignor releases and discharges Landlord from any and all claims, demands, actions, and causes of action of every conceivable kind and nature whatsoever, accruing on or after the date hereof which Assignor might assert, whether absolute, contingent, known, or unknown against Landlord by reason of, arising out of, or pertaining to, any matter, act, transaction, occurrence, omission, or commission relating in any manner to the Lease.

4.       NO MODIFICATION

         This Assignment may not be changed, modified, discharged, or terminated unless in writing signed by the parties hereto or their respective successors and assigns. This Assignment shall be binding upon the parties and their successors and assigns.



                                    C(2) - 2

5.       COUNTERPARTS

         This Assignment may be signed by each party hereto upon a separate copy, in which event all of said copies shall constitute a single counterpart to this Assignment. This Assignment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.

6.       ASSUMPTION

         The Assignee hereby assumes all of the obligations of the Assignor under the Assignment.




                                    C(2) - 3

         IN WITNESS WHEREOF, the parties hereto have executed this Assignment as of the date first written above.



LANDLORD:                                  ATTEST

TDP CORPORATION


By:      ______________________________    By:      ____________________________

         President                                  Secretary

ASSIGNOR:                                  ATTEST

ESSEX CORPORATION


By:      ____________________________      By:      ____________________________
         Harry Letaw, Jr.                           Kimberly DeChello
         Chief Executive Officer                    Assistant Secretary


ASSIGNEE:                                  ATTEST

STAR MOUNTAIN, INC.


By:      ____________________________      By:      ____________________________
         Timothy Schimkus                           Irene M. Byrne
         Treasurer                                  Secretary

                                  EXHIBIT C(3)
                    LEASE ASSIGNMENT AND ASSUMPTION AGREEMENT


         THIS ASSIGNMENT OF LEASE (this "Assignment") is made and entered into as of the 16th day of October, 1997, by and among KOGER EQUITY, INC., a Florida corporation (the "Landlord"), whose address is 3986 Boulevard Center Drive, Jacksonville, FL 32207, ESSEX CORPORATION, a Virginia Corporation (the "Assignor"), whose address 9150 Guilford Road, Columbia, Maryland 21046-1891, and STAR MOUNTAIN, INC., a Virginia corporation, whose address is 3601 Eisenhower Avenue, Alexandria, Virginia 22304-6439.

                             PRELIMINARY STATEMENTS:

         On 1 April, 1997, Landlord, as landlord, and ESSEX CORPORATION ("Essex"), as tenant, entered into a Lease (the "Lease") for the premises identified as Suite 227 of the building located 1040 Woodcock Road, Orlando, Florida, commonly known as Palmetto (the "Premises").

         The Lease provides, among other things, that said Lease shall not be assigned without Landlord's prior written consent.

         Assignor desires to assign its interest in the Lease and Assignee desires to assume Assignor's interest in the Lease.

         Assignor  has  requested  that  Landlord   release  Assignor  from  its
obligations under the Lease and has offered in exchange to release Landlord from claims that Assignor may have against Landlord.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

1.       ASSIGNMENT

         Assignor assigns to Assignee, as of the date of this Assignment, all of Assignor's right, title, and interest in and to the Lease. Assignor covenants (a) that neither Assignor nor Landlord is in default under the Lease and no notice of default has been sent by either Assignor or Landlord to the other party, (b) that the Lease is not encumbered by any prior transfer, assignment, mortgage, or any encumbrance placed or caused by the Assignor, (c) that Assignor has full and lawful authority to assign the Lease, (d) that the Lease attached hereto as EXHIBIT A constitutes the entire agreement between Assignor and Landlord with respect to the leasing of the Premises described in the Lease and the Lease is in full force and effect and has not been modified, supplemented, or amended in any way, and (e) that the rent required to be paid by Assignor for all periods through the date hereof, has been paid in full.



                                    C(3) - 1

2.       CONSENT TO ASSIGNMENT

         Landlord consents to the assignment by Assignor to Assignee. Landlord does not hereby consent to further assignment or to any subletting of the Premises. Landlord certifies that (a) neither Assignor nor Landlord is in default under the Lease and no notice of default has been sent by either Assignor or Landlord to the other party, (b) the Lease constitutes the entire agreement between Assignor and Landlord with respect to the leasing of the Premises described in the Lease and the Lease is in full force and effect and has not been modified, supplemented, or amended in any way, (c) the rent required to be paid by Assignor for all periods through the date hereof has been paid in full, and (d) the Lease is not encumbered by any prior transfer, assignment, mortgage, or any encumbrance. Further, Landlord acknowledges that no existing or future default by Assignor shall be deemed a default by Assignee with respect to any such defaults by Assignor.

3.       RELEASE

         Landlord releases and discharges Assignor from any and all claims, demands, actions, and causes of action of every conceivable kind and nature whatsoever accruing on or after the date hereof which Landlord might assert, whether absolute, contingent, known, or unknown, against Assignor by reason of, arising out of, or pertaining to, any matter, act, transaction, occurrence, omission, or commission relating in any manner to the Lease. Assignor releases and discharges Landlord from any and all claims, demands, actions, and causes of action of every conceivable kind and nature whatsoever, accruing on or after the date hereof which Assignor might assert, whether absolute, contingent, known, or unknown against Landlord by reason of, arising out of, or pertaining to, any matter, act, transaction, occurrence, omission, or commission relating in any manner to the Lease.

4.       NO MODIFICATION

         This Assignment may not be changed, modified, discharged, or terminated unless in writing signed by the parties hereto or their respective successors and assigns. This Assignment shall be binding upon the parties and their successors and assigns.

5.       COUNTERPARTS

         This Assignment may be signed by each party hereto upon a separate copy, in which event all of said copies shall constitute a single counterpart to this Assignment. This Assignment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.

6.       ASSUMPTION

         The Assignee hereby assumes all of the obligations of the Assignor under the Assignment.




                                    C(3) - 2

         IN WITNESS WHEREOF, the parties hereto have executed this Assignment as of the date first written above.


LANDLORD:                    KOGER EQUITY, INC.

                                      \J. Velma Keen, II\
                             By:      ____________________________
                                      J. Velma Keen, II
                                      Vice President

ASSIGNOR:                    ESSEX CORPORATION

                                      \Harry Letaw, Jr.\
                             By:      ____________________________
                                      Harry Letaw, Jr.
                                      Chief Executive Officer

ASSIGNEE:                    STAR MOUNTAIN, INC.

                                      \Timothy Schimkus\
                             By:      ____________________________
                                      Timothy Schimkus
                                      Treasurer

                                    EXHIBIT D


$325,000                                                       1 October, 1997


                                  SUBORDINATED
                         NON-NEGOTIABLE PROMISSORY NOTE


         FOR VALUE RECEIVED, the undersigned Star Mountain, Inc. (the "Maker"), promises to pay to the order of Essex Corporation (the "Holder"), the principal sum of Three Hundred Twenty- five Thousand and 00/100 Dollars ($325,000), together with interest on the unpaid balance thereof, computed on the basis of a three hundred and sixty (360) day year, payable in full on 1st January, 1999 as set forth herein. This promissory note shall be referred to herein as this "Note".

1.       PRINCIPAL AND INTEREST

         The principal amount of this Note shall be payable in fifteen (15) equal monthly installments of principal and interest (at the rate of nine percent 9% per annum) in the amount of $22,989.00. The aforementioned payments of principal and accrued interest shall commence on the 1st day of November, 1997 and shall be made on the 1st day of each month thereafter until the principal sum hereof and accrued interest shall be paid in full, except that if not sooner paid, the unpaid principal balance and accrued interest, if any, shall be due and payable in full on January 1, 1999.

         The aforesaid monthly payments when so made shall be applied first to the payment of accrued interest and the balance to unpaid principal, and upon the Maker's failure to make any of the payments required under the terms of this Note, and upon the Maker's failure to cure said default within twenty (20) days of receipt by the Maker of notice of such default, at the sole option of the Holder, the entire remaining unpaid principal and interest under this Note shall immediately become due and payable. If this Note, after default, is placed in the hands of an attorney for collection, whether suit is instituted on same or not, the Maker hereof shall pay all reasonable costs and expenses of collection, including reasonable attorneys' fees.

2.       ASSET PURCHASE AGREEMENT

         This Note is issued under and pursuant to the terms of that certain Asset Purchase Agreement dated 16 October, 1997 and effective as of 1 October, 1997, by and between the Maker, as buyer, and Essex Corporation, as seller (the "Asset Purchase Agreement"). This Note has been given in partial payment of the purchase price for the Transferred Assets and the Business. The payment of any amount due under this Note is subject to among other things, all rights of offset which the Maker or its assigns may have under the Asset Purchase

         Agreement or by applicable law. This Note is non-negotiable and shall be subject in all respects to the terms and conditions of the Asset Purchase Agreement; provided, however, that the Holder may assign or pledge this Note as security to its creditors, notwithstanding anything in this Note to the contrary.

3.       SECURITY AGREEMENT

         This Note is secured by and entitled to the benefits of that certain Security Agreement of even date herewith. All of the terms, convenants and conditions contained in the Security Agreement are expressly incorporated by reference herein and made a part hereof. In the event of any conflict between the provisions of this Note and the provisions of the Security Agreement, the terms of the Security Agreement shall be paramount and shall govern both the Note and the Security Agreement.

4.       SUBORDINATION

         This Note and the Security Agreement are subject in all respects to all terms and conditions of that certain Subordination Agreement by and between NationsBank N.A., the Maker and the Holder dated 16 October, 1997 and to the prior payment in full of all other Senior Indebtedness. All of the terms, covenants and conditions contained in the Subordination Agreement are expressly incorporated by reference herein and made a part hereof. In the event of any conflict between the provisions of this Note or the Security Agreement, on the one hand, and the provisions of the Subordination Agreement, on the other hand, the terms of the Subordination Agreement shall be paramount and shall govern both the Note and the Security Agreement.

5.       WAIVER OF DEMAND

         The Maker hereby waives demand, protest, notice of presentment, notice of protest and notice of the nonpayment and dishonor of this Note.

6.       LATE FEE

         If default is made in any payment of the principal of this Note, and, to the extent permitted by law, interest hereon shall not be paid when due, whether by acceleration or otherwise, and such default is not cured within fifteen (15) days after notice thereof, the Holder may impose a late fee in the amount of five percent (5%) of the past due principal amount in addition to any other remedies that the Holder may have available.

7.       NOTICES

         All notices, requests, and other communications hereunder shall be in writing and shall be deemed to have been duly given if sent by overnight courier or telecopier (i) if to the Holder, to ESSEX CORPORATION, 9150 Guilford Road, Columbia, Maryland 21046-1891, ATTENTION: Harry Letaw, Jr., Chief Executive Officer, telecopier number 301-953-7880, or at such other address or telecopier number as may have been furnished to the Maker by the Holder in writing, or (ii) if to the Maker, to STAR MOUNTAIN, INC., 3601 Eisenhower Avenue, Alexandria, Virginia 22304-6439, ATTENTION: A. Carl von Sternberg, President, telecopier number 703-960-7009, or at such other address or telecopier number as may have been furnished to the Holder by the Maker in writing.

8.       AMENDMENTS AND WAIVERS; SURRENDER

         Neither this Note nor any term hereof may be changed, waived, discharged, or terminated orally or in writing, except that any term of this Note may be amended and the observance of any such term may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Holder.

9.       BENEFIT

         All of the covenants, stipulations, promises, and agreements contained in this Note by the Maker shall be binding upon the Maker and its successors and shall inure to the benefit of and be enforceable by the Holder.

10.      PREPAYMENTS

         The Maker, at its option, may prepay at any time without premium or penalty, all or any part of the unpaid balance of the principal amount of this Note, together with the unpaid interest on the principal amount accrued to the date of such payment. Partial prepayment does not excuse continuous payments of regular required installments.

11.      MISCELLANEOUS

         This Note shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia without regard to conflicts of law principles. Any capitalized terms used herein but not defined shall have the meaning attributable thereto in the Asset Purchase Agreement.

         IN WITNESS WHEREOF, the Maker has caused this Note to be executed effective as of the day and year first above written.



                                     STAR MOUNTAIN, INC.

                                              \Timothy Schimkus\
                                              ------------------------------
                                     By:      Timothy Schimkus
                                     Title:   Treasurer

                                    EXHIBIT E

                                ESCROW AGREEMENT


         THIS ESCROW AGREEMENT (the "Agreement") dated as of the 16th day of October, 1997 by and among Star Mountain, Inc., a Virginia corporation (the "Buyer"), Essex Corporation, a Virginia corporation (the "Seller") and Arent Fox Kintner Plokin & Kahn, a District of Columbia general partnership (the "Escrow Agent").

         WHEREAS, the Buyer and the Seller (hereinafter sometimes collectively referred to as the "Parties"), are parties to that certain Asset Purchase Agreement dated 16 October, 1997 and effective as, of 1 October, 1997 (the "Asset Purchase Agreement"), pursuant to which the Buyer shall acquire the business and certain assets of the Seller related to the Seller's "Systems Effectiveness Division" in exchange for certain cash and non-cash consideration specifically set forth in the Asset Purchase Agreement; and

         WHEREAS, pursuant to the Asset Purchase Agreement, the Buyer has agreed to place in escrow the sum of $625,000 to assure that certain contracts to novated in the name of the Buyer, as more particularly described in the Asset Purchase Agreement and listed on EXHIBIT 1 hereto, are timely and properly novated or deemed to be novated in accordance therewith.

         NOW THEREFORE, it is agreed as follows:

1. APPOINTMENT OF THE ESCROW AGENT. Each of the Parties hereby appoints the Escrow Agent to serve as escrow agent with respect to the Escrow (as defined below) pursuant to Section 1.2.7 of the Asset Purchase Agreement, subject to the terms and conditions of this Agreement, and the Escrow Agent hereby accepts such appointment.

 .        ESTABLISHMENT  OF  ESCROW.   Simultaneously  with  the  execution  and
         delivery of this Agreement, the Buyer shall deposit with the Escrow Agent Six Hundred Twenty Five Thousand Dollars ($625,000) (the "Escrow"). Within 5 business days after the Escrow Agent's receipt of the Escrow, the Escrow Agent shall (i) invest the Escrow in 30 day U.S. Treasury Bills (so long as the balance of the Escrowed Funds exceeds the minimum amount necessary to purchase a 30 day U.S. Treasury Bill) or maintain the amount in cash, to the extent the
         Escrow Agent, in its sole and absolute discretion deems necessary, and
        (ii)  confirm  its  receipt of the Escrow  from the Buyer by  delivering written  notice of such  receipt and  investment  to the Seller and the
         Buyer. Upon investment of the Escrow, the funds invested pursuant to the Escrow together with interest earned thereon, (are referred to as the "Escrowed Funds"). The Escrowed Funds shall be held in escrow and disbursed by the Escrow Agent in accordance with the terms of this Agreement. All interest and other earnings on the Escrowed Funds shall be held in escrow and disbursed to the Buyer by the Escrow Agent upon expiration of the Escrow Term (as defined below). The Escrowed Funds shall at all times be under the exclusive control of the Escrow Agent, subject, however, to the terms of this Agreement. In no event shall all or any portion of the Escrowed Funds be disbursed, transferred or released except upon the signature of the Escrow Agent, and then only as expressly permitted or required by this Agreement.

3. TERM OF ESCROW. The Escrow term (the "Escrow Term") shall begin on the date hereof and shall terminate upon the earlier of (i) disbursement of all of the Escrowed Funds in accordance with this Agreement or (ii) one hundred twenty (120) days after the date of his Agreement.

4. DISBURSEMENT OF FUNDS FROM ESCROWED FUNDS. The Escrow Agent shall disburse Escrowed Funds in accordance with the following terms and conditions:

         (a) During the Escrow Term (but in all events no less than 20 business days prior to the date described in Section 3 (ii) above), the Seller shall, so long as it is not in breach of the Asset Purchase Agreement or any of the other Documents (as defined in the Asset Purchase Agreement), execute and deliver to the Buyer and the Escrow Agent a Request for Payment in the form of EXHIBIT 2 hereto each time that one of the contracts listed in EXHIBIT 1 hereto ("Scheduled Contract(s)") has been duly novated or deemed to be novated into the name of the Buyer in accordance with the Asset Purchase Agreement. The "Amount Requested" by the Seller in any such notice shall be the lesser of (i) the applicable "Value Assigned" to the subject Scheduled Contract novated or deemed to be novated (as stated on Exhibit 1 hereto) or (ii) the amount by which the applicable Value Assigned to all Scheduled Contracts theretofore novated or deemed to be novated (and with respect to each of which the Buyer has given a Confirmatory Notice in accordance with this Agreement) plus the applicable Value Assigned of the Scheduled Contract in question exceeds $250,000. Within 5 business days of the Buyer's receipt of said Request for Payment, provided that the Seller has established to the Buyer's reasonable satisfaction that the subject Scheduled Contract has been duly novated or deemed to be novated in accordance with the terms of the Asset Purchase Agreement, the Buyer will execute and deliver to the Escrow Agent and the Seller a Confirmatory Notice in the form of EXHIBIT 3 hereto stating that it confirms same and authorizing and directing the Escrow Agent to pay to the Seller (i) the lesser of the amount requested on the subject Request for Payment and (ii) the amount described in
Section 4(e) below; provided, however, that if the Buyer either does not deliver a Confirmatory Notice in the form of EXHIBIT 3 hereto to the Seller and the Escrow Agent or does not deliver a Contested Amount Notice in the form of
EXHIBIT 5 hereto contesting in writing the Seller's Request for Payment within 5 business days of the Buyer's receipt of such Request for Payment, the Escrow Agent shall disburse to the Seller the amount indicated in such Request for Payment within 5 days after the expiration of such 5 business day period. Within 5 business days of the receipt by the Escrow Agent of a Confirmatory Notice, the Escrow Agent will disburse to the Seller the amount which the Buyer directs to be released pursuant to such Confirmatory Notice.

         (b) Provided that the Seller is not in breach of the Asset Purchase Agreement or any of the other Documents, the Seller may on or before 20 October, 1997 and then again on or before 23 October, 1997 deliver to the Buyer and to the Escrow Agent a Request for Advance Payment in the form of EXHIBIT 4 hereto requesting the Escrow Agent to disburse each time to the Seller the sum of

$125,000. Within 5 business days of the Escrow Agent's receipt of each such Request for Advance Payment and provided that no written objection in the form of a Contested Amount Notice in the form of EXHIBIT 5 hereto is received by the Escrow Agent prior to disbursement, the Escrow Agent shall each time disburse to the Seller the lesser of the sum of $125,000 from the Escrowed Funds (for a total of $250,000) or the amount provided in Section 4(e) below.

         (c) In the event that the Buyer delivers to the Escrow Agent and the Seller a Contested Amount Notice in the form of EXHIBIT 5 hereto before the expiration of the 5 business day period in response to a Request for Payment or a Request for Advance Payment, in each case duly given by the Seller to the Buyer and the Escrow Agent under this Section 4, the amount so requested in such contested Request for Payment or Request for Advance Payment shall be considered a contested amount. All contested amounts shall be held and either disbursed by the Escrow Agent in accordance with any joint letter of instruction signed and delivered by the Seller and the Buyer to the Escrow Agent (in form and substance satisfactory to the Escrow Agent), interpleaded in a court of Escrow Agent's choosing or otherwise disbursed in accordance with this Agreement. All amounts other than contested amounts (and amounts theretofor disbursed to Seller) shall upon the expiration of the Escrow Term, be disbursed to the Buyer. In the event the Buyer timely objects to any Request for Payment or Request for Advance Payment by sending a Contested Amount Notice, the Buyer shall send a separate notice to the Seller setting forth in reasonable detail its basis for asserting that there is a contested amount. Such separate notice shall be given by the Buyer to the Seller within the applicable 5 business day period. The parties agree that the failure of the Buyer in giving such separate notice to state any claim or amount in any such separate notice shall not constitute a waiver of such claim or amount or in any manner or to any extent compromise or prejudice any claim not stated therein.

         (d) Upon termination of the Escrow in accordance with Section 3 hereof, the Escrow Agent shall promptly disburse to the Buyer all Escrow Funds (other than contested amounts pursuant to Section 4(c) above and 4(e) below and amounts theretofor disbursed to Seller) including earnings with respect to the Escrowed Funds, after converting such Escrowed Funds to cash (to the extent the Escrowed Funds have not already been converted by the Escrow Agent into cash). All amounts earned with respect to the Escrowed Funds shall be reported by the Escrow Agent as having been received by the Buyer (i.e. under the Buyer's Federal employer identification number).

         (e) In the event that the Buyer reasonably believes at any time during the Escrow Term that the Seller is in breach of the Asset Purchase Agreement or any of the other Documents, the Buyer shall be entitled to reduce the amount due to the Seller under any Request for Payment or Request for Advance Payment by the amount by which the Buyer's good faith estimate of the total damages the Buyer has or may suffer as a result of all such breaches by the Seller exceeds
(i) the total of the amount requested in the subject Request for Payment or Request for Advance Payment and (ii) any amounts previously so requested, which amounts would have been, but for this Section 4(e), payable, to the Seller under this Agreement. The total of all amounts withheld from the Seller pursuant to this Section 4(e) shall be considered a contested amount for purposes of this
Section 4. The failure of the Buyer to cause any amount to be withheld from the Seller in accordance with this

Section 4(e) or otherwise shall not constitute a waiver of any default, the Buyer being entitled to exercise all rights and remedies which it has under this Agreement, the Asset Purchase Agreement, under any of the other Documents, by law or otherwise.

5. REINVESTMENT OF ESCROWED FUNDS. During the Escrow Term, the Escrow Agent shall reinvest the Escrowed Funds by purchasing one month U.S. Treasury Bills. The Escrow Agent shall give the Seller and the Buyer prompt written notice of all reinvestments, including the reinvestment described in the preceding sentence, made by the Escrow Agent of the Escrowed Funds or any portion thereof.

6. EXPENSES. The Escrow Agent shall be entitled to reimbursement of all reasonable expenses, commissions, fees and other costs, including any reasonable costs in connection with the interpleader described in
         Section 8(k), incurred by the Escrow Agent acting pursuant to the terms of this Agreement. Such expenses shall include any reasonable legal costs incurred by the Escrow Agent acting in its capacity as escrow agent hereunder. All such reasonable fees, costs and expenses shall be borne equally by the Seller and the Buyer and shall be payable to the Escrow Agent monthly within thirty (30) days after invoice.

7. DUTIES OF THE ESCROW AGENT. The Escrow Agent hereby agrees to perform the following duties under this Agreement:

         (a) Receive, and use reasonable efforts to act as custodian for, the Escrowed Funds delivered to the Escrow Agent pursuant to this Agreement;

         (b) Take such actions with respect to investment and reinvestment of the Escrowed Funds, and disposition, delivery and application of the Escrowed Funds as may be expressly permitted or required pursuant to this Agreement;

         (c) Provide  the   notices  and  communications  as  may  be  expressly
permitted or required by this Agreement; and

         (d) Take such other actions and perform such other duties as may be required on the part of the Escrow Agent under the terms of this Agreement, or pursuant to any modifications or amendments hereto affecting the duties of the Escrow Agent to the extent consented to by the Escrow Agent in writing.

8. ADDITIONAL MATTERS WITH RESPECT TO THE ESCROW AGENT AND SUBSTITUTION OF THE ESCROW AGENT. The following additional provisions shall govern the rights, obligations and liabilities of the Escrow Agent under this Agreement.

         (a) The Escrow Agent's duties and responsibilities shall be limited to those expressly set forth in this Agreement, and it shall not be subject to, nor obligated to recognize, any other agreement between any or all of the parties hereto even though reference thereto may be made herein; provided, however, that with the Escrow Agent's written acknowledgment, this Agreement may be amended at any time or times by an instrument in writing signed by or on behalf of all the parties hereto.

         (b) If the Escrow Agent believes it to be reasonably necessary to consult with legal counsel (which may be partners or employees of the Escrow Agent) or other professionals concerning any of its duties in connection with this Agreement, or in case it becomes involved in litigation on account of being escrow agent hereunder (except if such litigation arises from the gross negligence or willful misconduct of the Escrow Agent) or on account of having received property subject hereto, or in case the Escrow Agent interpleads the Escrowed Funds as described in Section 8(k), then in all cases, its reasonable costs, expenses, and attorneys' fees and other professional fees shall be reimbursed as provided in Section 6 hereof.

         (c) The Escrow Agent shall keep proper books of record and account relating to the Escrowed Funds.

         (d) In the event that the Escrow Agent receives instructions from the Seller or the Buyer with respect to the Escrowed Funds, which instructions, in the Escrow Agent's reasonable opinion, are in conflict with other instructions provided by a party to this Agreement or with any of the provisions of this Agreement, the Escrow Agent shall immediately notify in writing the Seller and the Buyer of such conflict whereupon the Escrow Agent shall be entitled to refrain from taking any action until it shall be directed otherwise either pursuant to a (i) a letter of instructions signed by both the Buyer and the Seller directing the disposition of such funds or (ii) a certified copy of a final judgment, or if appeal is taken, a finally determined judgment, of a court of competent jurisdiction providing for the disposition of the funds. In the event of a conflict between the provisions of Section 4 hereof and this Section 8(d), the provisions of Section 4 hereof shall govern.

         (e) The Escrow Agent shall have no liability to anyone for any action taken or omitted by the Escrow Agent acting in reliance upon instructions given by the Seller and the Buyer.

         (f) The Escrow Agent shall have no liability to anyone for an error in judgment or for any act done or omitted by the Escrow Agent in good faith unless caused by or arising out of any gross negligence or willful misconduct of the Escrow Agent.

         (g) The Escrow Agent shall be entitled to rely upon any writing furnished to the Escrow Agent by the Seller or the Buyer and shall be entitled to treat such writing as genuine and as the writing it purports to be.

         (h) The Escrow Agent may resign at any time by giving at least ten (10) days' prior written notice thereof to the other parties hereto; provided, however, that the effective date of such resignation by the Escrow Agent shall not be earlier than the effective date of the appointment of a successor the Escrow Agent pursuant to Section 8(i) hereof.

         (i) If at any time the Escrow Agent resigns, is removed, dissolves or otherwise becomes incapable of acting, or the position of the Escrow Agent becomes vacant for any reason, the Buyer shall promptly appoint a successor the Escrow Agent to fill such vacancy. If the Buyer fails to appoint a successor agent prior to the effective date of the Escow Agent's resignation, the Escrow Agent shall be entitled to appoint a successor of its choosing.

         (j) Each successor Escrow Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor, the Seller and the Buyer a written instrument accepting such appointment and agreeing to be bound by the provisions of this Agreement. Immediately following the appointment of a successor Escrow Agent, the predecessor Escrow Agent shall transfer all funds, documents and instruments held under this Agreement to such successor Escrow Agent and the predecessor Escrow Agent shall thereafter be absolved and released from any and all further liability hereunder (other than liability for matters attributable to the predecessor Escrow Agent's bad faith, gross negligence, willful misconduct or violation of its express obligations under this Agreement).

         (k) In the event of a dispute between the Buyer and the Seller concerning the right of the other party to the Escrowed Funds, the Escrow Agent shall have the right, in its sole discretion, to convert the Escrowed Funds to cash and interplead the Escrowed Funds into a court of competent jurisdiction.

9. INDEMNIFICATION. The Seller and the Buyer jointly and severally shall indemnify and hold the Escrow Agent harmless from actions, suits or other charges incurred by or assessed against the Escrow Agent for anything done or omitted by the Escrow Agent in the performance of its duties hereunder, except those matters which result from the Escrow Agent's bad faith, gross negligence or willful misconduct. This indemnity shall survive the resignation of the Escrow Agent or the termination of this Agreement.

10. NOTICES. Any notice, demand, consent, authorization, request, approval or other communication given pursuant to this Agreement shall be effective and valid only if in writing (including facsimile), signed by the party giving such notice, addressed as follows:

         If to Seller:

                  Essex Corporation
                  9150 Guilford Road
                  Columbia, Maryland  21046-1891
                  Attn:  Harry Letaw, Jr.
                  Facsimile:  (301) 953-7880
         with a copy to:

                  De Martino Finkelstein Rosen & Virga 1818 N Street, N.W. Suite 400
                  Washington, D.C.  20036
                  Attn:  Ralph V. De Martino, Esquire
                  Facsimile:  (202) 659-1290

         If to the Buyer:

                  Star Mountain, Inc.
                  3601 Eisenhower Avenue
                  Alexandria, Virginia  22304-6439
                  Attn: A. Carl von Sternberg, President
                  Facsimile:  (703) 960-7009

         with a copy to:

                  Arent Fox Kintner Plotkin & Kahn
                  1050 Connecticut Avenue, N.W.
                  Washington, D.C.  20036-5337
                  Attn:  David C. Haas
                  Facsimile:  (202) 857-6395

         If to the Escrow Agent:

                  Arent Fox Kintner Plotkin & Kahn
                  1050 Connecticut Avenue, N.W.
                  Washington, D.C. 20036-5339
                  Attn:  David C. Haas
                  Facsimile:  (202) 857-6395

All such notices shall be considered given on the date when received (refusal of delivery shall constitute receipt) or if sent by telecopy when transmitted if a confirmation of transmission is produced by the sending machine. Any party may change its address by giving notice of such change to the other parties.

11. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the District of Columbia, excluding the choice-of-law principles of the law of the District of Columbia that would require the application of the laws of a jurisdiction other than the District of Columbia.

12. WAIVER OF JURY TRIAL. EACH OF THE SELLER, THE BUYER AND THE ESCROW AGENT KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) ANY RIGHT TO TRIAL BY JURY IN ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN ANY OF THE SELLER, THE BUYER OR THE ESCROW AGENT ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. ANY OF THE SELLER, THE BUYER OR THE ESCROW AGENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH
         ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES
         HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

13. MERGER. This Agreement represents the final agreement of the Seller, the Buyer and the Escrow Agent with respect to the matters contained herein and may not be contradicted by evidence of prior or contemporaneous agreements, or subsequent oral agreements, between any of the Seller, the Buyer or the Escrow Agent.

14.      COUNTERPARTS.   This Agreement may be executed in counterparts, each of
         which shall be deemed an original hereof, but all of which shall be deemed a single document.

15. DEFINITIONS. All capitalized terms used herein and not defined herein shall have the meanings ascribed thereto in the Asset Purchase Agreement.

16. SEVERABILITY. Each part of this Agreement is intended to be severable. If any term, covenant, condition or provision hereof is unlawful, invalid or unenforceable for any reason whatsoever, and such illegality, invalidity or unenforceability does not affect the remaining parts of this Agreement, then all such remaining parts hereof shall be valid and enforceable and have full force and effect as if the invalid or unenforceable part had not been included.

17. RIGHTS CUMULATIVE; WAIVERS. The rights of each of the parties under this Agreement are cumulative and may be exercised as often as any party considers appropriate. The rights of each of the parties hereunder shall not be capable of being waived or varied otherwise than by an express waiver or variation in writing. Failure to exercise or any delay in exercising any of such rights also shall not operate as a waiver or variation of that or any other such right. Defective or partial exercise of any of such rights shall not preclude any other or further exercise of that or any other such right. No act or course of conduct or negotiation on the part of any party shall in any way preclude such party from exercising any such right or constitute a suspension or any variation of any such right.

18. HEADINGS. The headings contained in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

19.      CONSTRUCTION.

         (a) The terms "hereby", "hereof", "hereto", "herein", "hereunder", and any similar terms shall refer to this Agreement.

         (b) Words of the masculine, feminine or neuter gender shall mean and include the correlative words of other genders, and words importing the singular number shall mean and include the plural number and vice versa.

         (c)  Words  importing   persons  shall  include  firms,   associations,
partnerships, corporations and other legal entities, including public bodies, as well as natural persons.

         (d) The terms "include", "including" and similar terms shall be construed as if followed by the phrase "without limitation".

20. ASSIGNMENT. This Agreement and the terms, covenants, conditions, provisions, obligations, undertakings, rights and benefits hereof shall be binding upon, and shall inure to the benefit of, the undersigned parties and their respective heirs, executors, administrators, representatives and permitted successors and assigns.

21. NO THIRD PARTY BENEFICIARIES. No person, firm or other entity other than the parties hereto and their permitted successors and assigns shall have any rights or claims under this Agreement.

22. CONTROVERSY. In the event of any controversy or claim arising out of or relating to this Agreement or the Asset Purchase Agreement or any document executed pursuant to the Asset Purchase Agreement, the parties consent to the Escrow Agent acting as counsel to the Buyer and the Escrow Agent shall not be disqualified from representing the Buyer by reason of its service as the Escrow Agent (including but not limited to rendering advice to the Buyer with respect to any default by the Seller under this Agreement, the Asset Purchase Agreement or the other Documents or with respect to the manner in which it should comply with its obligations under this Agreement) provided that the Escrow Agent resigns as escrow agent hereunder within 15 days of a written request of the Seller, such request to make specific reference to this Section 22.

                                      (End)

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first above written.


                         SELLER

                         ESSEX CORPORATION, A VIRGINIA CORPORATION


                         By:      \Harry Letaw, Jr.\
                                  Harry Letaw, Jr.
                                  Chief Executive Officer


                         BUYER

                         STAR MOUNTAIN, INC., A VIRGINIA CORPORATION


                         By:      \Timothy Schimkus\
                                  Timothy Schimkus
                                  Treasurer


                         ESCROW AGENT

                         ARENT FOX KINTNER PLOTKIN & KAHN


                         By:      \David C. Hass\
                                  David C. Haas
                                  Partner

                                                                ESCROW AGREEMENT
                                                                 16 OCTOBER 1997

                                    EXHIBIT 1


                            ESCROW DRAWDOWN SCHEDULE


         1. Contract No. DAAD05-93-D-7022, dated April 1, 1993, issued by the Directorate of Contracting, USAAPGSA, Ryan Building, APG, Maryland 21005-5001, to Essex Corporation, 1430 Springhill Road, Suite 510, McLean, Virginia 22102.

                  Value Assigned:   If novated: $75,000
                                    If not novated and not deemed
                                    novated: $56,250

         2. Contract No. DAAB07-97-C-6013, dated March 14, 1997, issued by USA CECOM ACQ CTR, Washington OPS Office, 2461 Eisenhower Avenue (AMSEL-AC-WB- B), Alexandria, Virginia 22331-0700, to Essex Corporation, 1430 Springhill Road, Suite 510, McLean, Virginia 22102.

                  Value Assigned: $55,000

         3. Subcontract No. 116054-24195, dated February 11, 1997, issued by Fibertek, Inc. ESS, 510 Herndon Parkway, Herndon, Virginia 22070, to Essex Corporation, Systems Effectiveness Division, 1430 Springhill Road, Suite 510, McLean, Virginia 22102 together with 2 delivery orders related thereto [novation or deemed novation to occur once subcontract and both delivery orders are novated or deemed novated].

                  Value Assigned: $55,000

         4. Contract No. NAS9-97022, dated December 2, 1996, issued by NASA Johnson Space Center, S&LS Acquisition Management, 2101 NASA Road 1, Houston, Texas 77058-3698, to Essex Corporation, 1430 Springhill Road, Suite 510, McLean, Virginia 22102.

                  Value Assigned: If novated: $50,000
                                  If not novated and not deemed
                                novated: $37,500

                                                                ESCROW AGREEMENT
                                                                 16 OCTOBER 1997


         5. Contract No. DE-AC04-93AL91124, dated September 15, 1993, issued by the Department of Energy, Albuquerque Operations Office, P.O. Box 5400, Albuquerque, New Mexico 87185-5400, to Essex Corporation, 1430 Springhill Road, Suite 510, McLean, Virginia 22102.

                  Value Assigned: If novated: $350,000
                                  If not novated and not deemed
                                novated: $262,500

         6. Contract No. - Grant No. 1 R43 AA11608-01 dated September 22, 1997 issued by National Institutes of Health, 6000 Executive Blvd., Rockville, MD 20892-7003 to Essex Corporation, 1040 Woodcock Road, Suite 227, Orlando, FL 32803.

                  Value Assigned: $10,000.

         7. Contract No. - Grant No. 1 R43 AG14316-01 dated September 30, 1997 issued by National Institutes of Health, 6000 Executive Blvd., Rockville, MD 20892-7003 to Essex Corporation, 1040 Woodcock Road, Suite 227, Orlando, FL 32803.

                  Value Assigned: $10,000.

         8. Contract No. USZA92-97-C-0055 dated September 16, 1997 issued by the HQ, US Army Special Operations Command, Ft. Bragg, NC 28307-5200 to Essex Corporation, 1430 Springhill Road, Suite 510, McLean, VA 22102.

                  Value Assigned: $10,000.

         9. Contract No. N39998-97-M-5542 dated September 10, 1997 issued by Dept. Of Defense Office of Special Technology, 10530 Riverview Road, Building 3, Ft. Washington, MD 20744 to Essex Corporation,1430 Springhill Road, Suite 510, McLean, VA 22102.

                  Value Assigned: $10,000.

                                                                ESCROW AGREEMENT
                                                                 16 OCTOBER 1997

                                    EXHIBIT 2

                               REQUEST FOR PAYMENT

To:               Arent Fox Kintner Plotkin & Kahn
                  1050 Connecticut Avenue, N.W.
                  Washington, DC 20036-5339
                  Attn: David C. Haas

and:              Star Mountain, Inc.
                  3601 Eisenhower Avenue
                  Alexandria, Virginia 22304-6439
                  Attn: Carl von Sternberg, President

                                                                          [Date]

Essex Corporation hereby certifies to the Escrow Agent and Star Mountain, Inc. that the Scheduled Contract (as that term is defined in that certain Escrow Agreement by and among Star Mountain, Inc., Essex Corporation and Arent Fox Kantner Plotkin & Kahn dated 16 October, 1997 (the "Escrow Agreement")) listed below has been duly novated in the name of Star Mountain, Inc. as of _______________ [insert date of novation] and that Essex Corporation is not, as of the date of this Notice, in breach of any of its obligations under the Asset Purchase Agreement or any of the other Documents (as that term is defined in the Asset Purchase Agreement between Essex Corporation and Star Mountain, Inc. dated 16 October, 1997) and that it is entitled to receive that amount set forth below.

 Contract Novated:  [description of Scheduled Contract novated per EXHIBIT 1 to
                                                                   ---------
                    Escrow Agreement]

 Value Assigned:    ["Value Assigned" of Scheduled Contract novated or
                    deemed novated per EXHIBIT 1 to Escrow Agreement]

 Amount Requested:          $_________________


                                ESSEX CORPORATION

                                ----------------------
                                Harry Letaw, Jr.
                                Chief Executive Officer

                                                                ESCROW AGREEMENT
                                                                 16 OCTOBER 1997

                                    EXHIBIT 3

                               CONFIRMATORY NOTICE

To:               Arent Fox Kintner Plotkin & Kahn
                  1050 Connecticut Avenue, N.W.
                  Washington, DC 20036-5339
                  Attn: David C. Haas

and:              Essex Corporation
                  9150 Guilford Road
                  Columbia, Maryland 21046-1891
                  Attn: Harry Letaw, Jr.

                                                                          [Date]

Dear Mr. Haas:

Star Mountain, Inc. hereby authorizes and directs Arent Fox Kintner Plotkin & Kahn, as escrow agent under that certain Escrow Agreement dated 16 October, 1997, by and among Star Mountain, Inc., Essex Corporation and Arent Fox Kintner Plotkin & Kahn, to disburse to Essex Corporation the sum of $_____________ in accordance with the Seller's Request for Payment dated _______________, a copy of which is attached hereto.

                                Very truly yours,

                               STAR MOUNTAIN, INC.


                              ----------------------
                              A. Carl von Sternberg
                              President



Attached: Seller's Request for Payment

                                                                ESCROW AGREEMENT
                                                                 16 OCTOBER 1997

                                    EXHIBIT 4

                           REQUEST FOR ADVANCE PAYMENT

To:               Star Mountain, Inc.
                  3601 Eisenhower Avenue
                  Alexandria, Virginia 22304-6439
                  Attn: Carl von Sternberg, President

and:              Arent Fox Kintner Plotkin & Kahn
                  1050 Connecticut Avenue, N.W.
                  Washington, DC 20036-5339
                  Attn: David C. Haas

                                                                          [Date]

Essex Corporation hereby certifies to Star Mountain, Inc. and to Arent Fox Kintner Plotkin & Kahn, as escrow agent that it is not, as of the date of this request, in breach of any of its obligations under the Asset Purchase Agreement between Essex Corporation and Star Mountain, Inc. dated 16 October, 1997 and hereby requests that the Escrow Agent disburse to the Seller the sum of $125,000 pursuant to Section 4 of the Escrow Agreement dated 16 October, 1997 by and among Essex Corporation, Star Mountain, Inc. and Arent Fox Kintner Plotkin & Kahn as Escrow Agent.


                                ESSEX CORPORATION


                                ----------------------
                                Harry Letaw, Jr.
                                Chief Executive Officer

                                                                ESCROW AGREEMENT
                                                                 16 OCTOBER 1997

                                    EXHIBIT 5

                             CONTESTED AMOUNT NOTICE

To:               Arent Fox Kintner Plotkin & Kahn
                  1050 Connecticut Avenue, N.W.
                  Washington, DC 20036-5339
                  Attn: David C. Haas

and:              Essex Corporation
                  9150 Guilford Road
                  Columbia, Maryland 21046-1891
                  Attn: Harry Letaw, Jr.

                                                                          [Date]

Dear Mr. Haas:

Star Mountain, Inc. hereby authorizes and directs Arent Fox Kintner Plotkin & Kahn, as escrow agent under that certain Escrow Agreement dated 16 October, 1997, by and among Star Mountain, Inc., Essex Corporation and Arent Fox Kintner Plotkin & Kahn, to disburse to Essex Corporation the sum of $_____________. This amount is to disbursed with reference to the Seller's Request for [Payment] [Advance Payment] dated ___________, a copy of which is attached hereto. The difference between the amount stated above and the amount requested in the attached Request for [Payment] [Advance Payment] should be regarded as a "contested amount" as defined in accordance with the terms of the Escrow Agreement.

                                Very truly yours,

                               STAR MOUNTAIN, INC.


                              ----------------------
                              A. Carl von Sternberg
                              President

Attached: Seller's Request for Payment [Advance Payment]

                                    EXHIBIT F

                               SECURITY AGREEMENT


         THIS SECURITY AGREEMENT, dated and effective as of 16 October, 1997, by and between Star Mountain, Inc., a Virginia corporation with its principal offices located at 3601 Eisenhower Avenue, Alexandria, Virginia 22304-6439 (the "Borrower"), and Essex Corporation, a Virginia corporation, with its principal offices located at 9150 Guilford Road, Columbia, Maryland 21046-1891 (the "Secured Party").

                              W I T N E S S E T H:

         WHEREAS, Secured Party and Borrower have entered into that certain Asset Purchase Agreement dated 16 October, 1997 and effective 1 October, 1997, by and between Borrower and Secured Party (the "Asset Purchase Agreement") pursuant to which Borrower has purchased certain assets from Secured Party for which a promissory note in the original principal amount of Three Hundred Twenty-Five Thousand and no/100 Dollars ($325,000) has been given as part payment therefore (the "Note"). The Note is dated as of 1 October, 1997 and is made payable to Secured Party, with principal and interest as set forth in the Note; and

         WHEREAS, Secured Party has made and agreed to make such loan on the express condition, among others, that Borrower execute and deliver this Security Agreement.

         NOW, THEREFORE, in consideration of said loan, the premises and the mutual covenants and promises herein contained, the parties hereto agree as follows:

1.       DEFINITIONS

         In addition to the terms that are defined above, the following terms shall be defined as follows:

         "Borrower's address" means the address of Borrower as first set forth above.

         "Collateral" shall have the meaning set forth in Section 4 below.

         "Equipment" means all machinery, equipment, furniture, fixtures and other tangible personal property of Borrower not considered to be "Receivables", "Inventory", or "General Intangibles", as those terms are defined herein, now owned or hereafter acquired by Borrower, together with all accessions thereto and all substitutions and replacements thereof and parts therefor; all cash or non-cash proceeds; and including, without limitation, all Equipment listed on any schedule attached hereto.

         "General Intangibles" means all other intangible or intellectual personal assets of Borrower not covered within the definition of "Receivables", "Inventory" and "Equipment" above, whether now owned or hereafter acquired, including but not limited to goodwill, patents, trademarks, copyrights, and all rights under any application for any patent, copyright or trademark.

         "Inventory" means all goods, merchandise and other personal property now owned or hereafter acquired by Borrower which are held for sale or lease, or are furnished or are to be furnished under any contract of service, or are raw materials, work-in process, supplies, components, or materials used or consumed in Borrower's business, and all products thereof, and all substitutions, replacements, additions or accessions therefor and thereto; all cash or non-cash proceeds of all of the foregoing, including insurance proceeds.

         "Obligations" shall mean Borrower's obligations to pay and perform the obligations set forth in Section 3.

         "Receivables" means, whether now in existence or hereafter arising, all accounts, contract rights, instruments, documents, chattel paper, general intangibles (including, without limitation, chooses in action, tax refunds, and insurance proceeds); any other obligations or indebtedness owed to Borrower from whatever source arising; all rights of Borrower to receive any payments in money or kind; all guarantees of Receivables and security therefor; all cash or non-cash proceeds of all of the foregoing; all of the right, title and interest of Borrower in and with respect to the goods, services or other property which gave rise to or which secure any of the Receivables and insurance policies or other property relating thereto, and all of the rights of Borrower as an unpaid seller of goods or services, including, without limitation, the rights of stoppage in transit, replevin, reclamation and resale; and all of the foregoing whether now existing or hereafter created or acquired.

         "Subordination Agreement" means that certain Subordination Agreement between NationsBank, Secured Party and Borrower dated as of 16 October, 1997 and all such other agreements as Secured Party is required to execute pursuant to the Asset Purchase Agreement to effect and/or evidence the subordination of the Obligations to other lenders of Borrower.

         To the extent not defined in this Section, unless the context otherwise requires, all other terms contained in this Agreement shall have the meanings attributed to them by Article 9 of the Uniform Commercial Code as in force on the date of this Security Agreement in the State in which the Collateral is located, to the extent the same are used or defined therein.

2.       GRANT OF SECURITY INTEREST

         To secure the payment and performance of the Obligations and subject to the applicable terms of this Agreement, Borrower hereby grants to Secured Party a continuing security interest in the Collateral as defined in Section 4 hereof, whether now owned or hereafter acquired. Borrower agrees to execute all additional documents, instruments, and agreements and take all additional steps necessary or desirable to ensure that Secured Party shall at all times have a perfected lien on all of the Collateral. Notwithstanding any other provision of this Security Agreement to the contrary, all Obligations of Borrower under this Security Agreement (as defined in the Subordination Agreement) are subordinated to the Senior Obligations (as defined in the Subordination Agreement) and are subject to the provisions of the Subordination Agreement. In addition, and notwithstanding any provision of this Agreement to the contrary, the security interest granted to the Secured Party hereunder shall be subordinate in all respects to (i) all liens and encumbrances relating to any Senior Financing (as defined in the Asset Purchase Agreement) and (ii) all such other liens and encumbrances which are contested by the Buyer in good faith. The Buyer shall provide written notice to the Seller itemizing all liens and encumbrances which it contests in good faith. Within 60 days after the date hereof, the Buyer shall either remove or subordinate to the security interest granted to the Seller under this Agreement all liens and encumbrances on its assets other than those referred to in (i) or (ii) of the preceeding sentence or pay the balance then due on the Note.

3.       THE OBLIGATIONS

         The term "Obligations" as used in this Agreement shall mean Borrower's liabilities, obligations and indebtedness of any kind, heretofore, now, or hereafter owing, arising, due or payable under the Note and this Security Agreement; and Borrower's liabilities, obligations and indebtedness of any kind, heretofore, now, or hereafter owing, arising, due or payable under this Security Agreement.

4.       THE COLLATERAL

         Except as otherwise set forth in this Agreement, the security interest is granted in the following (referred to herein as the "Collateral"):

                  [X]      Receivables

                  [X]      Inventory

                  [X]      Equipment

                  [X]      General Intangibles

         All  ledger  sheets,   files,   records,   documents  and   instruments
         (including, without limitation, computer programs, tapes and related electronic data processing software) evidencing an interest in or relating to the Collateral; and

         All instruments, documents, securities, cash, property and the proceeds of any of the foregoing, owned by Borrower or in which Borrower has an interest, which now or hereafter are at any time in possession or control of Secured Party, in transit by mail or carrier to or from Secured Party or in the possession of any third party acting on behalf of Secured Party. Notwithstanding any provision of this Agreement to the contrary, the Collateral shall not include any property or other interests of Borrower, in which a security interest can not, by virtue of any agreement under which it is held, be granted to Secured Party as contemplated by this Agreement.

5.       GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS

         Borrower   represents   and   warrants  to  Secured   Party  (and  such
         representations and warranties shall be continuing so long as any Obligations shall remain outstanding), as follows:

         Borrower has been duly organized and is validly existing and in good standing under the laws of the Commonwealth of Virginia and is duly qualified and in good standing to do business in those other jurisdictions where it does business; Borrower has the power and authority to own the Collateral, to enter into and perform this Agreement and any other document or instrument delivered in connection herewith, and to incur or secure the Obligations; and this Agreement and all other related documents and instruments constitute valid, binding obligations of Borrower and are enforceable against Borrower in accordance with their terms; and

         Borrower shall promptly execute and deliver all assignments, certificates of title, conveyances, assignment statements, security agreements, financing statements, continuation statements, and other agreements, instruments and documents as may be reasonably requested by Secured Party at any time to perfect and maintain the security interests and liens granted herein by Borrower; and

         Borrower shall pay promptly, when due, all taxes (including, without limitation, all sales, use, excise, personal property, income, withholding and corporate franchise taxes), assessments, governmental charges, claims for labor, supplies, rent and any other obligations which, if unpaid, might become a lien against any of its property except liens for taxes not yet due and payable and liabilities being contested in good faith and with due diligence by Borrower and except for liabilities the amount of which or the contest thereof do not, in Security Party's sole discretion, adversely affect Borrower's financial condition, ability to repay the Obligations, the security interests and liens of Secured Party in the Collateral or the priority of such security interests and liens; and Borrower shall not permit, or suffer to remain, and will promptly discharge, any lien against the Collateral arising from any unpaid tax, assessment, levy or governmental charge unless Borrower contests such lien or liens in good faith, provides Secured Party with all facts concerning the lien, and provides Secured Party, at Secured Party's request, with a reasonable bond to protect against such loss; and

         In the event Borrower shall fail to pay any such tax, assessment, levy or governmental charge or to discharge any such lien or contest same in good faith, then Secured Party, without waiving or releasing any obligation or default of Borrower hereunder, may at any time or times hereafter make such payment, settlement, compromise or release or cause to be released any such lien, and take any other action with respect thereto which Secured Party deems advisable. All sums paid by Secured Party in satisfaction of, or on account of any tax, levy or assessment or governmental charge, or to discharge or release any lien, and any expenses, including reasonable attorneys' fees, court costs and other charges relating thereto, shall become a part of the Obligations, payable on demand.

         Borrower agrees to deliver to Secured Party within 30 days after the end of each quarter and within 45 days after the end of each fiscal year unaudited consolidated financial statements of the Borrower. Secured Party agrees to treat such financial statements as strictly confidential.

         Borrower agrees, upon written request of Secured Party, to furnish Security Party with copies of certificates of insurance with respect to such insurance as Borrower may maintain on the Collateral.

6.       EVENTS OF DEFAULT

         The occurrence of any one or more of the following events shall constitute an "Event of Default" hereunder:

         a. Default in the payment of any principal, interest or other charges with respect to any of the Obligations as and when due;

         b. Default in the observance or performance of any covenant or agreement of Borrower set forth in the Note or any of the Collateral Documents, including the Asset Purchase Agreement or in any agreement, note, or instrument heretofore, now or hereafter executed by Borrower in favor of Secured Party and such default is not cured within 30 days after notice thereof is given to Borrower by Secured Party; or

         c.       Borrower's  insolvency,   business  failure,  dissolution,  or
                  assignment for the benefit of creditors, the filing by Borrower of any petition in bankruptcy or for reorganization for receivership or to effect a plan or arrangement with creditors, or any such filing is made against Borrower and is not vacated within forty-five (45) days of commencement.

7.       ACCELERATION

         If any Event of Default shall occur, then or at any time thereafter while such Event of Default shall continue, Secured Party by notice to Borrower, may declare all Obligations to be immediately due and payable, without protest, presentment or further notice, all of which are expressly waived by Borrower. If such an Event of Default shall occur, Secured Party also may exercise any rights granted in the Note or the Security Agreement.

8.       RIGHTS AND REMEDIES

         Upon the occurrence of an Event of Default, the Security Party shall have all rights and remedies of a secured party under the Virginia Uniform Commercial Code.

9.       GENERAL PROVISIONS

         a.       The failure of Secured Party at any time or times hereafter to
                  require   strict  performance  by  Borrower  of  any  of  the
                  provisions, warranties, terms and conditions contained in the Note, this Agreement, the Security Agreement or in any other agreement, guaranty, note, instrument or document now or at any time or times hereafter executed by Borrower and delivered to Secured Party shall not waive, affect or diminish any right of Secured Party at any time or times thereafter to demand strict performance thereof; and, no rights of Secured Party hereunder shall be deemed to have been waived by any act or knowledge of Secured Party, its agents, officers or employees, unless such waiver is contained in an instrument in writing signed by an officer of Secured Party and directed to Borrower specifying such waiver. No waiver by Secured Party of any of its rights shall operate as a waiver of any other of its rights or any of its rights on a future occasion.

         b. Any demand or notice required or permitted to be given hereunder shall be deemed delivered when deposited in certified or registered United States Mail, postage prepaid, to the other party at its address first set forth above, or at such other address as the other party may direct from time to time in writing.

         c. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law; should any portion of this Agreement be declared invalid for any reason in any jurisdiction, such declaration shall have no effect upon the remaining portions of this Agreement. Furthermore, the entirety of this Agreement shall continue in full force and effect in all other jurisdictions and said remaining portions of this Agreement shall continue in full force and effect in the subject jurisdiction as if this Agreement had been executed with the invalid portions thereof deleted.

         d. The provisions of this Agreement shall be binding upon and shall inure to the benefit of the heirs, administrators, successors and assigns of Secured Party and Borrower; provided, however, Borrower may not assign any of its rights or delegate any of its obligations hereunder without the prior written consent of Secured Party.

         e. If at any time or times hereafter, Secured Party shall employ counsel in connection with the execution and consummation of
                  the   transactions  contemplated  by  this  Agreement  or  to
                  commence, defend or intervene, file a petition, complaint, answer, motion or other pleading, or to take any action in or with respect to any suit or proceeding (bankruptcy or otherwise) relating to this Agreement, the Collateral or any other agreement, guaranty, note, instrument or document heretofore, now or at any time or times hereafter executed by Borrower and delivered to Secured Party, or to protect collect, lease, sell, take possession of or liquidate any of the Collateral, or to attempt to enforce any security interest in any of the Collateral, or to enforce any rights of Secured Party hereunder whether before or after the occurrence of any Event of Default, or to collect any of the Obligations, then in any of such events, all of the reasonable attorneys' fees arising from such services, and any expenses, costs and charges relating thereto, shall be part of the Obligations, payable on demand and secured by the Collateral, including fees and costs relating to the filing of financing statements
                  to  the  extent  such  filings  are  reasonably  required   in
                  connection with this Agreement.

         f. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.

         g. Each reference herein to Secured Party shall be deemed to include its successors and assigns, and each reference to Borrower and any pronouns referring thereto as used herein shall be construed in the masculine, feminine, neuter, singular or plural, as the context may require, and shall be deemed to include the legal representatives, successors and assigns of Borrower, all of whom shall be bound by the provisions hereof. Headings are used for convenience of reference only and shall not be used to interpret, define or limit the provisions hereof.

         h. Time is of the essence in this Agreement. Borrower shall at all times promptly pay and perform all Obligations.

10.      GOVERNING LAW; JURISDICTION AND VENUE

         THIS  SECURITY   AGREEMENT  SHALL  BE  GOVERNED  BY  AND  CONSTRUED  IN
         ACCORDANCE WITH THE LAWS OF THE STATE IN WHICH THE COLLATERAL IS LOCATED. IN ANY LITIGATION IN CONNECTION WITH OR TO ENFORCE THIS SECURITY AGREEMENT, BORROWER HEREBY IRREVOCABLY CONSENTS AND CONFERS PERSONAL JURISDICTION ON THE STATE COURTS OF THE COUNTY IN WHICH THE COLLATERAL IS LOCATED, OR ON THE UNITED STATES DISTRICT COURT OR THE UNITED STATES BANKRUPTCY COURT FOR THE DISTRICT IN WHICH THE COLLATERAL IS LOCATED. BORROWER EXPRESSLY WAIVES ANY OBJECTIONS AS TO VENUE IN ANY SUCH COURTS AND AGREES

         THAT SERVICE OR PROCESS MAY BE MADE ON BORROWER BY MAILING A COPY OF THE SUMMONS AND COMPLAINT BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO BORROWER'S ADDRESS. NOTHING CONTAINED HEREIN SHALL, HOWEVER, PREVENT SECURED PARTY FROM BRINGING ANY ACTION OR EXERCISING ANY RIGHTS WITHIN ANY OTHER STATE OR JURISDICTION OR FROM OBTAINING PERSONAL JURISDICTION BY ANY OTHER MEANS AVAILABLE BY APPLICABLE LAW.

         ALL WAIVERS SET FORTH IN THIS SECURITY AGREEMENT ARE MATERIAL INDUCEMENTS FOR SECURED PARTY TO ACCEPT THIS SECURITY
         AGREEMENT.

                                      (End)

         IN WITNESS WHEREOF, the undersigned have caused this Security Agreement to be executed effective as of the date first written above.



BORROWER:                               ATTEST:

STAR MOUNTAIN, INC.

         \Timothy Schimkus\                      \Irene M. Byrne\
By:      ____________________________   By:      _____________________________
         Timothy Schimkus                        Irene M. Byrne
         Treasurer                               Secretary

SECURED PARTY:                          ATTEST:

ESSEX CORPORATION

         \Harry Letaw, Jr.\                      \Kimberly DeChello\
By:      ____________________________   By:      _____________________________
         Harry Letaw, Jr.                        Kimberly DeChello
         Chief Executive Officer                 Assistant Secretary

                                    EXHIBIT G

                                     FORM OF

                             SUBORDINATION AGREEMENT


(The Registrant hereby agrees to furnish supplementally to the Securities and Exchange Commission or other party upon request a paper copy of Exhibit G.)

                                    EXHIBIT H

                       CERTIFICATION OF NON-FOREIGN STATUS


         Section 1445 of the Internal Revenue Code of 1986 provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by ESSEX CORPORATION, a Virginia corporation (the "Transferor"), the undersigned hereby certifies to transferee, STAR MOUNTAIN, INC., a Virginia corporation, as follows:

         1. Transferor is not a nonresident alien individual, foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

         2.       Transferor's U.S. tax identification number is 54-0846569; and

         3.       Transferor's address is

                           Essex Corporation.
                           9150 Guilford Road
                          Columbia, Maryland 21046-1891

         Transferor understands that this certification may be disclosed to the Internal Revenue Service by Star Mountain, Inc. and that any false statement contained herein could be punished by fine, imprisonment, or both.

                                      (End)

         Under penalties of perjury, I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct, and complete.



Date: 16th day of October, 1997        ESSEX CORPORATION
                                       TRANSFEROR

                                       \Harry Letaw, Jr.\
                                   By: ____________________________
                                       Harry Letaw, Jr.
                                       Chief Executive Officer

                                                      ASSET PURCHASE AGREEMENT
                                                                 16 OCTOBER 1997
                                 SCHEDULE 1.1.2

                                 EXCLUDED ASSETS


         1.       Licenses and software known as Deltek.

         2.       Licenses and software known as Novell.

         3. List of Contracts and related receivables and proceeds therefrom per attached as "Contracts Listing - Assets Not Transferred".

         4.       Cash on hand.

         5. Pre-paid equipment repairs for printers and broken equipment shipped by UPS.

SYSTEMS EFFECTIVENESS DIVISION                                       06-Oct-97
CONTRACT LISTING - ASSETS NOT TRANSFERRED


DELTEK    CONTRACT
NO.       NO.                             CUSTOMER
--------------------------------------------------------------------------------
1015   PO 440191                          VAIL/NAVSEA
1023   PO 440351                          VAIL/NAVSEA
1024   PO 440371                          VAIL/NAVSEA
1025   N00024-89-4015                     VAIL/NAVSEA
1032   A1009-007/50696-A                  VAIL/NAVSEA
1035   16R01-SC-064-50939                 RSG/NAVSEA
1036   N00102-91-C-0460                   SUBMEPP/PORTSMOUTH NAVAL SHIPPING
1038   CIT#ETH-100-02                     CTI/SMMSO
1039   CIT#ETH-100-02                     CTI/SMMSO
1040   N00102-91-C-0460                   SUBMEPP/PORTSMOUTH NAVAL SHIPPING
1880   N00024-86-C-2135                   SMMSO/BRIDGE FY 87
2251   1703C2383                          ADTECH/OTEA
2255   DTFH61-89-C-00096                  FEDERAL HIGHWAY ADMINISTRATION
2270   00794-002                          PRC/AFOTEC
2272   DA005-90-D-0023                    US ARMY AVIATION/HFE
2280   DAAL03-86-D-0001                   NTSC VIA BATTELLE
2281   00639-SC-002                       PRC INC
2309   LTR 17JAN92 (DTFJ61-90-C-0071)     TRI/FHWA
2312   OPM 91-2975                        PMO/HDL
2314   16R01-SC-064/5E168                 RSG
2318   N00102-91-C-0460                   SUBMEPP/PORTSMOUTH NAVAL SHIPPING
2319   15-930053-78                       SAIC/ARMY
2322   91-SC-181/ETH-300                  CTI
2325   PO SNC196-064                      GENERAL DYNAMICS
2339   N62269-93-C-0217                   NAVAL AIR WARFARE
2342   N00019-92-C-0157                   NAVAIR WASHINGTON
2343   N00102-91-C-0460                   SUBMEPP/PORTSMOUTH NAVAL SHIPPING
2350   F41624-93-C-3003                   BROOKS AFB, TEXAS
2355   91-SC-181/ETH-300                  CTI
2356   PO SNC196-064                      GENERAL DYNAMICS
2357   T8200-3-3531/01-XS                 TRANSPORT CANADA
2358   16R01-SC-064/TI4GO                 RSG/NAVSEA (SPCC)
2360   TCN/94004-DOO 1086                 BATELLE
2363   16R01-SC-064/TI4GO                 RSG/SMMSO
2365   NAS9-19107                         NASA
2366   NAS9-19106                         NASA, HOUSTON, TX
2368   N00102-91-C-0460                   SUBMEPP/PORTSMOUTH NAVAL SHIPPING
2369   N39998-94-C-2241                   OFFICE OF SPECIAL TECHNOLOGY
2370   16R01-SC-064/TI4GO                 RSG/US COAST GUARD

SYSTEMS EFFECTIVENESS DIVISION                                       06-Oct-97
CONTRACT LISTING - ASSETS NOT TRANSFERRED


DELTEK    CONTRACT
NO.       NO.                             CUSTOMER
--------------------------------------------------------------------------------
2371   16R01-SC-064/TI4GO                 RSG/NAVSEA
2374   16R01-SC-064/TI4GO                 RSG/NAVSEA
2378   PO SNC196-064                      GENERAL DYNAMICS
2379   16R01-SC-064/TI4GO                 RSG/NAVSEA
2400   N39998-95-C-5334                   OFFICE OF SPECIAL TECHNOLOGY
2412   DAAB12-96-C-0012                   FT BELVOIR
2414   N00014-96-C-0308                   OFFICE OF NAVAL RESEARCH
2415   N00014-96-C-0309                   OFFICE OF NAVAL RESEARCH
2416   PO 12552                           CAMBER CORPORATION
2417   DAAB07-97-C-0011                   TACOM
2419   DAAB07-97-P-6012                   USA CECOM ACQ CENTER
2422   DAAB07-97-V-6022                   CECOM/FT BELVOIR
2423   DAAB07-97-V-6022                   CECOM/FT BELVOIR
2425   DAAB07-97-D-6083                   CECOM/FT BELVOIR
2906   OPM-97-0075                        PMO JOINT VENTURE
3130   N00024-88-C-2122                   NAVSEA/SMMSCO
3500   HJF-91-SC-003                      HJF/DOE OFFICE
3501   HJF-91-SC-003                      HJF/DOE OFFICE
4801   89TSGSB50-02                       TSG/NAVAIR
4802   89TSGSB50-02                       TSG/NAVAIR
4803   89TSGSB50-02                       TSG/NAVAIR
4804   89TSGSB50-02                       TSG/NAVAIR
4805   89TSGSB50-02                       TSG/NAVAIR
4806   89TSGSB50-02                       TSG/NAVAIR
4807   89TSGSB50-02                       TSG/NAVAIR
5216   N62269-88-D-0109                   NADC
5221   N62269-88-D-0109                   NADC
5222   N62269-88-D-0109                   NADC
5223   N62269-88-D-0109                   NADC

                                                       ASSET PURCHASE AGREEMENT
                                                                 16 OCTOBER 1997

                                  SCHEDULE 1.2

                            ESCROW DRAWDOWN SCHEDULE


         1. Contract No. DAAD05-93-D-7022, dated April 1, 1993, issued by the Directorate of Contracting, USAAPGSA, Ryan Building, APG,
                  Maryland   21005-5001,  to Essex Corporation,  1430 Springhill
                  Road, Suite 510, McLean, Virginia 22102.

                  Value Assigned: If novated: $75,000
                                  If not novated and not deemed
                                novated: $56,250

         2. Contract No. DAAB07-97-C-6013, dated March 14, 1997, issued by USA CECOM ACQ CTR, Washington OPS Office, 2461 Eisenhower Avenue (AMSEL-AC-WB- B), Alexandria, Virginia 22331-0700, to Essex Corporation, 1430 Springhill Road, Suite 510, McLean, Virginia 22102.

                  Value Assigned: $55,000

         3. Subcontract No. 116054-24195, dated February 11, 1997, issued by Fibertek, Inc. ESS, 510 Herndon Parkway, Herndon, Virginia 22070, to Essex Corporation, Systems Effectiveness Division, 1430 Springhill Road, Suite 510, McLean, Virginia 22102 together with 2 delivery orders related thereto [novation or deemed novation to occur once subcontract and both delivery orders are novated or deemed novated].

                  Value Assigned: $55,000

         4. Contract No. NAS9-97022, dated December 2, 1996, issued by NASA Johnson Space Center, S&LS Acquisition Management, 2101 NASA Road 1, Houston, Texas 77058-3698, to Essex Corporation, 1430 Springhill Road, Suite 510, McLean, Virginia 22102.

                  Value Assigned: If novated: $50,000
                                  If not novated and not deemed
                                novated: $37,500

                                                       ASSET PURCHASE AGREEMENT
                                                                 16 OCTOBER 1997

         5. Contract No. DE-AC04-93AL91124, dated September 15, 1993, issued by the Department of Energy, Albuquerque Operations Office, P.O. Box 5400, Albuquerque, New Mexico 87185-5400, to Essex Corporation, 1430 Springhill Road, Suite 510, McLean, Virginia, 22102.

                  Value Assigned: If novated: $350,000
                                  If not novated and not deemed
                                novated: $262,500

         6. Contract No. - Grant No. 1 R43 AA11608-01 dated September 22, 1997 issued by National Institutes of Health, 6000 Executive Blvd., Rockville, MD 20892-7003 to Essex Corporation, 1040 Woodcock Road, Suite 227, Orlando, FL 32803.

                  Value Assigned: $10,000.

         7. Contract No. - Grant No. 1 R43 AG14316-01 dated September 30, 1997 issued by National Institutes of Health, 6000 Executive Blvd., Rockville, MD 20892-7003 to Essex Corporation, 1040 Woodcock Road, Suite 227, Orlando, FL 32803.

                  Value Assigned: $10,000.

         8. Contract No. USZA92-97-C-0055 dated September 16, 1997 issued by the HQ, US Army Special Operations Command, Ft. Bragg, NC 28307-5200 to Essex Corporation, 1430 Springhill Road, Suite 510, McLean, VA 22102.

                  Value Assigned: $10,000.

         9. Contract No. N39998-97-M-5542 dated September 10, 1997 issued by Dept. Of Defense, Office of Special Technology, 10530 Riverview Road, Building 3, Ft. Washington, MD 20744 to Essex Corporation,1430 Springhill Road, Suite 510, McLean, VA 22102.

                  Value Assigned: $10,000.

                                                       ASSET PURCHASE AGREEMENT
                                                                 16 OCTOBER 1997

                                  SCHEDULE 1.3

                               ASSUMED LIABILITIES

1.       CONTRACTS

         1.1 Contract No. DAAD05-93-D-7022, dated April 1, 1993, issued by the Directorate of Contracting, USAAPGSA, Ryan Building, APG, Maryland 21005-5001, to Essex Corporation, 1430 Springhill Road, Suite 510, McLean, Virginia 22102.

         1.2 Contract No. DAAB07-97-C-6013, dated March 14, 1997, issued by USA CECOM ACQ CTR, Washington OPS Office, 2461 Eisenhower Avenue (AMSEL-AC-WB- B), Alexandria, Virginia 22331-0700, to Essex Corporation, 1430 Springhill Road, Suite 510, McLean, Virginia 22102.

         1.3 Subcontract No. 116054-24195, dated February 11, 1997, issued by Fibertek, Inc. ESS, 510 Herndon Parkway, Herndon, Virginia 22070, to Essex Corporation, Systems Effectiveness Division, 1430 Springhill Road, Suite 510, McLean, Virginia 22102 (attached) -- including Delivery Order DAAB07-96-D-H753.

         1.4 Contract No. NAS9-97022, dated December 2, 1996, issued by NASA Johnson Space Center, S&LS Acquisition Management, 2101 NASA Road 1, Houston, Texas 77058-3698, to Essex Corporation, 1430 Springhill Road, Suite 510, McLean, Virginia 22102.

         1.5 Contract No. DE-AC04-93AL91124, dated September 15, 1993, issued by the Department of Energy, Albuquerque Operations Office, P.O. Box 5400, Albuquerque, New Mexico 87185-5400, to Essex Corporation, 1430 Springhill Road, Suite 510, McLean, Virginia 22102.

         1.6 Grant No. 1 R43 AA11608-01 dated September 22, 1997 issued by National Institutes of Health, 6000 Executive Blvd., Rockville, MD 20892-7003 to Essex Corporation, 1040 Woodcock Road, Suite 227, Orlando, FL 32803.

         1.7 Grant No. 1 R43 AG14316-01 dated September 30, 1997 issued by National Institutes of Health, 6000 Executive Blvd., Rockville, MD 20892-7003 to Essex Corporation, 1040 Woodcock Road, Suite 227, Orlando, FL 32803.

         1.8 Contract No. USZA92-97-C-0055 dated September 16, 1997 issued by the HQ, US Army Special Operations Command, Ft. Bragg, NC 28307-5200 to Essex Corporation, 1430 Springhill Road, Suite 510, McLean, VA 22102.

                                                       ASSET PURCHASE AGREEMENT
                                                                 16 OCTOBER 1997


         1.9      Contract No. N39998-97-M-5542 dated September 10, 1997 issued
                  by Dept.   Of  Defense,  Office  of Special Technology, 10530
                  Riverview Road, Building 3, Ft. Washington, MD 20744 to Essex Corporation, 1430 Springhill Road, Suite 510,McLean, VA 22102.

         1.10 Agreement for Consulting Services, dated June 7, 1993, between Edward H.Frederick, Jr., and Essex Corporation.

         1.11 Agreement for Consulting Services, dated March 11, 1997, between Stephen A. Povah and Essex Corporation.

         1.12 Subcontract No. 2418A, dated December 16, 1996, between the University of Central Florida and Essex Corporation.

         1.13 Subcontract No. 2420-01, dated March 21, 1997, between James Madison University and Essex Corporation.

         1.14 Subcontract No. 2418B, dated December 16, 1996, between Jones and Jones Research Associates and Essex Corporation.

2.       FACILITY LEASES

         2.1 Lease, dated October 1, 1986, between Freida V. Bruer and Essex Corporation, a Virginia corporation, for one 14' x 70' mobile office unit.

         2.2 Lease, dated December 8, 1994, between TDP Corporation, a Virginia corporation, and Essex Corporation, a Virginia corporation, for the premises identified as Suite 510 of the building located at 1430 Springhill Road, McLean Virginia, commonly known as Tysons Dulles Plaza II.

         2.3 Lease, dated April 1, 1997, between Koger Equity, Inc., a Florida corporation, and Essex Corporation, a Virginia corporation, for the premises identified as Suite 227 of the building located at 1040 Woodcock Road, Orlando Florida, commonly known as Palmetto.

3.       CAPITAL EQUIPMENT LEASES

         3.1 Equipment Lease Agreement No. 493167, dated October 12, 1995, between AT&T Capital Leasing Services and Essex Corporation.*

                                                       ASSET PURCHASE AGREEMENT
                                                                 16 OCTOBER 1997


         3.2 Lease No. 118147001, dated October 10, 1995, between Potomac Funding & Leasing Association and Essex Corporation.*

         3.3 Equipment Lease dated October 26, 1995, between Copelco Capital, Inc., P.O. Box 728, Park Ridge, NJ 07656-0728 and Essex Corporation (Minolta copier rental).

         3.4      Equipment  Lease dated December 12, 1996,  between AT&T Credit
                  Corp.,   P.O.  Box  849,   Parsippany,   NJ  07054  and  Essex
                  Corporation (telephone system lease).

         3.5 Equipment Lease between Minolta Leasing Services (Chemical Leasing), P.O. Box 105819, Atlanta, GA 30348-5819 and Essex Corporation (Orlando copier lease).

         3.6 Equipment Lease dated December 9, 1996, between Nissan Motor Acceptance Corp., P.O. Box 105810, Atlanta, GA 30348-5810 and Essex Corporation (truck lease).

         3.7      Equipment  Lease between  Pitney Bowes,  8875 Dex Ellis Trail,
                  #501,  Jacksonville,   FL  32256-1221  and  Essex  Corporation
                  (postage meter rental, model 0015743, serial no. 0001632762).

         * The parties acknowledge that those certain capital equipment leases numbered 3.1 and 3.2 are in the process of being assigned and that the Seller, with the cooperation of the Buyer, will use its best efforts to effect such assignment as soon as possible (the Buyer being entitled to the use of the subject equipment until and after the effective date of such assignments).

4.       ACCRUED VACATION, LEASE MAINTENANCE AGREEMENTS AND ACCOUNTS PAYABLE

         4.1      Accrued Vacation

                  Accrued vacation not to exceed $66,825.

         4.2 Accounts payable which relate directly to the Business in a total amount not to exceed $152,170.

         4.3      Additional Materials and Miscellaneous Overhead/Indirect Items

                  4.3.1      All of the items listed in the  Sections  4.3.2 and
                             4.3.3 are to be assumed by the Buyer only to the extent same were properly incurred with reference to, and are recoverable by the Buyer under, one of the contracts listed in Section 1 to this Schedule 1.3, the assumption by the Buyer to be effective

                                                       ASSET PURCHASE AGREEMENT
                                                                 16 OCTOBER 1997

                             only when and if the contract with respect to which the amount is so incurred (and under which it is so recoverable) has been novated or fully subcontracted in the name of the Buyer in accordance with Section 1.1.4 of this Agreement.

                  4.3.2 Additional materials (direct costs), in an amount not to exceed $150,000, and travel (direct costs), in an amount not to exceed $25,000, to the extent any of the foregoing were properly incurred by the Seller pursuant to one or more of the government contracts being assigned/novated to the Buyer under this Asset Purchase Agreement.

                  4.3.3 Miscellaneous overhead/indirect items for which no invoice(s) have been received will be allocated to each of the Seller and Buyer on a pro rata basis according to which party benefitted; provided, however, that in no event shall Seller's liability exceed $25,000 for the foregoing miscellaneous overhead/indirect expenses, to the extent any of the foregoing were properly incurred by the Seller pursuant to one or more of the government contracts being assigned/novated to the Buyer under this Asset Purchase Agreement.

5.       LEASE MAINTENANCE AGREEMENTS

         5.1 Maintenance Agreement dated March 31, 1997, between Avid Technology, Inc., P.O. Box 3197, Boston, MA 02241-3197 and Essex Corporation (video lab maintenance).

         5.2 Maintenance Agreement dated October 26, 1995, between Gold Office Products, 14620 Rothgeb Drive, Rockville, MD 20850 and Essex Corporation (Minolta copier maintenance agreement).

         5.3 Maintenance Agreement dated December 12, 1996, between AT&T, 5450 N.W. 33rd Avenue, Suite 106, Ft. Lauderdale, FL 33309 and Essex Corporation (post warranty maintenance).

         5.4 Maintenance Agreement 5320-3128468, dated January 14, 1997, between Copytronics, Inc., P.O. Box 5489, Jacksonville, FL 32247 and Essex Corporation (Minolta copier 5320, serial no. 3128468, maintenance and extra copier).

                                                      ASSET PURCHASE AGREEMENT
                                                                 16 OCTOBER 1997

                                  SCHEDULE 1.4

                          ALLOCATION OF PURCHASE PRICE

                     FORM 8594 - ASSET ACQUISITION STATEMENT
                               UNDER SECTION 1060

PART II ASSETS TRANSFERRED - To be completed by all filers of an original statement

4. Assets         Aggregate Fair Market Value (Actual Amount for Class I)
---------         -------------------------------------------------------
Class I           $           0.00

Class II          $           0.00

Class III         $     547,381.17

Class IV          $     927,618.83

Total             $   1,475,000.00


                                                     ASSET PURCHASE AGREEMENT
                                                              16 OCTOBER 1997

                                  SCHEDULE 2.3

                             EXCEPTIONS TO VALIDITY


                                      None.

                                                      ASSET PURCHASE AGREEMENT
                                                               16 OCTOBER 1997
                                  SCHEDULE 2.5

                                FINANCIAL REPORTS


         1. Form 10-KSB (U.S. Securities & Exchange Commission) for fiscal year ended December 29, 1996.

         2. Form 10-QSB (U.S. Securities & Exchange Commission) for quarterly period ending March 30, 1997.

         3. Form 10-QSB (U.S. Securities & Exchange Commission) for quarterly period ending June 29, 1997.

                                                      ASSET PURCHASE AGREEMENT
                                                               16 OCTOBER 1997

                                  SCHEDULE 2.8

           POWERS OF ATTORNEY; LIMITATIONS ON COMPETITION; GUARANTEES


                                      None.

                                                      ASSET PURCHASE AGREEMENT
                                                               16 OCTOBER 1997

                                  SCHEDULE 2.9

                              SIGNIFICANT CUSTOMERS


                  SYSTEMS EFFECTIVENESS DIVISION CUSTOMER LIST


                                         YR END 1996

CUSTOMER                           REVENUE             %
-----------------            -----------------    --------
DOE                            $2,503,451.55        48.50
FT. BELVOIR                      $767,906.42        14.88
NASA                             $532,171.72        10.31
FT. RUCKER                       $361,965.34         7.01
FHWA                             $301,529.69         5.84
NSF                              $234,001.23         4.53

To the best of Essex's knowledge, the following information relates to potential future customer actions regarding current or future business.

1. DOE Letter dated August 29, 1997 from Mr. M. Frietze, Chief, AL Support Branch to Mr.E. Edwards, Essex.

2. DOE Memorandum dated June 24, 1997 from Mr. D. To, Contracting Officer Representative to Mr. E. Edwards, Essex.

3. Essex letter dated June 26, 1997 from Mr. E. Edwards, Essex to Mr. D. To, DOE COR.

4. Secretary of Energy Pena's "Worst Case Scenario Budget Exercise" dated July 31, 1997 (4 pages).

5.       Orlando  operation  dependent upon Small Business  Innovative  Research
         (SBIR) contracts which are restricted for award to entities in various ways (number of employees, annual revenues).

                                                      ASSET PURCHASE AGREEMENT
                                                               16 OCTOBER 1997

                                  SCHEDULE 2.10

                             GOVERNMENTAL APPROVALS


1.       GOVERNMENTAL APPROVALS

         1.1 Contract No. DAAD05-93-D-7022, dated April 1, 1993, issued by the Directorate of Contracting, USAAPGSA, Ryan Building, APG, Maryland 21005-5001, to Essex Corporation, 1430 Springhill Road, Suite 510, McLean, Virginia 22102.

         1.2 Contract No. DAAB07-97-C-6013, dated March 14, 1997, issued by USA CECOM ACQ CTR, Washington OPS Office, 2461 Eisenhower Avenue (AMSEL-AC-WB- B), Alexandria, Virginia 22331-0700, to Essex Corporation, 1430 Springhill Road, Suite 510, McLean, Virginia 22102.

         1.3 Subcontract No. 116054-24195, dated February 11, 1997, issued by Fibertek, Inc. ESS, 510 Herndon Parkway, Herndon, Virginia 22070, to Essex Corporation, Systems Effectiveness Division, 1430 Springhill Road, Suite 510, McLean, Virginia 22102 including delivery order DAAB07-96-D-H753.

         1.4 Contract No. NAS9-97022, dated December 2, 1996, issued by NASA Johnson Space Center, S&LS Acquisition Management, 2101 NASA Road 1, Houston, Texas 77058-3698, to Essex Corporation, 1430 Springhill Road, Suite 510, McLean, Virginia 22102.

         1.5 Contract No. DE-AC04-93AL91124, dated September 15, 1993, issued by the Department of Energy, Albuquerque Operations Office, P. O. Box 5400, Albuquerque, New Mexico 87185-5400, to Essex Corporation, 1430 Springhill Road, Suite 510, McLean, Virginia 22102.

         1.6 Contract - Grant No. 1 R43 AA11608-01 dated September 22, 1997 issued by National Institutes of Health, 6000 Executive Blvd., Rockville, MD 20892-7003 to Essex Corporation, 1040 Woodcock Road, Suite 227, Orlando, FL 32803.

         1.7 Contract No. USZA92-97-C-0055 dated September 16, 1997 issued by the HQ, US Army Special Operations Command, Ft. Bragg, NC 28307-5200 to Essex Corporation, 1430 Springhill Road, Suite 510, McLean, VA 22102.

                                                      ASSET PURCHASE AGREEMENT
                                                               16 OCTOBER 1997

         1.8 Contract No. N39998-97-M-5542 dated September 10, 1997 issued by Dept. Of Defense, Office of Special Technology, 10530 Riverview Road, Building 3, Ft.Washington, MD 20744 to Essex Corporation, 1430 Springhill Road, Suite 510,McLean, VA 22102.

         1.9 Contract - Grant No. 1 R43 AG14316-01 dated September 30, 1997 issued by National Institutes of Health, 6000 Executive Blvd., Rockville, MD 20892-7003 to Essex Corporation, 1040 Woodcock Road, Suite 227, Orlando, FL 32803.

2.       FILINGS WITH GOVERNMENTAL AGENCIES

         2.1 Amendment to UCC financing statements in Alabama, and Virginia to release certain collateral covered thereby pursuant to a Security Agreement, dated December 29, 1995, between Essex Corporation and a consortium of debenture holders under a 10% Convertible Collateralized Due 2000 Debentures, dated December 29, 1995.

                                                      ASSET PURCHASE AGREEMENT
                                                               16 OCTOBER 1997

                                  SCHEDULE 2.11

                                 ADVERSE CHANGES


          None, except for borrowings in normal course of business under line of credit from Signet Bank.

                                                      ASSET PURCHASE AGREEMENT
                                                               16 OCTOBER 1997

                                  SCHEDULE 2.13

                            NON-COMPLIANCE WITH LAWS


                                      None.

                                                      ASSET PURCHASE AGREEMENT
                                                               16 OCTOBER 1997

                                  SCHEDULE 2.14

                                EMPLOYEE BENEFITS


      As listed in Essex Corporation Employee Benefits Program and Flexible
                       Benefits Plan - Plan Year 1997/98

                                                      ASSET PURCHASE AGREEMENT
                                                               16 OCTOBER 1997

                                  SCHEDULE 2.16

                                    INSURANCE



     LOCATION    COVERAGE        LIMITS
--------------------------------------------------------------------------------
1.   ALL         general         $1 million per occurrence combined single limit
                 liability       $2 million per location aggregate
                                 $2 million per location products/completed ops aggregate based on $183,000 VA payroll- 47366, 30 NM students- 47474, $36,000 FL payroll and
                                 $60,000 AL payroll

2.   VA          property        $228,000 contents, $125,000 valuable papers

3.   NM          property        nil

4.   FL          property        $8,000 contents, $25,000 valuable papers

5.   AL          property        $15,000 trailers, $25,000 valuable papers

6.   VA          workers         100/500/100 emp liability based on $183,000
                 compensation    payroll- 8810

7.   NM          workers         100/500/100 emp liability based on $263,500
                 compensation    payroll- 8868, $48,500- 8742, $20,000- 3574,
                                 $11,500- 9014

8.   FL          workers         100/500/100 emp liability based on $36,000
                 compensation    payroll- 8810

9.   AL          workers         100/500/100 emp liability based on $60,000
                 compensation    payroll- 8810

10.  ALL         umbrella        $4 million per occurrence combined single limit
                                 $4 million per location aggregate
                                 $4 million per location products/completed ops aggregate

                                                      ASSET PURCHASE AGREEMENT
                                                               16 OCTOBER 1997

                                  SCHEDULE 2.17

                                    CONTRACTS


1. Contract No. DAAD05-93-D-7022, dated April 1, 1993, issued by the Directorate of Contracting, USAAPGSA, Ryan Building, APG, Maryland
         21005-5001, to Essex Corporation, 1430 Springhill Road, Suite 510, McLean, Virginia 22102.

2. Contract No. DAAB07-97-C-6013, dated March 14, 1997, issued by USA CECOM ACQ CTR, Washington OPS Office, 2461 Eisenhower Avenue (AMSEL-AC-WB-B), Alexandria, Virginia 22331-0700, to Essex Corporation, 1430 Springhill Road, Suite 510, McLean, Virginia 22102.

3. Subcontract No. 116054-24195, dated February 11, 1997, issued by Fibertek, Inc. ESS, 510 Herndon Parkway, Herndon, Virginia 22070, to Essex Corporation, Systems Effectiveness Division, 1430 Springhill
         Road, Suite 510, McLean, Virginia 22102 including Delivery Order DAAB07-96-D-H753.

4. Contract No. NAS9-97022, dated December 2, 1996, issued by NASA Johnson Space Center, S&LS Acquisition Management, 2101 NASA Road 1, Houston, Texas 77058-3698, to Essex Corporation, 1430 Springhill Road, Suite 510, McLean, Virginia 22102.

5. Contract No. DE-AC04-93AL91124, dated September 15, 1993, issued by the Department of Energy, Albuquerque Operations Office, P.O. Box 5400, Albuquerque, New Mexico 87185-5400, to Essex Corporation, 1430 Springhill Road, Suite 510, McLean, Virginia 22102.

6. Contract - Grant No. 1 R43 AA11608-01 dated September 22, 1997 issued by National Institutes of Health, 6000 Executive Blvd., Rockville, MD 20892-7003 to Essex Corporation, 1040 Woodcock Road, Suite 227, Orlando, FL 32803.

7. Contract No. USZA92-97-C-0055 dated September 16, 1997 issued by the HQ, US Army Special Operations Command, Ft. Bragg, NC 28307-5200 to Essex Corporation, 1430 Springhill Road, Suite 510, McLean, VA 22102.

8. Contract No. N39998-97-M-5542 dated September 10, 1997 issued by Dept. Of Defense, Office of Special Technology, 10530 Riverview Road,
         Building 3, Ft. Washington, MD 20744 to Essex Corporation, 1430 Springhill Road, Suite 510, McLean, VA 22102.

                                                      ASSET PURCHASE AGREEMENT
                                                               16 OCTOBER 1997

9. Contract - Grant No. 1 R43 AG14316-01 dated September 30, 1997 issued by National Institutes of Health, 6000 Executive Blvd., Rockville, MD 20892-7003 to Essex Corporation, 1040 Woodcock Road, Suite 227, Orlando, FL 32803.

10.      Agreement  for Consulting Services, dated June 7, 1993,  between Edward
         H. Frederick, Jr.,and Essex Corporation.

11. Agreement for Consulting Services, dated March 11, 1997, between Stephen A. Povah and Essex Corporation.

12. Subcontract No. 2418A, dated December 16, 1996, between the University of Central Florida and Essex Corporation.

13. Subcontract No. 2420-01, dated March 21, 1997, between James Madison University and Essex Corporation.

14. Subcontract No. 2418B, dated December 16, 1996, between Jones and Jones Research Associated and Essex Corporation

15.      All leases set forth in SCHEDULE 2.18.

16.      All capital leases set forth in SCHEDULE 1.3(3).

17.      Items 1 - 5 on SCHEDULE 2.9.

18.      All lease maintenance agreements per SCHEDULE 1.3(5).

                                                      ASSET PURCHASE AGREEMENT
                                                               16 OCTOBER 1997

                                  SCHEDULE 2.18

                                     LEASES


1. Lease, dated October 1, 1986, between Freida V. Bruer and Essex Corporation, a Virginia corporation, for one 14' x 70' mobile office unit.

2. Lease, dated December 8, 1994, between TDP Corporation, a Virginia corporation, and Essex Corporation, a Virginia corporation, for the premises identified as Suite 510 of the building located at 1430 Springhill Road, McLean Virginia, commonly known as Tysons Dulles Plaza II.

3. Lease, dated April 1, 1997, between Koger Equity, Inc., a Florida corporation, and Essex Corporation, a Virginia corporation, for the premises identified as Suite 227 of the building located at 1040 Woodcock Road, Orlando Florida, commonly known as Palmetto.

                                                      ASSET PURCHASE AGREEMENT
                                                               16 OCTOBER 1997

                                  SCHEDULE 2.19

                             INTELLECTUAL PROPERTIES

1.       LIST:

         1.1      Delta

         1.2      CDL/Passing Gear

         1.3 Information from SED SBIR's to extent not restricted by U. S. Government prior rights. Per following table:


ESSEX    SHORT TITLE/DATE/AGENCY    PRODUCT      COMMENTS
JOB NO.
2418     VE Assess Test Battery     Software     Project on-going
         12/96-12/98 (NASA)

2381     Indexing - Posture         Software     Technique for converting video
         10/94-10/96 (NSF)                       Data

2366     A Smart System (PAT)       Software     Technique for converting video
         2/94-2/96 (NASA)                        Data

2365     Performance Readiness      Software     A series of visual & cognitive
         2/94-2/96 (NASA)                        tests were computerized

2353     Temporal Factors           Software -   Visual tests were computerized
         6/93-6/95 (NSF)            Temporal
                                    Factors
                                    Battery

2350     Isoperformance             Software     Programs written to analyze
         8/93-8/95 (Brooks AFB)                  manpower data

2342     Record/Eval Sim Sick       Software     Technique for converting video
         Device - 4/93-4/95                      data
         (NAVAIR)

2339     Workload Device            Hardware &   Eye movement scoring algorithms
         4/93-4/95 (NAWC)           Software     developed

2326     Dose Equivalency           Software     for DELTA
         9/92-9/94 (NSF)

2320     Dark Focus                 Hardware -   Hand held device developed for
         9/92-9/94 (NASA)           Dark Focus   visual test
                                    Device

                                                       ASSET PURCHASE AGREEMENT
                                                                16 OCTOBER 1997

2.   EXCEPTIONS:

     2.1   Letters from various legal counsel regarding US Patent No. 5,103,408.

                                                       ASSET PURCHASE AGREEMENT
                                                                16 OCTOBER 1997

                                  SCHEDULE 2.20

                    PROPRIETARY INFORMATION OF THIRD PARTIES


                                      None.

                                                      ASSET PURCHASE AGREEMENT
                                                               16 OCTOBER 1997

                                  SCHEDULE 2.22

                                      TAXES


                                      None.

                                                      ASSET PURCHASE AGREEMENT
                                                               16 OCTOBER 1997

                                  SCHEDULE 2.23

                                   LITIGATION


                                      None.

                                                      ASSET PURCHASE AGREEMENT
                                                               16 OCTOBER 1997

                                  SCHEDULE 2.24

                              ENVIRONMENTAL PERMITS


                                      None.

                                                      ASSET PURCHASE AGREEMENT
                                                               16 OCTOBER 1997

                                  SCHEDULE 5.1

                                    CONSENTS


1.       [reserved]

2. Novation of Contract No. DAAD05-93-D-7022, dated April 1, 1993, issued by the Directorate of Contracting, USAAPGSA, Ryan Building, APG, Maryland 21005-5001, to Essex Corporation, 1430 Springhill Road, Suite 510, McLean, Virginia 22102.

3. Novation of Contract No. DAAB07-97-C-6013, dated March 14, 1997, issued by USA CECOM ACQ CTR, Washington OPS Office, 2461 Eisenhower Avenue (AMSEL-AC-WB- B), Alexandria, Virginia 22331-0700, to Essex Corporation, 1430 Springhill Road, Suite 510, McLean, Virginia 22102.

4. Novation of Subcontract No. 116054-24195, dated February 11, 1997, issued by Fibertek, Inc. ESS, 510 Herndon Parkway, Herndon, Virginia 22070, to Essex Corporation, Systems Effectiveness Division, 1430 Springhill Road, Suite 510, McLean, Virginia 22102 including Delivery Order DAAB07-96-D-H753.

5. Novation of Contract No. NAS9-97022, dated December 2, 1996, issued by NASA Johnson Space Center, S&LS Acquisition Management, 2101 NASA Road 1, Houston, Texas 77058- 3698, to Essex Corporation, 1430 Springhill Road, Suite 510, McLean, Virginia 22102.

6. Novation of Contract No. DE-AC04-93AL91124, dated September 15, 1993, issued by the Department of Energy, Albuquerque Operations Office
         P. O. Box 5400, Albuquerque, New Mexico 87185-5400, to Essex Corporation, 1430 Springhill Road, Suite 510, McLean, Virginia 22102.

7. Novation of Contract - Grant No. 1 R43 AA11608-01 dated September 22, 1997 issued by National Institutes of Health, 6000 Executive Blvd., Rockville, MD 20892-7003 to Essex Corporation, 1040 Woodcock Road, Suite 227, Orlando, FL 32803.

8. Novation of Contract No. USZA92-97-C-0055 dated September 16, 1997 issued by the HQ, US Army Special Operations Command, Ft. Bragg, NC 28307-5200 to Essex Corporation, 1430 Springhill Road, Suite 510, McLean, VA 22102.

                                                      ASSET PURCHASE AGREEMENT
                                                               16 OCTOBER 1997

9 Novation of Contract No. N39998-97-M-5542 dated September 10, 1997 issued by Dept. Of Defense, Office of Special Technology, 10530
         Riverview Road, Building 3, Ft. Washington, MD 20744 to Essex Corporation, 1430 Springhill Road, Suite 510, McLean, VA 22102.

10. Novation of Contract - Grant No. 1 R43 AG14316-01 dated September 30, 1997 issued by National Institutes of Health, 6000 Executive Blvd., Rockville, MD 20892-7003 to Essex Corporation, 1040 Woodcock Road, Suite 227, Orlando, FL 32803.

11. Assignment of Lease dated December 8, 1994, between TDP Corporation, a Virginia corporation, and Essex Corporation, a Virginia corporation, for the premises identified as Suite 510 of the building located at 1430 Springhill Road, McLean Virginia, commonly known as Tysons Dulles Plaza II.

                                                      ASSET PURCHASE AGREEMENT
                                                               16 OCTOBER 1997

                                  SCHEDULE 5.3

                                NOVATED CONTRACTS


1. Contract No. DAAD05-93-D-7022, dated April 1, 1993, issued by the Directorate of Contracting, USAAPGSA, Ryan Building, APG, Maryland
         21005-5001, to Essex Corporation, 1430 Springhill Road, Suite 510, McLean, Virginia 22102.

2. Contract No. DAAB07-97-C-6013, dated March 14, 1997, issued by USA CECOM ACQ CTR, Washington OPS Office, 2461 Eisenhower Avenue (AMSEL-AC-WB-B), Alexandria, Virginia 22331-0700, to Essex Corporation, 1430 Springhill Road, Suite 510, McLean, Virginia 22102.

3. Subcontract No. 116054-24195, dated February 11, 1997, issued by Fibertek, Inc. ESS, 510 Herndon Parkway, Herndon, Virginia 22070, to Essex Corporation, Systems Effectiveness Division, 1430 Springhill Road, Suite 510, McLean, Virginia 22102.

4. Contract No. NAS9-97022, dated December 2, 1996, issued by NASA Johnson Space Center, S&LS Acquisition Management, 2101 NASA Road 1, Houston, Texas 77058-3698, to Essex Corporation, 1430 Springhill Road, Suite 510, McLean, Virginia 22102.

5. Contract No. DE-AC04-93AL91124, dated September 15, 1993, issued by the Department of Energy, Albuquerque Operations Office, P.O. Box 5400, Albuquerque, New Mexico 87185-5400, to Essex Corporation, 1430 Springhill Road, Suite 510, McLean, Virginia 22102.

6. Novation of Contract - Grant No. 1 R43 AA11608-01 dated September 22, 1997 issued by National Institutes of Health, 6000 Executive Blvd., Rockville, MD 20892-7003 to Essex Corporation, 1040 Woodcock Road, Suite 227, Orlando, FL 32803.

7. Novation of Contract - Grant No. 1 R43 AG14316-01 dated September 30, 1997 issued by National Institutes of Health, 6000 Executive Blvd., Rockville, MD 20892-7003 to Essex Corporation, 1040 Woodcock Road, Suite 227, Orlando, FL 32803.

8. Novation of Contract No. USZA92-97-C-0055 dated September 16, 1997 issued by the HQ, US Army Special Operations Command, Ft. Bragg, NC 28307-5200 to Essex Corporation, 1430 Springhill Road Suite 510, McLean, VA 22102.

                                                      ASSET PURCHASE AGREEMENT
                                                               16 OCTOBER 1997

9. Novation of Contract No. N39998-97-M-5542 dated September 10, 1997 issued by Dept. Of Defense, Office of Special Technology, 10530 Riverview Road, Building 3, Ft. Washington, MD 20744 to Essex Corporation, 1430 Springhill Road, Suite 510, McLean, VA 22102.